Exhibit 10.1
REVOLVING CREDIT
AND
SECURITY AGREEMENT

PNC BANK, NATIONAL ASSOCIATION
(AS LENDER AND AS ADMINISTRATIVE AND COLLATERAL AGENT)
AND
WELLS FARGO BANK, NATIONAL ASSOCIATION (LENDER AND AS SYNDICATION AGENT)
AND
SUCH OTHER LENDERS WHICH ARE NOW OR HEREAFTER A PARTY HERETO
AND
PNC CAPITAL MARKETS LLC (AS SOLE LEAD ARRANGER AND SOLE BOOKRUNNER)
AND
PAC-VAN ASSET TRUST
WITH
PAC-VAN, INC., AN INDIANA CORPORATION AND SUCH OTHER BORROWERS PARTY HERETO

(AS BORROWERS)
AND
THE GUARANTORS PARTY HERETO
(AS GUARANTORS)
JULY 16, 2010

TABLE OF CONTENTS

I.	DEFINITIONS		1

	1.1.	Accounting Terms	1
	1.2.	General Terms	1
	1.3.	Uniform Commercial Code Terms	29
	1.4.	Certain Matters of Construction	29

II.	ADVANCES, PAYMENTS.		30

	2.1.	Revolving Advances	30
	2.2.	Procedure for Revolving Advances Borrowing	31
	2.3.	Disbursement of Advance Proceeds	33
	2.4.	Maximum Advances.	34
	2.5.	Repayment of Advances	34
	2.6.	Repayment of Excess Advances	34
	2.7.	Statement of Account	35
	2.8.	Letters of Credit.	35
	2.9.	Issuance of Letters of Credit	35
	2.10.	Requirements For Issuance of Letters of Credit	36
	2.11.	Disbursements, Reimbursement	36
	2.12.	Repayment of Participation Advances	38
	2.13.	Documentation	38
	2.14.	Determination to Honor Drawing Request	38
	2.15.	Nature of Participation and Reimbursement Obligations	39
	2.16.	Indemnity	40
	2.17.	Liability for Acts and Omissions	40
	2.18.	Additional Payments	42
	2.19.	Manner of Borrowing and Payment	42
	2.20.	Mandatory Prepayments	43
	2.21.	Use of Proceeds	44
	2.22.	Defaulting Lender	44
	2.23.	Swing Loans	45

III.	INTEREST AND FEES		47

	3.1.	Interest	47
	3.2.	Letter of Credit Fees	47
	3.3.	Facility Fee	48

i

	3.4.	Fee Letter	48
	3.5.	Computation of Interest and Fees	48
	3.6.	Maximum Charges	48
	3.7.	Increased Costs	49
	3.8.	Basis For Determining Interest Rate Inadequate or Unfair	49
	3.9.	Capital Adequacy	50
	3.10.	Gross Up for Taxes	50
	3.11.	Withholding Tax Exemption	51

IV.	COLLATERAL: GENERAL TERMS		52

	4.1.	Security Interest in the Collateral	52
	4.2.	Perfection of Security Interest	52
	4.3.	Disposition of Collateral	53
	4.4.	Preservation of Collateral	53
	4.5.	Ownership of Collateral	53
	4.6.	Defense of Agent's, Trust's and Lenders' Interests	54
	4.7.	Books and Records	55
	4.8.	Financial Disclosure	55
	4.9.	Compliance with Laws	55
	4.10.	Inspection of Premises; Appraisals	55
	4.11.	Insurance	56
	4.12.	Failure to Pay Insurance	57
	4.13.	Payment of Taxes	57
	4.14.	Payment of Leasehold Obligations	57
	4.15.	Receivables	57
	4.16.	Inventory	60
	4.17.	Maintenance of Equipment	60
	4.18.	Exculpation of Liability	60
	4.19.	Environmental Matters	60
	4.20.	Financing Statements	62
	4.21.	Certificates of Title	62

V.	REPRESENTATIONS AND WARRANTIES		64

	5.1.	Authority	64
	5.2.	Formation and Qualification	64
	5.3.	Survival of Representations and Warranties	65

	5.4.	Tax Returns	65
	5.5.	Financial Statements	65
	5.6.	Entity Names	66
	5.7.	O.S.H.A. and Environmental Compliance	66
	5.8.	Solvency; No Litigation, Violation, Indebtedness or Default	66
	5.9.	Patents, Trademarks, Copyrights and Licenses	68
	5.10.	Licenses and Permits	68
	5.11.	Default of Indebtedness	68
	5.12.	No Default	68
	5.13.	No Burdensome Restrictions	69
	5.14.	No Labor Disputes	69
	5.15.	Margin Regulations	69
	5.16.	Investment Company Act	69
	5.17.	Disclosure	69
	5.18.	Swaps	69
	5.19.	Conflicting Agreements	70
	5.20.	Application of Certain Laws and Regulations	70
	5.21.	Business and Property of Loan Parties	70
	5.22.	Section 20 Subsidiaries	70
	5.23.	Anti-Terrorism Laws	70
	5.24.	Trading with the Enemy	71
	5.25.	Federal Securities Laws	71
	5.26.	Titled Assets	71
	5.27.	GFC Debt Documents	72

VI.	AFFIRMATIVE COVENANTS		72

	6.1.	Payment of Fees	72
	6.2.	Conduct of Business and Maintenance of Existence and Assets	72
	6.3.	Violations	72
	6.4.	Government Receivables	72
	6.5.	Financial Covenants	73
	6.6.	Execution of Supplemental Instruments	73
	6.7.	Payment of Indebtedness	74
	6.8.	Standards of Financial Statements	74
	6.9.	Federal Securities Laws	74
	6.10.	Undrawn Availability	74
	6.11.	Intercompany Receivables	74

VII.	NEGATIVE COVENANTS		74

	7.1.	Merger, Consolidation, Acquisition and Sale of Assets	75
	7.2.	Creation of Liens	75
	7.3.	Guarantees	75
	7.4.	Investments	75
	7.5.	Loans	76
	7.6.	Net Capital Expenditures	76
	7.7.	Dividends/Distributions	76
	7.8.	Indebtedness	76
	7.9.	Nature of Business	77
	7.10.	Transactions with Affiliates	77
	7.11.	Leases	77
	7.12.	Subsidiaries	78
	7.13.	Fiscal Year and Accounting Changes	78
	7.14.	Pledge of Credit	78
	7.15.	Amendment of Organizational Documents	78
	7.16.	Compliance with ERISA	78
	7.17.	Prepayment of Indebtedness	79
	7.18.	Anti-Terrorism Laws	79
	7.19.	Membership/Partnership Interests	79
	7.20.	Trading with the Enemy Act	79
	7.21.	Other Agreements	80
	7.22.	Double Negative Pledge	80
	7.23.	Rental Fleet Transfers	80
	7.24.	Losses on Sale of Assets	80
	7.25.	Nevada State Bank Account	80

VIII.	CONDITIONS PRECEDENT		80

	8.1.	Conditions to Initial Advances	80
	8.2.	Conditions to Each Advance	84

IX.	INFORMATION AS TO LOAN PARTIES		84

	9.1.	Disclosure of Material Matters	85
	9.2.	Schedules	85

	9.3.	Environmental Reports	85
	9.4.	Litigation	86
	9.5.	Material Occurrences	86
	9.6.	Government Receivables	86
	9.7.	Annual Financial Statements	86
	9.8.	Quarterly Financial Statements	87
	9.9.	Monthly Financial Statements	87
	9.10.	Other Reports	87
	9.11.	Additional Information	87
	9.12.	Projected Operating Budget	88
	9.13.	Variances From Operating Budget	88
	9.14.	Notice of Suits, Adverse Events	88
	9.15.	ERISA Notices and Requests	88
	9.16.	Additional Documents	89

X.	EVENTS OF DEFAULT		89

	10.1.	Nonpayment	89
	10.2.	Breach of Representation	89
	10.3.	Financial Information	90
	10.4.	Judicial Actions	90
	10.5.	Noncompliance	90
	10.6.	Judgments	90
	10.7.	Bankruptcy	90
	10.8.	Inability to Pay	91
	10.9.	Affiliate Bankruptcy	91
	10.10.	Material Adverse Effect	91
	10.11.	Lien Priority	91
	10.12.	Cross Default – Indebtedness	91
	10.13.	Cross Default – Other Agreements	91
	10.14.	Breach of Guaranty	92
	10.15.	Change of Ownership or Management	92
	10.16.	Invalidity	92
	10.17.	Licenses	92
	10.18.	Seizures	92
	10.19.	Operations	92
	10.20.	Pension Plans	93

v

XI.	LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT		93

	11.1.	Rights and Remedies	93
	11.2.	Agent's/Trust's Discretion	95
	11.3.	Setoff	95
	11.4.	Rights and Remedies not Exclusive	95
	11.5.	Allocation of Payments After Event of Default	95

XII.	WAIVERS AND JUDICIAL PROCEEDINGS		96

	12.1.	Waiver of Notice	96
	12.2.	Delay	96
	12.3.	Jury Waiver	96

XIII.	EFFECTIVE DATE AND TERMINATION		97

	13.1.	Term	97
	13.2.	Termination	97

XIV.	REGARDING AGENT		98

	14.1.	Appointment	98
	14.2.	Nature of Duties	98
	14.3.	Lack of Reliance on Agent and Resignation	99
	14.4.	Certain Rights of Agent	99
	14.5.	Reliance	99
	14.6.	Notice of Default	100
	14.7.	Indemnification	100
	14.8.	Agent in its Individual Capacity	100
	14.9.	Delivery of Documents	100
	14.10.	Borrowers' Undertaking to Agent	101
	14.11.	No Reliance on Agent's Customer Identification Program	101
	14.12.	Other Agreements	101

XV.	BORROWING AGENCY		101

	15.1.	Borrowing Agency Provisions	101
	15.2.	Waiver of Subrogation	102

XVI.	MISCELLANEOUS		102

	16.1.	Governing Law	102
	16.2.	Entire Understanding	103
	16.3.	Successors and Assigns; Participations; New Lenders	105
	16.4.	Application of Payments	107
	16.5.	Indemnity	108
	16.6.	Notice	108
	16.7.	Survival	110
	16.8.	Severability	111
	16.9.	Expenses	111
	16.10.	Injunctive Relief	111
	16.11.	Consequential Damages	111
	16.12.	Captions	111
	16.13.	Counterparts; Facsimile Signatures	112
	16.14.	Construction	112
	16.15.	Confidentiality; Sharing Information	112
	16.16.	Publicity	113
	16.17.	Certifications From Banks and Participants; US PATRIOT Act	113
	16.18.	Limitation of Liability of Trustee	113

LIST OF EXHIBITS AND SCHEDULES

Exhibits

Exhibit 1.2	Borrowing Base Certificate
Exhibit 2.1(a)	Revolving Credit Note
Exhibit 2.23	Swing Note
Exhibit 5.5(b)	Financial Projections
Exhibit 8.1(i)	Financial Condition Certificate
Exhibit 16.3	Commitment Transfer Supplement

Schedules

Schedule 1.2	Permitted Encumbrances
Schedule 4.5	Equipment and Inventory Locations
Schedule 4.15(h)	Deposit and Investment Accounts
Schedule 4.19	Real Property
Schedule 5.1	Consents
Schedule 5.2(a)	States of Qualification and Good Standing
Schedule 5.2(b)	Subsidiaries
Schedule 5.4	Federal Tax Identification Number
Schedule 5.6	Prior Names
Schedule 5.8(b)	Litigation
Schedule 5.8(d)	Plans
Schedule 5.9	Intellectual Property, Source Code Escrow Agreements
Schedule 5.10	Licenses and Permits
Schedule 5.14	Labor Disputes
Schedule 5.26	Titled Assets

REVOLVING CREDIT
AND
SECURITY AGREEMENT

Revolving Credit and Security Agreement dated July 16, 2010, among Pac-Van, Inc., an Indiana corporation ("Pac-Van") and the other Borrowers (as hereinafter defined), the Guarantors (as hereinafter defined), the financial institutions which are now or which hereafter become a party hereto (collectively, the "Lenders" and individually a Lender"), Pac-Van Asset Trust, a Delaware statutory trust formed under the Delaware Statutory Trust Act (the "Trust") and PNC Bank, National Association ("PNC"), as administrative and collateral agent for the Lenders (PNC, in such capacity, the "Agent").
IN CONSIDERATION of the mutual covenants and undertakings herein contained, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrowers, Guarantors, Lenders and Agent hereby agree as follows:
I. DEFINITIONS.
1.1. Accounting Terms.
As used in this Agreement, the Other Documents or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.2 or elsewhere in this Agreement and accounting terms partly defined in Section 1.2 to the extent not defined, shall have the respective meanings given to them under GAAP; provided, however, whenever such accounting terms are used for the purposes of determining compliance with financial covenants in this Agreement, such accounting terms shall be defined in accordance with GAAP as applied in preparation of the audited financial statements of Pac-Van for the fiscal year ended June 30, 2009.
1.2. General Terms.
For purposes of this Agreement the following terms shall have the following meanings:
"Accountants" shall have the meaning set forth in Section 9.7 hereof.
"Advance Rates" shall mean, collectively, the Receivables Advance Rate, the Rental Fleet Advance Rate (NBV), the Other Inventory Advance Rate (NBV), the Rental Fleet Advance Rate (NOLV), the Other Inventory Advance Rate (NOLV), the Tractor Advance Rate (NBV), the Rolling Stock Equipment Advance Rate (NBV), the Branch-Use Advance Rate (NBV), the Step Inventory Advance Rate (NBV), the Tractor Advance Rate (NOLV), the Rolling Stock Equipment Advance Rate (NOLV) and the Branch-Use Advance Rate (NOLV).
"Advances" shall mean and include the Revolving Advances, the Letters of Credit and the Swing Loans.
"Affiliate" of any Person shall mean (a) any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, managing member, general partner or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above.  For purposes of this definition, control of a Person shall mean the power, direct or indirect, (x) to vote twenty-five percent (25%) or more of the Equity Interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for any such Person, or (y) to direct or cause the direction of the management and policies of such Person whether by ownership of Equity Interests, contract or otherwise.
"Agent" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Agreement" shall mean this Revolving Credit and Security Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.
"Alternate Base Rate" shall mean, for any day, a rate per annum equal to the highest of (i) the Base Rate in effect on such day, (ii) the Federal Funds Open Rate in effect on such day plus one half of one percent (0.5%) and (iii) the Daily LIBOR Rate plus one percent (1%).  For purposes of this definition, "Daily LIBOR Rate" shall mean, for any day, the rate per annum determined by Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the percentage prescribed by the Federal Reserve for determining the maximum reserve requirements with respect to any eurocurrency funding by banks on such day.  For the purposes of this definition, "Published Rate" shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the eurodollar rate for a one month period as published in another publication determined by Agent).
"Alternate Source" shall have the meaning set forth in the definition of "Federal Funds Open Rate".
"Alternative Source" shall have the meaning set forth in the definition of "Eurodollar Rate".
"Anti-Terrorism Laws" shall mean any Applicable Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA PATRIOT Act, the Applicable Laws comprising or implementing the Bank Secrecy Act, and the Applicable Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Applicable Laws may from time to time be amended, renewed, extended, or replaced).
"Applicable Law" shall mean all laws, rules and regulations applicable to the Person, conduct, transaction, covenant, Other Document or contract in question, including all applicable common law and equitable principles; all provisions of all applicable state, federal and foreign constitutions, statutes, rules, regulations, treaties, directives and orders of any Governmental Body, and all orders, judgments and decrees of all courts and arbitrators.
"Authority" shall have the meaning set forth in Section 4.19(d).

"Base Rate" shall mean the base commercial lending rate of PNC as publicly announced to be in effect from time to time, such rate to be adjusted automatically, without notice, on the effective date of any change in such rate.  This rate of interest is determined from time to time by PNC as a means of pricing some loans to its customers and is neither tied to any external rate of interest or index nor does it necessarily reflect the lowest rate of interest actually charged by PNC to any particular class or category of customers of PNC.
"Blocked Accounts" shall have the meaning set forth in Section 4.15(h).
"Blocked Account Bank" shall have the meaning set forth in Section 4.15(h).
"Blocked Person" shall have the meaning set forth in Section 5.23(b) hereof.
"Borrower" or "Borrowers" shall mean, singularly or collectively, as the context may require,  Pac-Van and each other Person added to this Agreement as a Borrower through a Joinder and shall extend to all permitted successors and assigns of such Persons.
"Borrowers' Account" shall have the meaning set forth in Section 2.7.
"Borrowing Agent" shall mean Pac-Van.
"Borrowing Base Certificate" shall mean a certificate in substantially the form of Exhibit 1.2 duly executed by the President, Chief Financial Officer, Controller or Vice President of Finance of Borrowing Agent and delivered to Agent, appropriately completed, by which such officer shall certify to Agent the Formula Amount and calculation thereof as of the date of such certificate.
"Branch-Use Advance Rate (NBV)" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"Branch-Use Advance Rate (NOLV)" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"Branch-Use Equipment" shall mean and include Equipment which consists of new and used modular buildings, mobile and ground-level offices and storage containers and trailers used by each Borrower in the conduct of its business at its branch offices and not held for sale or lease.
"Business Day" shall mean any day other than Saturday or Sunday or a legal holiday on which commercial banks are authorized or required by law to be closed for business in East Brunswick, New Jersey and, if the applicable Business Day relates to any Eurodollar Rate Loans, such day must also be a day on which dealings are carried on in the London interbank market.
"Capital Assets" shall mean any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year.

"Capital Expenditures" shall mean expenditures made or liabilities incurred for the acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including the total principal portion of Capitalized Lease Obligations, which, in accordance with GAAP, would be classified as capital expenditures.
"Capitalized Lease Obligation" shall mean any Indebtedness of any Loan Party represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.
"CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.
"Certificate of Title" shall mean a certificate of title, certificate of ownership or other registration certificate issued or required to be issued for any asset under the certificate of title or similar laws of any jurisdiction.
"Change of Ownership or Management" shall mean (a) ten percent (10%) or more of the Equity Interests of GFC are no longer owned or controlled by the Individual Guarantors (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of GFC held by either Individual Guarantor are convertible or for which any such Equity Interests of GFC or of any other Person may be exchanged and any Equity Interests issuable to either Individual Guarantor upon exercise of any warrants, options or similar rights which may at the time of calculation be held by either Individual Guarantor), (b) one hundred percent (100%) of the Equity Interests of GFN are no longer owned by GFC (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of GFN held by GFC are convertible or for which any such Equity Interests of GFN or of any other Person may be exchanged and any Equity Interests issuable to GFC upon exercise of any warrants, options or similar rights which may at the time of calculation be held by GFC), (c) one hundred percent (100%) of the Equity Interests of Pac-Van are no longer owned by GFN (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of Pac-Van held by GFN are convertible or for which any such Equity Interests of Pac-Van or of any other Person may be exchanged and any Equity Interests issuable to GFN upon exercise of any warrants, options or similar rights which may at the time of calculation be held by GFN), (d) one hundred percent (100%) of the Equity Interests of any Person that becomes a Loan Party in accordance with Section 7.1(a) are no longer owned, after the date such Person becomes a Loan Party, by Pac-Van (including for the purposes of the calculation of percentage ownership, any Equity Interests into which any Equity Interests of such Person held by Pac-Van are convertible or for which any such Equity Interests of such Person or of any other Person may be exchanged and any Equity Interests issuable to Pac-Van upon exercise of any warrants, options or similar rights which may at the time of calculation be held by Pac-Van), (e) any merger, consolidation or sale of substantially all of the property or assets of any Loan Party or (f) RFV shall cease to be involved in the day to day operations and management of the business of GFC and the Loan Parties either in his capacity as a senior officer of one of the Loan Parties or as a member of the board of directors of one of the Loan Parties.

"Charges" shall mean all taxes, charges, fees, imposts, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation and property taxes, custom duties, fees, assessments, liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including the Pension Benefit Guaranty Corporation or any environmental agency or superfund), upon the Collateral, any Loan Party or any of such Loan Party's Affiliates.
"CIP Regulations" shall have the meaning set forth in Section 14.11 hereof.
"Closing Date" shall mean July 16, 2010 or such other date as may be agreed to by the parties hereto.
"Code" shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.
"Collateral" shall mean and include:
(a)           all Receivables;
(b)           all Equipment;
(c)           all General Intangibles;
(d)           all Inventory;
(e)           all Investment Property;
(f)           all Subsidiary Stock;
(g)           all of each Loan Party's right, title and interest in and to, whether now owned or hereafter acquired and wherever located, (i) its respective goods and other property including all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party's rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, detinue, replevin, reclamation and repurchase; (iii) all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) other property, including warranty claims, relating to any goods securing the Obligations; (v) all of each Loan Party's contract rights, rights of payment which have been earned under a contract right, instruments (including promissory notes), documents, chattel paper (including electronic chattel paper), warehouse receipts, deposit accounts, letters of credit and money; (vi) all commercial tort claims (whether now existing or hereafter arising); (vii) if and when obtained by any Loan Party, all real and personal property of third parties in which such Loan Party has been granted a lien or security interest as security for the payment or enforcement of Receivables; (viii) all letter of credit rights (whether or not the respective letter of credit is evidenced by a writing); (ix) all supporting obligations; and (x) any other goods, personal property or real property now owned or hereafter acquired in which any Loan Party has expressly granted a security interest or may in the future grant a security interest to Agent hereunder, or in any amendment or supplement hereto or thereto, or under any other agreement between Agent and any Loan Party;
(h)           all of each Loan Party's ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by such Loan Party or in which it has an interest, other than with respect to "off the shelf" software agreements commercially available on reasonable terms to the general public which prohibit the granting of a Lien with respect to the same), computer programs, tapes, disks and documents relating to (a), (b), (c), (d), (e), (f) or (g) of this Paragraph; and
(i)           all proceeds and products of (a), (b), (c), (d), (e), (f), (g) and (h) in whatever form, including:  cash, deposit accounts (whether or not comprised solely of proceeds), certificates of deposit, insurance proceeds (including hazard, flood and credit insurance), negotiable instruments and other instruments for the payment of money, chattel paper, security agreements, documents, eminent domain proceeds, condemnation proceeds and tort claim proceeds.
"Commitment Percentage" of any Lender shall mean the percentage set forth below such Lender's name on the signature page hereof as same may be adjusted upon any assignment by a Lender pursuant to Section 16.3(c) or (d) hereof.
"Commitment Transfer Supplement" shall mean a document in the form of Exhibit 15.3 hereto, properly completed and otherwise in form and substance satisfactory to Agent by which the Purchasing Lender purchases and assumes a portion of the obligation of Lenders to make Advances (other than Swing Loans) under this Agreement.
"Compliance Certificate" shall mean a compliance certificate to be signed by the President, Chief Financial Officer or Controller of Borrowing Agent, which shall state that, based on an examination sufficient to permit such officer to make an informed statement, no Default or Event of Default exists, or if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such default and, such certificate shall have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.6, 7.11, 7.23 and 7.24.
"Consents" shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, material to any Loan Party's business or necessary (including to avoid a conflict or breach under any agreement, instrument, other document, license, permit or other authorization) for the execution, delivery or performance of this Agreement or any Other Documents, including any Consents required under all applicable federal, state or other Applicable Law.

"Consigned Inventory" shall mean Inventory of any Loan Party that is in the possession of another Person on a consignment, sale or return, or other basis that does not constitute a final sale and acceptance of such Inventory.
"Controlled Group" shall mean, at any time, each Loan Party and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with any Loan Party, are treated as a single employer under Section 414 of the Code.
"Customer" shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or contract right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.
"Customs" shall have the meaning set forth in Section 2.10(b) hereof.
"Default" shall mean an event, circumstance or condition which, with the giving of notice or passage of time or both, would constitute an Event of Default.
"Default Rate" shall have the meaning set forth in Section 3.1 hereof.
"Defaulting Lender" shall have the meaning set forth in Section 2.22(a) hereof.
"Deposit Account Control Agreement" shall have the meaning set forth in Section 4.15(h).
"Depository Accounts" shall have the meaning set forth in Section 4.15(h) hereof.
"Designated Lender" shall have the meaning set forth in Section 16.2(b) hereof.
"Dollar" and the sign "$" shall mean lawful money of the United States of America.
"Domestic Person" shall mean any entity organized under the laws of any state of the United States of America or the District of Columbia.
"Domestic Rate Loan" shall mean any Advance that bears interest based upon the Alternate Base Rate.
"Drawing Date" shall have the meaning set forth in Section 2.11(b) hereof.
"Earnings Before Interest and Taxes" shall mean for any period the sum of (i) net income (or loss) (excluding extraordinary gains), plus (ii) all interest expense, plus (iii) all charges against income for all taxes, in each case of Pac-Van and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.

"EBITDA" shall mean for any period the sum of (i) Earnings Before Interest and Taxes plus (ii) depreciation expenses, plus (iii) amortization expenses, plus (iv) reasonable fees and expenses incurred in order to consummate the transactions contemplated by this Agreement and the Other Documents, which are expensed and not capitalized, plus (v) all non-recurring non-cash charges against income to the extent not included in the calculation of Earnings Before Interest and Taxes, plus (vi) non-cash stock option charges against income, minus (vii) all non-recurring non-cash credits to income to the extent not included in the calculation of Earnings Before Interest and Taxes, in each case of Pac-Van and its Subsidiaries on a consolidated basis for such period in accordance with GAAP; provided, however, that for purposes of this definition, with respect to any Permitted Acquisition made pursuant to Section 7.1(a), at the sole and reasonable discretion of Agent, EBITDA shall be calculated on a pro forma basis in accordance with GAAP utilizing  (i) financial statements furnished with respect to such Person being acquired or related to such assets that are the subject of such Permitted Acquisition and (ii) pro forma financial statements, in each case in form and substance satisfactory to Agent (as if such Permitted Acquisition had been consummated on the first (1st) day of such period).
"Eligible Branch-Use Equipment" shall mean and include Eligible Equipment consisting of Branch-Use Equipment.
"Eligible Equipment" shall mean and include with respect to each Borrower, all Equipment owned and held by such Borrower at one of such Borrower's locations which Agent, in its reasonable discretion, shall not deem ineligible Equipment, based on such considerations as Agent may from time to time deem appropriate including whether the Equipment is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance).  In addition, Equipment shall not be Eligible Equipment if it is represented (or required to be represented) by a Certificate of Title unless the applicable Borrower has complied with Section 4.21 with respect to such Equipment.
"Eligible Inventory" shall mean and include Inventory with respect to each Borrower which is not, in Agent's opinion, obsolete or unmerchantable and which Agent, in its reasonable discretion, shall not deem ineligible Inventory, based on such considerations as Agent may from time to time deem appropriate including whether the Inventory is subject to a perfected, first priority security interest in favor of Agent and no other Lien (other than a Permitted Encumbrance).  In addition, Inventory shall not be Eligible Inventory if it (i) does not conform to all standards imposed by any Governmental Body which has regulatory authority over such goods or the use or sale thereof, (ii) is in transit, unless such otherwise Eligible Inventory is in transit from (A) a location identified on Schedule 4.5, with respect to which the owner occupier of such location has executed a Lien Waiver Agreement in favor of Agent or (B) a location at which such Inventory is put to use by a renter or lessee of such Inventory in the ordinary course of business of the applicable Borrower, to (A) a location identified on Schedule 4.5, with respect to which the owner occupier of such location has executed a Lien Waiver Agreement in favor of Agent or (B) a location at which such Inventory is put to use by a renter or lessee of such Inventory in the ordinary course of business of the applicable Borrower, (iii) is located outside the continental United States or at a location that is not otherwise in compliance with this Agreement, (iv) constitutes Consigned Inventory, (v) is the subject of an Intellectual Property Claim; (vi) is subject to a License Agreement or other agreement that limits, conditions or restricts any Borrower's or Agent's right to sell or otherwise dispose of such Inventory, unless

Agent is a party to a Licensor/Agent Agreement with the Licensor under such License Agreement; (vii) other than with respect to Inventory in the possession of a renter or lessee of such Inventory in the ordinary course of business of the applicable Borrower, is situated at a location not owned by the applicable Borrower unless the owner or occupier of such location has executed in favor of Agent a Lien Waiver Agreement; (viii) is represented (or required to be represented) by a Certificate of Title unless the applicable Borrower has complied with Section 4.21 with respect to such Inventory or (ix) is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.  Eligible Inventory shall not include Inventory being acquired pursuant to a trade Letter of Credit to the extent such trade Letter of Credit remains outstanding.
"Eligible Other Inventory" shall mean and include Eligible Inventory consisting of Other Inventory.
"Eligible Receivables" shall mean and include with respect to each Borrower, each Receivable of such Borrower arising in the ordinary course of business and which Agent, in its sole credit judgment, shall deem to be an Eligible Receivable, based on such considerations as Agent may from time to time deem appropriate.  A Receivable shall not be deemed eligible unless such Receivable is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances), and is evidenced by an invoice or other documentary evidence satisfactory to Agent.  In addition, no Receivable shall be an Eligible Receivable if:
(a)           it arises out of a sale made by any Borrower to an Affiliate of any Borrower or to a Person controlled by an Affiliate of any Borrower;
(b)           it is due or unpaid more than ninety (90) days after the original invoice date;
(c)           fifty percent (50%) or more of the Receivables from such Customer are not deemed Eligible Receivables hereunder;
(d)           any covenant, representation or warranty contained in this Agreement with respect to such Receivable has been breached;
(e)           the Customer shall (i) apply for, suffer, or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or call a meeting of its creditors, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, any petition which is filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;
(f)           the sale is to a Customer outside the continental United States of America, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Agent in its sole discretion;

(g)           the sale to the Customer is on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment or any other repurchase or return basis or is evidenced by chattel paper;
(h)           Agent believes, in its sole judgment, that collection of such Receivable is insecure or that such Receivable may not be paid by reason of the Customer's financial inability to pay;
(i)           the Customer is the United States of America or any department, agency or instrumentality thereof, or any state contained within the United States of America, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances; provided that Receivables excluded from this definition of Eligible Receivables pursuant to this clause (i) shall only be excluded to the extent that the aggregate amount of Receivables from such Customers exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate;
(j)           the Customer is a municipality or instrumentality of any state contained in the United States of America, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to any applicable statute or ordinance; provided that so long as no Default or Event of Default has occurred and is continuing under this Agreement, Receivables shall not be excluded from this definition of Eligible Receivables solely because the applicable Borrower has not assigned its right to payment pursuant to such applicable statute or ordinance;
(k)           the goods giving rise to such Receivable have not been delivered to and accepted by the Customer or the services giving rise to such Receivable have not been performed by the applicable Borrower and accepted by the Customer or the Receivable otherwise does not represent a final sale, except for Receivables in respect of unpaid deposits from Customers that have executed contracts to purchase goods in an aggregate amount not to exceed Five Million and 00/100 Dollars ($5,000,000.00) at any time;
(l)           the Receivable arises with respect to a Customer whose aggregate amount of Receivables constitute fifteen percent (15%) or more of the aggregate amount of all Receivables owed to Borrowers to the extent such Receivables exceed such limit;
(m)           the Receivable is subject to any offset, deduction, defense, dispute, or counterclaim, to the extent of such offset, deduction, defense, dispute or counterclaim, the Customer is also a creditor or supplier of a Borrower or the Receivable is contingent in any respect or for any reason;
(n)           the applicable Borrower has made any agreement with any Customer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment, all of which discounts or allowances are reflected in the calculation of the face value of each respective invoice related thereto;
(o)           any return, rejection or repossession of the merchandise has occurred or the rendition of services has been disputed;

(p)           such Receivable is not payable to a Borrower; or
(q)           such Receivable is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.
"Eligible Rental Fleet Inventory" shall mean and include Eligible Inventory consisting of Rental Fleet Inventory.
"Eligible Rolling Stock Equipment" shall mean and include all Rolling Stock Equipment of each Borrower which Agent, in its reasonable discretion, shall deem to be Eligible Rolling Stock Equipment, based on such considerations as Agent may from time to time deem appropriate.  Rolling Stock Equipment shall not be deemed eligible unless such Rolling Stock Equipment is subject to Agent's first priority perfected security interest and no other Lien (other than Permitted Encumbrances).  In addition, no Rolling Stock Equipment shall be Eligible Rolling Stock Equipment if:
(a)           it does not meet all applicable safety or regulatory standards applicable to it for the use for which it is intended or for which it is being used;
(b)           it, (i) is not evidenced by a Certificate of Title that has the name of the applicable Borrower noted thereon as the owner of it (other than any Rolling Stock Equipment the ownership of which is not required to be evidenced by a Certificate of Title under the laws applicable to it), (ii) is not otherwise properly registered in one of the States of the United States in accordance with all Applicable Laws or (iii) with respect to which Agent has not received such evidence with respect to (i) and (ii) above as it may reasonably require;
(c)           with respect to such Rolling Stock Equipment (i) the applicable Borrower has not complied with Section 4.21 with respect to such Rolling Stock Equipment (other than any Rolling Stock Equipment the ownership of which is not required to be evidenced by a Certificate of Title under the laws applicable to it), or (ii) is Rolling Stock Equipment to which the applicable Borrower does not have good and marketable title;
(d)           it does not meet all applicable standards of all motor vehicle laws or other statutes and regulations established by any Governmental Body or is subject to any licensing or similar requirement that would limit the right of Agent to sell or otherwise dispose of such Rolling Stock Equipment;
(e)           it is not used or usable in the ordinary course of a Borrower's business or has been damaged in any material respect or in an inoperable condition that continues for any period of more than sixty (60) consecutive days;
(f)           it is a tractor; or
(g)           it is not otherwise satisfactory to Agent as determined in good faith by Agent in the exercise of its discretion in a reasonable manner.
"Eligible Step Inventory" shall mean and include Eligible Inventory consisting of Step Inventory.

"Eligible Tractor Equipment" shall mean and include Rolling Stock Equipment consisting of tractors, which meets the requirements for Eligible Rolling Stock Equipment other than the "such Rolling Stock Equipment is a tractor" exclusion in the definition of Eligible Rolling Stock Equipment.
"Environmental Complaint" shall have the meaning set forth in Section 4.19(d) hereof.
"Environmental Laws" shall mean all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, guidelines, interpretations, decisions, orders and directives of federal, state and local governmental agencies and authorities with respect thereto.
"Equipment" shall mean and include as to each Loan Party all of such Loan Party's goods (other than Inventory) whether now owned or hereafter acquired and wherever located including all equipment, machinery, apparatus, motor vehicles (including trucks, trailers, tractors, service vehicles, vans, pick-up trucks, forklifts and wheel loaders), fittings, furniture, furnishings, fixtures, parts, accessories and all replacements and substitutions therefor or accessions thereto.
"Equity Interests" of any Person shall mean any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
"Eurodollar Rate" shall mean for any Eurodollar Rate Loan for the then current Interest Period relating thereto the interest rate per annum (rounded upwards, if necessary, to the nearest one hundredth (1/100) of one percent (1%)) determined by Agent by dividing (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (an "Alternative Source"), at approximately 11:00 a.m., London time two (2) Business Days prior to the first day of such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)) for an amount comparable to such Eurodollar Rate Loan and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Reserve Percentage.

The Eurodollar Rate shall be adjusted with respect to any Eurodollar Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date.  Agent shall give prompt notice to Borrowing Agent of the Eurodollar Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.
"Eurodollar Rate Loan" shall mean an Advance at any time that bears interest based on the Eurodollar Rate.
"Event of Default" shall have the meaning set forth in Article X hereof.
"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
"Executive Order No. 13224" shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"Federal Funds Effective Rate" for any day shall mean the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed and rounded upward to the nearest one hundredth  (1/100) of one percent (1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.
"Federal Funds Open Rate" for any day shall mean the rate per annum (based on a year of three hundred sixty (360) days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by PNC (an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by PNC at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to Loan Parties, effective on the date of any such change.
"Fee Letter" shall mean the fee letter dated of even date herewith between Loan Parties and Agent.

"Financial Statements" shall have the meaning set forth in Section 5.5(c).
"Fixed Charge Coverage Ratio" shall mean and include, for any fiscal period, the ratio of (a) EBITDA minus the sum of (i) Net Unfinanced Capital Expenditures made during such period, (ii) cash taxes paid during such period, (iii) dividends and distributions paid in cash as permitted pursuant to Section 7.7 hereof and (iv) management fees paid as permitted pursuant to Section 7.10(c) hereof, to (b) all Senior Debt Payments during such period, in each case of Pac-Van and its Subsidiaries on a consolidated basis for such period in accordance with GAAP.
"Foreign Subsidiary" of any Person, shall mean any Subsidiary of such Person that is not organized or incorporated in the United States or any State or territory thereof.
"Formula Amount" shall have the meaning set forth in Section 2.1(a).
"Funded Debt" shall mean, with respect to Pac-Van and its Subsidiaries on a consolidated basis, without duplication, all Indebtedness for borrowed money evidenced by notes, bonds, debentures, or similar evidences of Indebtedness that by its terms matures more than one year from, or is directly or indirectly renewable or extendible at Pac-Van's or any such Subsidiary's option under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from the date of creation thereof, and specifically including Capitalized Lease Obligations, current maturities of long-term debt, revolving credit and short term debt extendible beyond one year at the option of the debtor, and also including, in the case of Pac-Van and its Subsidiaries, the Obligations and, without duplication, Indebtedness consisting of guaranties of Funded Debt of other Persons.
"GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.
"General Intangibles" shall mean and include as to each Loan Party all of such Loan Party's general intangibles, whether now owned or hereafter acquired, including all payment intangibles, all choses in action, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, trademark applications, service marks, trade secrets, goodwill, copyrights, design rights, software, computer information, source codes, codes, records and updates, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to such Loan Party to secure payment of any of the Receivables by a Customer (other than to the extent covered by Receivables) all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).
"GFC" shall mean General Finance Corporation, a Delaware corporation.
"GFC Debt Agreement" shall mean that certain Investment Agreement, dated of even date herewith, by and among GFC, Laminar and the GFC Debt Lenders, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"GFC Debt Documents" shall mean the GFC Debt Agreement, the Notes (as defined in the GFC Debt Agreement), the GFC Debt Guaranty Agreement and any and all other agreements, instruments and documents executed in connection therewith, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"GFC Debt Guaranty Agreement" shall mean that certain Continuing Unconditional Guaranty, dated of even date herewith, made by Pac-Van and GFN  in favor of Laminar.
"GFC Debt Lenders" shall mean each lender party to the GFC Debt Agreement.
"GFC Debt Subordination Agreement" shall mean that certain Subordination and Intercreditor Agreement, dated of even date herewith, by and among Pac-Van, GFN, Agent and Laminar, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"GFN" shall mean GFN North America Corp., a Delaware corporation.
"GFN Australasia" shall mean GFN U.S. Australasia Holdings, Inc., a Delaware corporation.
"Governmental Acts" shall have the meaning set forth in Section 2.16.
"Governmental Body" shall mean any nation or government, any state or other political subdivision thereof or any entity, authority, agency, division or department exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.
"Guarantor" or "Guarantors" shall mean, singularly or collectively, as the context may require, GFN and any other Person who may hereafter guarantee payment or performance of the whole or any part of the Obligations (other than the Individual Guarantors) and shall extend to all permitted successors and assigns of such Persons.
"Guaranty" shall mean (i) the Guaranty and Suretyship Agreement made by GFN in favor of Agent for its benefit and for the ratable benefit of Lenders, (ii) the Limited Guaranty and Suretyship Agreement made by the Individual Guarantors in favor of Agent for its benefit and for the ratable benefit of Lenders (the "Limited Guaranty"), and (iii) any other guaranty of the obligations of Borrowers executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders, in form and substance satisfactory to Agent, in each case together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof, and "Guarantees" means collectively, all such Guarantees.
"Hazardous Discharge" shall have the meaning set forth in Section 4.19(d) hereof.
"Hazardous Substance" shall mean any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et  seq.) or any other applicable Environmental Law and in the regulations adopted pursuant thereto.

"Hazardous Wastes" shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state law, and any other applicable Federal and state laws now in force or hereafter enacted relating to hazardous waste disposal.
"Hedge Liabilities" shall have the meaning provided in the definition of "Lender-Provided Interest Rate Hedge".
"Indebtedness" of a Person at a particular date shall mean all obligations of such Person which in accordance with GAAP would be classified upon a balance sheet as liabilities (except capital stock and surplus earned or otherwise) and in any event, without limitation by reason of enumeration, shall include all indebtedness, debt and other similar monetary obligations of such Person whether direct or guaranteed, and all premiums, if any, due at the required prepayment dates of such indebtedness, and  all indebtedness secured by a Lien on assets owned by such Person, whether or not such indebtedness actually shall have been created, assumed or incurred by such Person.  Any indebtedness of such Person resulting from the acquisition by such Person of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred.
"Individual Guarantor" or "Individual Guarantors" shall mean, singularly or collectively, as the context may require, RFV and LDV.
"Individual Guarantor Account Control Agreement" shall mean that certain Account Control Agreement, dated of even date herewith, by and among the Individual Guarantors, PNC and Agent with respect to the Individual Guarantor Collateral Account, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"Individual Guarantor Collateral Account shall mean the Account (as such term is defined in the Individual Guarantor Pledge and Security Agreement).
"Individual Guarantor Pledge and Security Agreement" shall mean that certain Pledge and Security Agreement, dated of even date herewith, made by the Individual Guarantors to Agent for the benefit of Lenders, with respect to the Individual Guarantor Collateral Account,  together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"Ineligible Security" shall mean any security which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.
"Intellectual Property" shall mean property constituting under any Applicable Law a patent, patent application, copyright, trademark, service mark, trade name, mask work, trade secret or license or other right to use any of the foregoing.
"Intellectual Property Claim" shall mean the assertion by any Person of a claim (whether asserted in writing, by action, suit or proceeding or otherwise) that any Loan Party's ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual

Property or other property or asset is violative of any ownership of or right to use any Intellectual Property of such Person.
"Interest Period" shall mean the period provided for any Eurodollar Rate Loan pursuant to Section 2.2(b).
"Interest Rate Hedge" shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by any Loan Party or its Subsidiaries in order to provide protection to, or minimize the impact upon, such Loan Party and/or its Subsidiaries of increasing floating rates of interest applicable to Indebtedness.
"Inventory" shall mean and include as to each Loan Party all of such Loan Party's now owned or hereafter acquired goods, merchandise and other personal property, wherever located, to be furnished under any consignment arrangement, contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party's business or used in selling or furnishing such goods, merchandise and other personal property, and all documents of title or other documents representing them.
"Investment Property" shall mean and include as to each Loan Party, all of such Loan Party's now owned or hereafter acquired securities (whether certificated or uncertificated), securities entitlements, securities accounts, commodities contracts and commodities accounts.
"IP Security Agreement" shall mean the Patent, Trademark and Copyright Security Agreement, dated of even date herewith executed and delivered by the Loan Parties in connection with this Agreement, together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof.
"ISP98 Rules" shall have the meaning set forth in Section 2.9(b).
"Issuer" shall mean any Person who issues a Letter of Credit pursuant to the terms hereof.
"Joinder" shall mean a joinder by a Person as a Borrower or a Guarantor under this Agreement and the Other Documents in form and substance satisfactory to Agent.
"Laminar" shall mean Laminar Direct Capital, L.L.C., a Delaware limited liability company, in its capacity as agent for the GFC Debt Lenders.
"LDV" shall mean Lydia D. Valenta, an individual with a principal residence in the State of California.
"Lender" and "Lenders" shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.

"Lender-Provided Interest Rate Hedge" shall mean an Interest Rate Hedge which is provided by any Lender and with respect to which Agent confirms meets the following requirements: such Interest Rate Hedge (i) is documented in a standard International Swap Dealer Association Agreement or other similar agreement acceptable to Agent in its sole discretion, (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes.  The liabilities of any Loan Party to the provider of any Lender-Provided Interest Rate Hedge (the "Hedge Liabilities") shall be "Obligations" hereunder, guaranteed obligations under any Guaranty and otherwise treated as Obligations for purposes of each of the Other Documents. The Liens securing the Hedge Liabilities shall be pari passu with the Liens securing all other Obligations under this Agreement and the Other Documents.
"Letter of Credit Fees" shall have the meaning set forth in Section 3.2.
"Letter of Credit Borrowing" shall have the meaning set forth in Section 2.11(d).
"Letter of Credit Sublimit" shall mean Five Million and 00/100 Dollars ($5,000,000.00).
"Letters of Credit" shall have the meaning set forth in Section 2.8.
"License Agreement" shall mean any agreement between any Loan Party and a Licensor pursuant to which such Loan Party is authorized to use any Intellectual Property in connection with the manufacturing, marketing, sale or other distribution of any Inventory of such Loan Party or otherwise in connection with such Loan Party's business operations.
"Licensor" shall mean any Person from whom any Loan Party obtains the right to use (whether on an exclusive or non-exclusive basis) any Intellectual Property in connection with such Loan Party's manufacture, marketing, sale or other distribution of any Inventory or otherwise in connection with such Loan Party's business operations.
"Licensor/Agent Agreement" shall mean an agreement between Agent and a Licensor, in form and content satisfactory to Agent, by which Agent is given the unqualified right, vis-a-vis such Licensor, to enforce Agent's Liens with respect to and to dispose of any Loan Party's Inventory with the benefit of any Intellectual Property applicable thereto, irrespective of such Loan Party's default under any License Agreement with such Licensor.
"Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), Charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction.
"Lien Waiver Agreement" shall mean an agreement which is executed in favor of Agent by a Person who owns or occupies premises at which any Collateral may be located from time to time and by which such Person shall waive any Lien that such Person may ever have with respect to any of the Collateral and shall authorize Agent from time to time to enter upon the premises to inspect or remove the Collateral from such premises or to use such premises to store or dispose of such Inventory.
"Limited Guaranty" shall have the meaning set forth in the definition of Guaranty.
"Loan Party" or "Loan Parties" shall mean, singularly or collectively, as the context may require, each Borrower and each Guarantor and shall extend to all permitted successors and assigns of each such Person.
"Material Adverse Effect" shall mean a material adverse effect on (a) the condition (financial or otherwise), results of operations, assets, business or properties of the Loan Parties taken as a whole, (b) any Loan Party's ability to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of the Collateral, or Agent's Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Agent's and each Lender's rights and remedies under this Agreement and the Other Documents.
"Maximum Face Amount" shall mean, with respect to any outstanding Letter of Credit, the face amount of such Letter of Credit including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
"Maximum Revolving Advance Amount" shall mean Eighty-Five Million and 00/100 Dollars ($85,000,000.00).
"Maximum Undrawn Amount" shall mean with respect to any outstanding Letter of Credit, the amount of such Letter of Credit that is or may become available to be drawn, including all automatic increases provided for in such Letter of Credit, whether or not any such automatic increase has become effective.
"Minimum Utilization Ratio" shall mean and include, with respect to Pac-Van and its Subsidiaries on a consolidated basis as of the end of each calendar month, the ratio of (a) the aggregate gross book value of Rental Fleet Inventory which are then subject to valid, current rental or lease agreements between Pac-Van or any of its Subsidiaries and the renters or lessees thereof that are not an Affiliate of Pac-Van or such Subsidiary or a Person controlled by an Affiliate of Pac-Van or such Subsidiary, to (b) the aggregate gross book value of Rental Fleet Inventory of Pac-Van and its Subsidiaries on a consolidated basis.
"Modified Commitment Transfer Supplement" shall have the meaning set forth in Section 16.3(d).
"Motor Vehicle Statute" shall have the meaning set forth in Section 4.21(a) hereof.
"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Sections 3(37) and 4001(a)(3) of ERISA.

"Multiple Employer Plan" shall mean a Plan which has two or more contributing sponsors (including any Loan Party or any member of the Controlled Group) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
"Net Orderly Liquidation Value" shall mean, at any time, the aggregate value of Borrowers' Inventory at such time in an orderly liquidation, taking into account all costs, fees and expenses estimated to be incurred by Agent and the Lenders in connection with such liquidation, based upon the most recent appraisal of Borrowers' Inventory conducted by an appraiser selected by Agent.
"Net Capital Expenditures" shall mean, for any period, the difference between (i) the net book value, at the time of such acquisition, of all Capital Assets acquired through Capital Expenditures of any Loan Party, and (ii) the net book value, at the time of such sale or disposal of all Capital Assets sold or disposed of by any Loan Party.
"Net Proceeds" shall mean, with respect to any transaction, an amount equal to the cash proceeds received by a Loan Party from or in respect of such transaction (including, when received, any cash proceeds received as income, other deferred cash proceeds or other cash proceeds of any non-cash proceeds of such transaction), less any expenses or charges (including commissions, fees and taxes paid or payable) reasonably incurred by such Person in respect of such transaction.
"Net Unfinanced Capital Expenditures" shall mean, for any period, the greater of (a) the product of (y) Net Capital Expenditures for such period and (z) the sum of (i) the difference between (1) one hundred percent (100%) minus (2) with respect to each Capital Asset consisting of Rental Fleet Inventory or Other Inventory purchased, the applicable Advance Rate with respect to such Capital Asset, and (ii) the difference between (1) one hundred percent (100%) minus (2) with respect to each Capital Asset consisting of Equipment purchased, the applicable Advance Rate with respect to such Capital Asset, and (b) Zero and 00/100 Dollars ($0.00).
"Note" shall mean each Revolving Credit Note and the Swing Note and "Notes" shall collectively mean all of the Revolving Credit Notes and the Swing Note.
"Obligations" shall mean and include any and all loans, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to Lenders or Agent or to any other direct or indirect subsidiary or affiliate of Agent or any Lender of any kind or nature, present or future (including any interest or other amounts accruing thereon after maturity, or after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding relating to any Loan Party, whether or not a claim for post-filing or post-petition interest or other amounts is allowed in such proceeding), whether or not evidenced by any note, guaranty or other instrument, whether arising under any agreement, instrument or document, (including this Agreement and the Other Documents) whether or not for the payment of money, whether arising by reason of an extension of credit, opening of a letter of credit, loan, equipment lease or guarantee, under any interest or currency swap, future, option or other similar agreement, or in any other manner, whether arising out of overdrafts or deposit or other accounts or electronic funds transfers (whether through automated clearing houses or otherwise) or out of

Agent's or any Lenders non-receipt of or inability to collect funds or otherwise not being made whole in connection with depository transfer check or other similar arrangements, whether direct or indirect (including those acquired by assignment or participation), absolute or contingent, joint or several, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise or by what agreement or instrument they may be evidenced or whether evidenced by any agreement or instrument, including any and all of any Loan Party's Indebtedness and/or liabilities under this Agreement, the Other Documents or under any other agreement between Agent or Lenders and any Loan Party and any amendments, extensions, renewals or increases and all costs and expenses of Agent and any Lender incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including reasonable attorneys' fees and expenses and all obligations of any Loan Party to Agent or Lenders to perform acts or refrain from taking any action.
"Order" shall have the meaning set forth in Section 2.17.
"Other Documents" shall mean the Notes, any Guaranty, any Pledge Agreement, any Lender-Provided Interest Rate Hedge, the IP Security Agreement, any Lien Waiver Agreement, the Fee Letter, the Individual Guarantor Pledge and Security Agreement, the Individual Guarantor Account Control Agreement, the Trust Agreement, the GFC Debt Subordination Agreement, any Deposit Account Control Agreement, the Questionnaire, any Joinder and any and all other agreements, instruments and documents, including guaranties, pledges, powers of attorney, consents, interest or currency swap agreements or other similar agreements and all other writings heretofore, now or hereafter executed by any Loan Party and/or delivered to Agent or any Lender in respect of the transactions contemplated by this Agreement.
"Other Inventory" shall mean and include Inventory of each Borrower consisting of new and used modular buildings, mobile and ground-level offices and storage containers and trailers, but excluding Rental Fleet Inventory.
"Other Inventory Advance Rate (NBV)" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.
"Other Inventory Advance Rate (NOLV)" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.
"Out-of-Formula Loans" shall have the meaning set forth in Section 16.2(b).
"Overadvance Threshold Amount" shall have the meaning set forth in Section 16.2(b)
"Pac-Van" shall have the meaning set forth in the preamble to this Agreement.
"Parent" of any Person shall mean a corporation or other entity owning, directly or indirectly at least fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power to elect a majority of the directors of the Person, or other Persons performing similar functions for any such Person.

"Participant" shall mean each Person who shall be granted the right by any Lender to participate in any of the Advances and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.
"Participation Advance" shall have the meaning set forth in Section 2.11(d).
"Participation Commitment" shall mean each Lender's obligation to buy a participation of the Letters of Credit issued hereunder.
"Payee" shall have the meaning set forth in Section 3.10.
"Payment Office" shall mean initially Two Tower Center Boulevard, East Brunswick, New Jersey 08816; thereafter, such other office of Agent, if any, which it may designate by notice to Borrowing Agent and to each Lender to be the Payment Office.
"PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.
"Pension Benefit Plan" shall mean at any time any employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the Controlled Group for employees of any member of the Controlled Group; or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the Controlled Group for employees of any entity which was at such time a member of the Controlled Group.
"Permitted Acquisition" shall have the meaning set forth in Section 7.1(a) hereof.
"Permitted Encumbrances" shall mean:
(a)  Liens in favor of Agent or the Trust for the benefit of Agent and Lenders;
(b)  Liens for taxes, assessments or other governmental charges not delinquent or being Properly Contested;
(c)  Liens disclosed in the financial statements referred to in Section 5.5, the existence of which Agent has consented to in writing;
(d)  deposits or pledges to secure obligations under worker's compensation, social security or similar laws, or under unemployment insurance;
(e)  deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety bonds, performance bonds, indemnity bonds and appeal bonds and other obligations of like nature arising in the ordinary course of business not to exceed an aggregate amount of Ten Million and 00/100 Dollars ($10,000,000.00);

(f)  Liens arising by virtue of the rendition, entry or issuance against any Loan Party or any Subsidiary, or any property of any Loan Party or any Subsidiary, of any judgment, writ, order, or decree for so long as each such Lien (x) is in existence for less than twenty (20) consecutive days after it first arises or is being Properly Contested and (y) is at all times junior in priority to any Liens in favor of Agent;
(g)  mechanics', workers', materialmen's or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being Properly Contested;
(h)  Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that (x) any such lien shall not encumber any other property of any Loan Party and (y) the aggregate amount of Indebtedness secured by such Liens incurred as a result of such purchases during any fiscal year shall not exceed the amount provided for in Section 7.8(b);
(i)  Liens on property leased by any Loan Party under capital and operating leases securing obligations of such Loan Party to the lessor under such leases; and
(j)  Liens disclosed on Schedule 1.2; provided that such Liens shall secure only those obligations which they secure on the Closing Date and shall not subsequently apply to any other property or assets of any Loan Party.
"Person" shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Body (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
"Plan" shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Benefit Plan), maintained for employees of any Loan Party or any member of the Controlled Group or any such Plan to which any Loan Party or any member of the Controlled Group is required to contribute on behalf of any of its employees.
"Pledge Agreement" shall mean (i) the Pledge Agreement dated of even date herewith made by GFN to Agent for the benefit of Lenders, with respect to all of the issued and outstanding capital stock of Pac-Van, and (ii) any other Pledge Agreement executed and delivered by any Loan Party to Agent for the benefit of Lenders with respect to the Subsidiary Stock, in each case together with all amendments, supplements, modifications, substitutions and replacements thereto and thereof, and "Pledge Agreements" means collectively, all such Pledge Agreements.
"PNC" shall have the meaning set forth in the preamble to this Agreement and shall extend to all of its successors and assigns.
"Pro Forma Balance Sheet" shall have the meaning set forth in Section 5.5(a) hereof

"Pro Forma Financial Statements shall have the meaning set forth in Section 5.5(b) hereof.
"Projections" shall have the meaning set forth in Section 5.5(b) hereof.
"Properly Contested" shall mean, in the case of any Indebtedness, Lien or other obligation, as applicable, of any Person (including any taxes) that is not paid as and when due or payable by reason of such Person's bona fide dispute concerning its liability to pay same or concerning the amount thereof, (i) such Indebtedness, Lien or other obligation, as applicable, is being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (ii) such Person has established appropriate reserves as shall be required in conformity with GAAP; (iii) the non-payment of such Indebtedness or other obligation will not have a Material Adverse Effect and will not result in the forfeiture of any assets of such Person; (iv) no Lien is imposed upon any of such Person's assets with respect to such Indebtedness or other obligation unless such Lien is at all times junior and subordinate in priority to the Liens in favor of Agent (except only with respect to property taxes that have priority as a matter of applicable state law) and enforcement of such Lien is stayed during the period prior to the final resolution or disposition of such dispute; (v) if such Indebtedness, Lien or other obligation, as applicable, results from, or is determined by the entry, rendition or issuance against a Person or any of its assets of a judgment, writ, order or decree, enforcement of such judgment, writ, order or decree is stayed pending a timely appeal or other judicial review; and (vi) if such contest is abandoned, settled or determined adversely (in whole or in part) to such Person, such Person forthwith pays such Indebtedness or other obligation and all penalties, interest and other amounts due in connection therewith.
"Purchasing CLO" shall have the meaning set forth in Section 16.3(d) hereof.
"Purchasing Lender" shall have the meaning set forth in Section 16.3(c) hereof.
"Questionnaire" shall mean the Documentation Information Questionnaires and the responses thereto provided by Loan Parties and delivered to Agent.
"RCRA" shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.
"Real Property" shall mean all of each Loan Party's right, title and interest in and to the owned and leased premises identified on Schedule 4.19 hereto or which is hereafter owned or leased by any Loan Party.
"Receivables" shall mean and include, as to each Loan Party, all of such Loan Party's accounts, contract rights, instruments (including those evidencing indebtedness owed to such Loan Party by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances, credit card receivables and all other forms of obligations owing to such Loan Party arising out of or in connection with the sale or lease of Inventory or the rendition of services, all supporting obligations, guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.

"Receivables Advance Rate" shall have the meaning set forth in Section 2.1(a)(y)(i) hereof.
"Register" shall have the meaning set forth in Section 16.3(e).
"Reimbursement Obligation" shall have the meaning set forth in Section 2.11(b) hereof.
"Release" shall have the meaning set forth in Section 5.7(c)(i) hereof.
"Rental Fleet Inventory" shall mean and include Inventory of each Borrower which consists of new and used modular buildings, mobile and ground-level offices and storage containers and trailers held by such Borrower for intended lease or rental by such Borrower to third parties.
"Rental Fleet Advance Rate (NBV)" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.
"Rental Fleet Advance Rate (NOLV)" shall have the meaning set forth in Section 2.1(a)(y)(ii) hereof.
"Reportable Event" shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder.
"Required Lenders" shall mean Lenders holding greater than fifty percent (50%) of the Advances (excluding Swing Loans) and, if no Advances (excluding Swing Loans) are outstanding, shall mean Lenders holding greater than fifty percent (50%) of the Commitment Percentages; provided, however, if there are fewer than three (3) Lenders, Required Lenders shall mean all Lenders.
"Reserve Percentage" shall mean as of any day the maximum percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities".
"Revolving Advances" shall mean Advances made other than Letters of Credit.
"Revolving Credit Note" shall mean, collectively, the promissory notes referred to in Section 2.1(a) hereof.
"Revolving Interest Rate" shall mean an interest rate per annum equal to (a) the sum of the Alternate Base Rate plus two and three quarters of one percent (2.75%) with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate plus three and three quarters of one percent (3.75%) with respect to Eurodollar Rate Loans.
"RFV" shall mean Ronald F. Valenta, an individual with a principal residence in the State of California.

"Rolling Stock Equipment" shall mean and include all Equipment of each Borrower consisting of trucks, trailers, tractors, service vehicles, vans, pick up trucks, forklifts, wheel loaders and other mobile Equipment and other vehicles used by such Borrower to transport Inventory of such Borrower.
"Rolling Stock Equipment Advance Rate (NBV)" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"Rolling Stock Equipment Advance Rate (NOLV)" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"SEC" shall mean the Securities and Exchange Commission or any successor thereto.
"Section 20 Subsidiary" shall mean the Subsidiary of the bank holding company controlling PNC, which Subsidiary has been granted authority by the Federal Reserve Board to underwrite and deal in certain Ineligible Securities.
"Securities Act" shall mean the Securities Act of 1933, as amended.
"Senior Debt Payments" shall mean and include all cash actually expended by Pac-Van and its Subsidiaries on a consolidated basis to make (a) interest payments on any Advances hereunder, plus (b) payments for all fees, commissions and charges set forth herein and with respect to any Advances, plus (c) capitalized lease payments, plus (d) payments with respect to any other Indebtedness for borrowed money.
"Senior Funded Debt" shall mean, as of any date of determination, (i) Funded Debt minus (ii) Subordinated Funded Debt.
"Settlement Date" shall mean the Closing Date and thereafter Wednesday or Thursday of each week or more frequently if Agent deems appropriate unless such day is not a Business Day in which case it shall be the next succeeding Business Day.
"Standard & Poor's" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.
"Step Inventory" shall mean Inventory of each Borrower which consists of steps and ramps.
"Step Inventory Advance Rate (NBV)" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"Subordinated Funded Debt" shall mean any unsecured Funded Debt of Pac-Van and its Subsidiaries on a consolidated basis the terms of which are reasonably satisfactory to Agent and which has been expressly subordinated in right of payment to all Funded Debt of Pac-Van and its Subsidiaries under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to Agent, or (ii) otherwise on terms and conditions (including subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to Agent.
"Subsidiary" of any Person shall mean a corporation or other entity of whose Equity Interests having ordinary voting power (other than Equity Interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.
"Subsidiary Stock" shall mean all of the issued and outstanding Equity Interests of any Subsidiary owned by any Loan Party (not to exceed sixty-five percent (65%) of the Equity Interests of any Foreign Subsidiary).
"Swing Loan Commitment" shall mean PNC's commitment to make Swing Loans to Borrowers pursuant to Section 2.23(a) hereof in an aggregate principal amount up to Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00).
"Swing Loan Request" shall mean a request for Swing Loans made in accordance with Section 2.23(b) hereof.
"Swing Loans" shall mean collectively and "Swing Loan" shall mean separately all Swing Loans or any Swing Loan made by PNC to Borrowers pursuant to 2.23 hereof.
"Swing Note" shall mean the promissory note referred to in Section 2.23(d) hereof, together with all amendments, restatements, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.
"Taxes" shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be owed or collected by any Loan Party with respect to its business, operations, Collateral or otherwise.
"Term" shall have the meaning set forth in Section 13.1 hereof.
"Termination Event" shall mean (i) a Reportable Event with respect to any Plan or Multiemployer Plan; (ii) the withdrawal of any Loan Party or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the providing of notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (v) any event or condition (a) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (b) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (vi) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party or any member of the Controlled Group from a Multiemployer Plan.
"Titled Assets" shall mean all goods the ownership of which is evidenced by (or required to be evidenced by) a Certificate of Title owned by any Loan Party.

"Toxic Substance" shall mean and include any material present on the Real Property which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state law, or any other applicable Federal or state laws now in force or hereafter enacted relating to toxic substances.  "Toxic Substance" includes asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
"Tractor Advance Rate (NBV)" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"Tractor Advance Rate (NOLV)" shall have the meaning set forth in Section 2.1(a)(y)(iii) hereof.
"Trading with the Enemy Act" shall mean the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any enabling legislation or executive order relating thereto.
"Transactions" shall have the meaning set forth in Section 5.5(a) hereof.
"Transferee" shall have the meaning set forth in Section 16.3(d) hereof.
"Trust" shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
"Trust Agent" shall mean PNC in its capacity as Trust Agent on behalf of the Trust.
"Trust Agreement" shall mean that certain Trust Agreement of Pac-Van Asset Trust, dated of even date herewith, by and among Pac-Van, the Trustee and PNC, as trust agent and beneficial owner.
"Trustee" shall mean Wells Fargo Delaware Trust Company, National Association, not in its individual capacity but solely as Trustee of the Trust under the Trust Agreement.
"UCP" shall have the meaning set forth in Section 2.9(b) hereof.
"Undrawn Availability" at a particular date shall mean an amount equal to (a) the lesser of (i) the Formula Amount or (ii) the Maximum Revolving Advance Amount, minus (b) the sum of (i) the outstanding amount of Advances plus (ii) all amounts due and owing to any Borrower's trade creditors which are sixty (60) days or more past due and which are not being Properly Contested, provided that amounts sixty (60) days or more past due being Properly Contested shall be included in this calculation unless Borrowers have delivered information and/or documentation to Agent with respect to such amounts in form and substance satisfactory to Agent, plus (iii) fees and expenses for which Borrowers are liable but which have not been paid or charged to Borrowers' Account.

"Uniform Commercial Code" shall have the meaning set forth in Section 1.3 hereof.
"USA PATRIOT Act" shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.
"Week" shall mean the time period commencing with the opening of business on a Wednesday and ending on the end of business the following Tuesday.
1.3. Uniform Commercial Code Terms.
All terms used herein and defined in the Uniform Commercial Code as adopted in the State of New York from time to time (the "Uniform Commercial Code") shall have the meaning given therein unless otherwise defined herein.  Without limiting the foregoing, the terms "accounts", "chattel paper", "commercial tort claims", "instruments", "general intangibles", "goods", "payment intangibles", "proceeds", "supporting obligations", "securities", "investment property", "documents", "deposit accounts", "software", "letter of credit rights", "inventory", "equipment" and "fixtures", as and when used in the description of Collateral (including in Section 4.1 hereto) shall have the meanings given to such terms in Articles 8 or 9 of the Uniform Commercial Code.  To the extent the definition of any category or type of collateral is expanded by any amendment, modification or revision to the Uniform Commercial Code, such expanded definition will apply automatically as of the date of such amendment, modification or revision.
1.4. Certain Matters of Construction.
The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  All references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.  Any pronoun used shall be deemed to cover all genders.  Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa.  All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.  Unless otherwise provided, all references to any instruments or agreements to which Agent is a party, including references to any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.  All references herein to the time of day shall mean the time in New York, New York.  Unless otherwise provided, all financial calculations shall be performed with Inventory valued on a first-in, first-out basis.  Whenever the words "including" or "include" shall be used, such words shall be understood to mean "including, without limitation" or "include, without limitation".  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Agreement or, in the case of a Default, is cured within any period of cure expressly provided for in this Agreement; and an Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by the Required Lenders.  Any Lien referred to in this Agreement or any of the Other

Documents as having been created in favor of Agent, any agreement entered into by Agent pursuant to this Agreement or any of the Other Documents, any payment made by or to or funds received by Agent pursuant to or as contemplated by this Agreement or any of the Other Documents, or any act taken or omitted to be taken by Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of Agent and Lenders. Wherever the phrase "to the best of Loan Parties' knowledge" or words of similar import relating to the knowledge or the awareness of any Loan Party are used in this Agreement or Other Documents, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Loan Party or (ii) the knowledge that a senior officer would have obtained after reasonable inquiry.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.  In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of a breach of a representation or warranty hereunder.
II. ADVANCES, PAYMENTS.
2.1. Revolving Advances.
(a) Amount of Revolving Advances.  Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender's Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount less the sum of (i) the aggregate Maximum Undrawn Amount of outstanding Letters of Credit, plus (ii) the aggregate amount of outstanding Swing Loans and (y) an amount equal to the sum of:
(i) subject to the provisions of Section 2.1(b) hereof, up to eighty-five percent (85%) ("Receivables Advance Rate") of Eligible Receivables, plus
(ii) subject to the provisions of Section 2.1(b) hereof, up to the lesser of (A) the sum of (y) up to eighty percent (80%) ("Rental Fleet Advance Rate (NBV)") of the net book value of the Eligible Rental Fleet Inventory, and (z) up to eighty percent (80%) ("Other Inventory Advance Rate (NBV)") of the net book value of the Eligible Other Inventory, and (B) the sum of (y) (I) from the Closing Date through and including June 30, 2011, up to ninety percent (90%), (II) from July 1, 2011 through and including June 30, 2012, up to eighty-five percent (85%), and (III) from July 1, 2012 and thereafter, up to eighty percent (80%) (collectively, the "Rental Fleet Advance Rate (NOLV)") of the Net Orderly Liquidation Value of the Eligible Rental Fleet Inventory, and (z) (I) from the Closing Date through and including June 30, 2011, up to ninety percent (90%), (II) from July 1, 2011 through and including June 30, 2012, up to eighty-five percent (85%), and (III) from July 1, 2012 and thereafter, up to eighty percent (80%) (collectively, the "Other Inventory Advance Rate (NOLV)") of the Net Orderly Liquidation Value of the Eligible Other Inventory , plus

(iii) subject to the provisions of Section 2.1(b) hereof, up to the least of (A) the sum of (w) up to fifty percent (50%) ("Tractor Advance Rate (NBV)") of the net book value of Eligible Tractor Equipment, (x) up to fifty percent (50%) ("Rolling Stock Equipment Advance Rate (NBV)") of the net book value of Eligible Rolling Stock Equipment, (y) up to fifty percent (50%) ("Branch-Use Advance Rate (NBV)") of the net book value of Eligible Branch-Use Equipment, and (z) up to fifty percent (50%) ("Step Inventory Advance Rate (NBV)") of the net book value of Eligible Step Inventory, (B) the sum of (x) up to eighty-five percent (85%) ("Tractor Advance Rate (NOLV)") of the Net Orderly Liquidation Value of Eligible Tractor Equipment, (y) up to eighty-five (85%) ("Rolling Stock Equipment Advance Rate (NOLV)") of the Net Orderly Liquidation Value of Eligible Rolling Stock Equipment and (z) up to eighty-five (85%) ("Branch-Use Advance Rate (NOLV)") of the Net Orderly Liquidation Value of Branch-Use Equipment, and (C) Two Million and 00/100 Dollars ($2,000,000.00), minus
(iv) the aggregate Maximum Undrawn Amount of all outstanding Letters of Credit, minus
(v) the aggregate amount of outstanding Swing Loans, minus
(vi) such reserves as Agent may reasonably deem proper and necessary from time to time.
The amount derived from (x) the sum of Sections 2.1(a)(y)(i), (ii) and (iii), minus (y) Section 2.1(a)(y)(iv), (v) and (vi), at any time and from time to time shall be referred to as the "Formula Amount".  The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the "Revolving Credit Note") substantially in the form attached hereto as Exhibit 2.1(a).
(b) Discretionary Rights.  The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its reasonable discretion.  Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent.  The rights of Agent under this subsection are subject to the provisions of Section 16.2(b).
2.2. Procedure for Revolving Advances Borrowing.
(a) Borrowing Agent on behalf of any Borrower may notify Agent prior to 1:00 p.m. on a Business Day of a Borrower's request to incur, on that day, a Revolving Advance hereunder.  Should any amount required to be paid as interest hereunder, or as fees or other charges under this Agreement or any other agreement with Agent or Lenders, or with respect to any other Obligation, become due, same shall be deemed a request for a Revolving Advance maintained as a Domestic Rate Loan as of the date such payment is due, in the amount required to pay in full such interest, fee, charge or Obligation under this Agreement or any other agreement with Agent or Lenders, and such request shall be irrevocable.
(b) Notwithstanding the provisions of subsection (a) above, in the event any Borrower desires to obtain a Eurodollar Rate Loan, Borrowing Agent shall give Agent written notice by no later than 11:00 a.m. on the day which is three (3) Business Days prior to the date such Eurodollar Rate Loan is to be borrowed, specifying (i) the date of the proposed borrowing (which shall be a Business Day), (ii) the type of borrowing and the amount on the date of such Advance to be borrowed, which amount shall be in an aggregate principal amount that is not less than One Million and 00/100 Dollars ($1,000,000.00) and integral multiples of Five Hundred Thousand and 00/100 Dollars ($500,000.00) in excess thereof, and (iii) the duration of the first Interest Period therefor.  Interest Periods for Eurodollar Rate Loans shall be for one (1), two (2) or three (3) months; provided, if an Interest Period would end on a day that is not a Business Day, it shall end on the next succeeding Business Day unless such day falls in the next succeeding calendar month in which case the Interest Period shall end on the next preceding Business Day.  No Eurodollar Rate Loan shall be made available to any Borrower during the continuance of a Default or an Event of Default.  After giving effect to each requested Eurodollar Rate Loan, including those which are converted from a Domestic Rate Loan under Section 2.2(d), there shall not be outstanding more than four (4) Eurodollar Rate Loans, in the aggregate.
(c) Each Interest Period of a Eurodollar Rate Loan shall commence on the date such Eurodollar Rate Loan is made and shall end on such date as Borrowing Agent may elect as set forth in subsection (b)(iii) above provided that the exact length of each Interest Period shall be determined in accordance with the practice of the interbank market for offshore Dollar deposits and no Interest Period shall end after the last day of the Term.
Borrowing Agent shall elect the initial Interest Period applicable to a Eurodollar Rate Loan by its notice of borrowing given to Agent pursuant to Section 2.2(b) or by its notice of conversion given to Agent pursuant to Section 2.2(d), as the case may be.  Borrowing Agent shall elect the duration of each succeeding Interest Period by giving irrevocable written notice to Agent of such duration not later than 11:00 a.m. on the day which is three (3) Business Days prior to the last day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Agent does not receive timely notice of the Interest Period elected by Borrowing Agent, Borrowing Agent shall be deemed to have elected to convert to a Domestic Rate Loan subject to Section 2.2(d) herein below.
(d) Provided that no Event of Default shall have occurred and be continuing, Borrowing Agent may, on the last Business Day of the then current Interest Period applicable to any outstanding Eurodollar Rate Loan, or on any Business Day with respect to Domestic Rate Loans, convert any such loan into a loan of another type in the same aggregate principal amount provided that any conversion of a Eurodollar Rate Loan shall be made only on the last Business Day of the then current Interest Period applicable to such Eurodollar Rate Loan.  If Borrowing Agent desires to convert a loan, Borrowing Agent shall give Agent written notice by no later than 10:00 a.m. (i) on the day which is three (3) Business Days' prior to the date on which such conversion is to occur with respect to a conversion from a Domestic Rate Loan to a Eurodollar Rate Loan, or (ii) on the day which is one (1) Business Day prior to the date on which such conversion is to occur with respect to a conversion from a Eurodollar Rate Loan to a Domestic Rate Loan, specifying, in each case, the date of such conversion, the loans to be converted and if the conversion is from a Domestic Rate Loan to any other type of loan, the duration of the first Interest Period therefor.
(e) At its option and upon written notice given prior to 11:00 a.m. at least three (3) Business Days' prior to the date of such prepayment, any Borrower may prepay the

Eurodollar Rate Loans in whole at any time or in part from time to time with accrued interest on the principal being prepaid to the date of such repayment.  Such Borrower shall specify the date of prepayment of Advances which are Eurodollar Rate Loans and the amount of such prepayment.  In the event that any prepayment of a Eurodollar Rate Loan is required or permitted on a date other than the last Business Day of the then current Interest Period with respect thereto, such Borrower shall indemnify Agent and Lenders therefor in accordance with Section 2.2(f) hereof.
(f) Each Borrower shall indemnify Agent and Lenders and hold Agent and Lenders harmless from and against any and all losses or expenses that Agent and Lenders may sustain or incur as a consequence of any prepayment, conversion of or any default by any Borrower in the payment of the principal of or interest on any Eurodollar Rate Loan or failure by any Borrower to complete a borrowing of, a prepayment of or conversion of or to a Eurodollar Rate Loan after notice thereof has been given, including any interest payable by Agent or Lenders to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Agent or any Lender to Borrowing Agent shall be conclusive absent manifest error.
(g) Notwithstanding any other provision hereof, if any Applicable Law, or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender (for purposes of this subsection (g), the term "Lender" shall include any Lender and the office or branch where any Lender or any corporation or bank controlling such Lender makes or maintains any Eurodollar Rate Loans) to make or maintain its Eurodollar Rate Loans, the obligation of Lenders to make Eurodollar Rate Loans hereunder shall forthwith be cancelled and Borrowers shall, if any affected Eurodollar Rate Loans are then outstanding, promptly upon request from Agent, either pay all such affected Eurodollar Rate Loans or convert such affected Eurodollar Rate Loans into loans of another type.  If any such payment or conversion of any Eurodollar Rate Loan is made on a day that is not the last day of the Interest Period applicable to such Eurodollar Rate Loan, Borrowers shall pay Agent, upon Agent's request, such amount or amounts as may be necessary to compensate Lenders for any loss or expense sustained or incurred by Lenders in respect of such Eurodollar Rate Loan as a result of such payment or conversion, including any interest or other amounts payable by Lenders to lenders of funds obtained by Lenders in order to make or maintain such Eurodollar Rate Loan.  A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lenders to Borrowing Agent shall be conclusive absent manifest error.
2.3. Disbursement of Advance Proceeds.
All Advances shall be disbursed from whichever office or other place Agent may designate from time to time and, together with any and all other Obligations of Borrowers to Agent or Lenders, shall be charged to Borrowers' Account on Agent's books.  During the Term, Borrowers may use the Revolving Advances by borrowing, prepaying and re-borrowing, all in accordance with the terms and conditions hereof.  The proceeds of each Revolving Advance requested by Borrowing Agent on behalf of any Borrower or deemed to have been requested by any Borrower under Section 2.2 hereof shall, with respect to requested Revolving Advances to the extent Lenders make such Revolving Advances, be made available to the applicable Borrower on the day so requested by way of credit to such Borrower's operating account at PNC, or such other bank as Borrowing Agent may designate following notification to Agent, in immediately available federal funds or other immediately available funds or, with respect to Revolving Advances deemed to have been requested by any Borrower, be disbursed to Agent to be applied to the outstanding Obligations giving rise to such deemed request.
2.4. Maximum Advances.
The aggregate balance of Revolving Advances outstanding and Swing Loans outstanding at any time shall not exceed the lesser of (a) the Maximum Revolving Advance Amount or (b) the Formula Amount less, in each case, the aggregate Maximum Undrawn Amount of all issued and outstanding Letters of Credit.
2.5. Repayment of Advances.
(a) The Revolving Advances shall be due and payable in full on the last day of the Term subject to earlier prepayment as herein provided.
(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received.  In consideration of Agent's agreement to conditionally credit Borrowers' Account as of the next Business Day following Agent's receipt of those items of payment, each Borrower agrees that, in computing the charges under this Agreement, all items of payment shall be deemed applied by Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in Agent's account.  Agent is not, however, required to credit Borrowers' Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers' Account for the amount of any item of payment which is returned to Agent unpaid.
(c) All payments of principal, interest and other amounts payable hereunder, or under any of the Other Documents shall be made to Agent at the Payment Office not later than 1:00 P.M. on the due date therefor in lawful money of the United States of America in federal funds or other funds immediately available to Agent.  Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging Borrowers' Account or by making Advances as provided in Section 2.2 hereof.
(d) Borrowers shall pay principal, interest, and all other amounts payable hereunder, or under any related agreement, without any deduction whatsoever, including any deduction for any setoff or counterclaim.
2.6. Repayment of Excess Advances.
The aggregate balance of Advances outstanding at any time in excess of the maximum amount of Advances permitted hereunder shall be immediately due and payable without the necessity of any demand, at the Payment Office, whether or not a Default or Event of Default has occurred.

2.7. Statement of Account.
Agent shall maintain, in accordance with its customary procedures, a loan account ("Borrowers' Account") in the name of Borrowers in which shall be recorded the date and amount of each Advance made by Agent and the date and amount of each payment in respect thereof; provided, however, the failure by Agent to record the date and amount of any Advance (and not any payment in respect thereof) shall not adversely affect Agent or any Lender.  Each month, Agent shall send to Borrowing Agent a statement showing the accounting for the Advances made, payments made or credited in respect thereof, and other transactions between Agent and Borrowers during such month.  The monthly statements shall be deemed correct and binding upon Borrowers in the absence of manifest error and shall constitute an account stated between Lenders and Borrowers unless Agent receives a written statement of Borrowers' specific exceptions thereto within thirty (30) days after such statement is received by Borrowing Agent.  The records of Agent with respect to the loan account shall be conclusive evidence absent manifest error of the amounts of Advances and other charges thereto and of payments applicable thereto.
2.8. Letters of Credit.
Subject to the terms and conditions hereof, Agent shall issue or cause the issuance of standby and/or trade letters of credit ("Letters of Credit") for the account of any Borrower; provided, however, that Agent will not be required to issue or cause to be issued any Letters of Credit to the extent that the issuance thereof would then cause the sum of (i) the outstanding Revolving Advances plus (ii) Maximum Undrawn Amount of outstanding Letters of Credit plus (iii) the outstanding Swing Loans to exceed the lesser of (x) the Maximum Revolving Advance Amount or (y) the Formula Amount.  The Maximum Undrawn Amount of outstanding Letters of Credit shall not exceed in the aggregate at any time the Letter of Credit Sublimit.  All disbursements or payments related to Letters of Credit shall be deemed to be Domestic Rate Loans consisting of Revolving Advances and shall bear interest at the Revolving Interest Rate for Domestic Rate Loans; Letters of Credit that have not been drawn upon shall not bear interest.
2.9. Issuance of Letters of Credit.
(a) Borrowing Agent, on behalf of Borrowers, may request Agent to issue or cause the issuance of a Letter of Credit by delivering to Agent at the Payment Office, prior to 1:00 p.m., at least five (5)  Business Days' prior to the proposed date of issuance, Agent's form of Letter of Credit Application (the "Letter of Credit Application") completed to the satisfaction of Agent; and, such other certificates, documents and other papers and information as Agent may reasonably request.  Borrowing Agent, on behalf of Borrowers, also has the right to give instructions and make agreements with respect to any application, any applicable letter of credit and security agreement, any applicable letter of credit reimbursement agreement and/or any other applicable agreement, any letter of credit and the disposition of documents, disposition of any unutilized funds, and to agree with Agent upon any amendment, extension or renewal of any Letter of Credit.
(b) Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts, other written demands for payment, or acceptances of usance drafts when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twenty-four (24) months after such Letter of Credit's date of issuance and in no event later than the last day of the Term.  Each standby Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits as  most recently published by the International Chamber of Commerce at the time a Letter of Credit is issued (the "UCP") or the International Standby Practices (ISP98 International Chamber of Commerce Publication Number 590) (the "ISP98 Rules")), and any subsequent revision thereof at the time a standby Letter of Credit is issued, as determined by Agent, and each trade Letter of Credit shall be subject to the UCP.
(c) Agent shall use its reasonable efforts to notify Lenders of the request by Borrowing Agent for a Letter of Credit hereunder.
2.10. Requirements For Issuance of Letters of Credit.
(a) Borrowing Agent shall authorize and direct any Issuer to name the applicable Borrower as the "Applicant" or "Account Party" of each Letter of Credit.  If Agent is not the Issuer of any Letter of Credit, Borrowing Agent shall authorize and direct the Issuer to deliver to Agent all instruments, documents, and other writings and property received by the Issuer pursuant to the Letter of Credit and to accept and rely upon Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.
(b) In connection with all Letters of Credit issued or caused to be issued by Agent under this Agreement, each Borrower hereby appoints Agent, or its designee, as its attorney, with full power and authority if an Event of Default shall have occurred and be continuing, (i) to sign and/or endorse such Borrower's name upon any warehouse or other receipts, letter of credit applications and acceptances, (ii) to sign such Borrower's name on bills of lading; (iii) to clear Inventory through the United States of America Customs Department ("Customs") in the name of such Borrower or Agent or Agent's designee, and to sign and deliver to Customs officials powers of attorney in the name of such Borrower for such purpose; and (iv) to complete in such Borrower's name or Agent's, or in the name of Agent's designee, any order, sale or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof.  Neither Agent nor its attorneys will be liable for any acts or omissions nor for any error of judgment or mistakes of fact or law, except for Agent's or its attorney's willful misconduct.  This power, being coupled with an interest, is irrevocable as long as (y) any Letters of Credit remain outstanding and (z) the applicable Event of Default continues.
2.11. Disbursements, Reimbursement.
(a) Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from Agent a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Lender's Commitment Percentage of the Maximum Face Amount of such Letter of Credit and the amount of such drawing, respectively.

(b) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, Agent will promptly notify Borrowing Agent.  Provided that Borrowing Agent shall have received such notice, Borrowers shall reimburse (such obligation to reimburse Agent shall sometimes be referred to as a "Reimbursement Obligation") Agent prior to 12:00 Noon on each date that an amount is paid by Agent under any Letter of Credit (each such date, a "Drawing Date") in an amount equal to the amount so paid by Agent.  In the event Borrowers fail to reimburse Agent for the full amount of any drawing under any Letter of Credit by 12:00 Noon on the Drawing Date, Agent will promptly notify each Lender thereof, and Borrowers shall be deemed to have requested that a Revolving Advance maintained as a Domestic Rate Loan be made by Lenders to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the lesser of Maximum Revolving Advance Amount or the Formula Amount and subject to Section 8.2 hereof.  Any notice given by Agent pursuant to this Section 2.11(b) may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(c) Each Lender shall upon any notice pursuant to Section 2.11(b) make available to Agent an amount in immediately available funds equal to its Commitment Percentage of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.11(d)) each be deemed to have made a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in that amount.  If any Lender so notified fails to make available to Agent the amount of such Lender's Commitment Percentage of such amount by no later than 2:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Revolving Advances maintained as a Domestic Rate Loans on and after the fourth day following the Drawing Date.  Agent will promptly give notice of the occurrence of the Drawing Date, but failure of Agent to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.11(c), provided that such Lender shall not be obligated to pay interest as provided in Section 2.11(c)(i) and (ii) until and commencing from the date of receipt of notice from Agent of a drawing.
(d) With respect to any unreimbursed drawing that is not converted into a Revolving Advance maintained as a Domestic Rate Loan to Borrowers in whole or in part as contemplated by Section 2.11(b), because of Loan Parties' failure to satisfy the conditions set forth in Section 8.2 (other than any notice requirements) or for any other reason, Borrowers shall be deemed to have incurred from Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to a Revolving Advance maintained as a Domestic Rate Loan.  Each Lender's payment to Agent pursuant to Section 2.11(c) shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Lender in satisfaction of its Participation Commitment under this Section 2.11.

(e) Each Lender's Participation Commitment shall continue until the last to occur of any of the following events:  (x) Agent ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (y) no Letter of Credit issued or created hereunder remains outstanding and uncancelled and (z) all Persons (other than Loan Parties) have been fully reimbursed for all payments made under or relating to Letters of Credit.
2.12. Repayment of Participation Advances.
(a) Upon (and only upon) receipt by Agent for its account of immediately available funds from Borrowers (i) in reimbursement of any payment made by Agent under the Letter of Credit with respect to which any Lender has made a Participation Advance to Agent, or (ii) in payment of interest on such a payment made by Agent under such a Letter of Credit, Agent will pay to each Lender, in the same funds as those received by Agent, the amount of such Lender's Commitment Percentage of such funds, except Agent shall retain the amount of the Commitment Percentage of such funds of any Lender that did not make a Participation Advance in respect of such payment by Agent.
(b) If Agent is required at any time to return to any Borrower, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by Borrowers to Agent pursuant to Section 2.12(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Lender shall, on demand of Agent, forthwith return to Agent the amount of its Commitment Percentage of any amounts so returned by Agent plus interest at the Federal Funds Effective Rate.
2.13. Documentation.
Each Borrower agrees to be bound by the terms of the Letter of Credit Application and by Agent's interpretations of any Letter of Credit issued on behalf of such Borrower and by Agent's written regulations and customary practices relating to letters of credit, though Agent's interpretations may be different from such Borrower's own.  In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), Agent shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following Borrowing Agent's or any Borrower's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.
2.14. Determination to Honor Drawing Request.
In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, Agent shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

2.15. Nature of Participation and Reimbursement Obligations.
Each Lender's obligation in accordance with this Agreement to make the Revolving Advances or Participation Advances as a result of a drawing under a Letter of Credit, and the obligations of Borrowers to reimburse Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.15 under all circumstances, including the following circumstances:
(i) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Agent, any Loan Party or any other Person for any reason whatsoever;
(ii) the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in this Agreement for the making of a Revolving Advance, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of Lenders to make Participation Advances under Section 2.10;
(iii) any lack of validity or enforceability of any Letter of Credit;
(iv) any claim of breach of warranty that might be made by any Borrower or any Lender against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, cross-claim, defense or other right which any Borrower or any Lender may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), Agent or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Borrower and the beneficiary for which any Letter of Credit was procured);
(v) the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provisions of services relating to a Letter of Credit, in each case even if Agent or any of Agent's Affiliates has been notified thereof;
(vi) payment by Agent under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;
(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by Agent or any of Agent's Affiliates to issue any Letter of Credit in the form requested by Borrowing Agent, unless Agent has received written notice from Borrowing Agent of such failure within three (3) Business Days after Agent shall have furnished Borrowing Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;
(ix) any Material Adverse Effect on any Loan Party;
(x) any breach of this Agreement or any Other Document by any party thereto;
(xi) the occurrence or continuance of an insolvency proceeding with respect to any Loan Party;
(xii) the fact that a Default or Event of Default shall have occurred and be continuing;
(xiii) the fact that the Term shall have expired or this Agreement or the Obligations hereunder shall have been terminated; and
(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.
2.16. Indemnity.
In addition to amounts payable as provided in Section 16.5, each Loan Party hereby agrees to protect, indemnify, pay and save harmless Agent and any of Agent's Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel) which Agent or any of Agent's Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction or (b) the wrongful dishonor by Agent or any of Agent's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Body (all such acts or omissions herein called "Governmental Acts").
2.17. Liability for Acts and Omissions.
As between Loan Parties and Agent and Lenders, each Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the respective foregoing, Agent shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if Agent shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Borrower against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, facsimile, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of Agent, including any governmental acts, and none of the above shall affect or impair, or prevent the vesting of, any of Agent's rights or powers hereunder. Nothing in the preceding sentence shall relieve Agent from liability for Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall Agent or Agent's Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.
Without limiting the generality of the foregoing, Agent and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by Agent or  such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by Agent or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on Agent or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.
In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by Agent under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment), shall not put Agent under any resulting liability to any Loan Party or any Lender.
2.18. Additional Payments.
Any sums expended by Agent or any Lender due to any Loan Party's failure to perform or comply with its obligations under this Agreement or any Other Document including any Loan Party's obligations under Sections 4.2, 4.4, 4.12, 4.13, 4.14 and 6.1 hereof, may be charged to Borrowers' Account as a Revolving Advance and added to the Obligations.
2.19. Manner of Borrowing and Payment.
(a) Each borrowing of Revolving Advances shall be advanced according to the applicable Commitment Percentages of Lenders.
(b) Each payment (including each prepayment) by any Borrower on account of the principal of and interest on the Revolving Advances, shall be applied to the Revolving Advances pro rata according to the applicable Commitment Percentages of Lenders.  Except as expressly provided herein, all payments (including prepayments) to be made by any Borrower on account of principal, interest and fees shall be made without set off or counterclaim and shall be made to PNC with respect to Swing Loans and to Agent on behalf of Lenders with respect to Revolving Advances to the Payment Office, in each case on or prior to 1:00 P.M. in Dollars and in immediately available funds.
(c) (i)           Notwithstanding anything to the contrary contained in Sections 2.19(a) and (b) hereof, commencing with the first Business Day following the Closing Date, each borrowing of Revolving Advances shall be advanced by Agent and each payment by any Borrower on account of Revolving Advances shall be applied first to those Revolving Advances advanced by Agent.  On or before 1:00 P.M. on each Settlement Date commencing with the first Settlement Date following the Closing Date, Agent and Lenders shall make certain payments as follows: (I) if the aggregate amount of new Revolving Advances made by Agent during the preceding Week (if any) exceeds the aggregate amount of repayments applied to outstanding Revolving Advances during such preceding Week, then each Lender shall provide Agent with funds in an amount equal to its applicable Commitment Percentage of the difference between (w) such Revolving Advances and (x) such repayments and (II) if the aggregate amount of repayments applied to outstanding Revolving Advances during such Week exceeds the aggregate amount of new Revolving Advances made during such Week, then Agent shall provide each Lender with funds in an amount equal to its applicable Commitment Percentage of the difference between (y) such repayments and (z) such Revolving Advances.
(ii)           Each Lender shall be entitled to earn interest at the applicable Revolving Interest Rate on outstanding Advances (other than Swing Loans) which it has funded.
(iii)           Promptly following each Settlement Date, Agent shall submit to each Lender a certificate with respect to payments received and Advances (other than Swing Loans) made during the Week immediately preceding such Settlement Date.  Such certificate of Agent shall be conclusive in the absence of manifest error.

(d) If any Lender or Participant (a "Benefited Lender") shall at any time receive any payment of all or part of its Advances (other than Swing Loans), or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender's Advances (other than Swing Loans), or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender's Advances (other than Swing Loans), or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.  Each Lender so purchasing a portion of another Lender's Advances (other than Swing Loans) may exercise all rights of payment (including rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
(e) Unless Agent shall have been notified by telephone, confirmed in writing, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Advances (other than Swing Loans) available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make such amount available to Agent on the next Settlement Date and, in reliance upon such assumption, make available to Borrowers a corresponding amount.  Agent will promptly notify Borrowing Agent of its receipt of any such notice from a Lender.  If such amount is made available to Agent on a date after such next Settlement Date, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of three hundred sixty (360) days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days from and including such Settlement Date to the date on which such amount becomes immediately available to Agent.  A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (e) shall be conclusive, in the absence of manifest error.  If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after such Settlement Date, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to such Revolving Advances hereunder, on demand from Borrowers; provided, however, that Agent's right to such recovery shall not prejudice or otherwise adversely affect Borrowers' rights (if any) against such Lender.
2.20. Mandatory Prepayments.
(a) Subject to Section 4.3 and Section 7.1(b) hereof, when any Loan Party sells or otherwise disposes of any Collateral other than Inventory in the ordinary course of business, Borrowers shall repay the Advances in an amount equal to the Net Proceeds of such sale, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such Net Proceeds and, until the date of payment, such proceeds shall be held in trust for Agent (for its benefit and the benefit of the Lenders).  The foregoing shall not be deemed to be implied consent to any such sale otherwise prohibited by the terms and conditions hereof.

(b) When any Loan Party receives any (i) insurance or condemnation proceeds, and (ii) proceeds of Indebtedness incurred by any of the Loan Parties other than Indebtedness permitted under Section 7.8, Borrowers shall repay the Advances in an amount equal to the Net Proceeds of the foregoing, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such net proceeds and, until the date of payment, such proceeds shall be held in trust for Agent (for its benefit and the benefit of the Lenders).  The foregoing shall not be deemed to be implied consent to any such receipt of insurance or condemnation proceeds or incurrence or Indebtedness otherwise prohibited by the terms and conditions hereof.
(c) When any Loan Party receives any funds resulting from additional Equity Interests being issued by any of the Loan Parties or any of their Subsidiaries, Borrowers shall repay the Advances in an amount equal to the Net Proceeds of the foregoing, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such Net Proceeds and, until the date of payment, such proceeds shall be held in trust for Agent (for its benefit and the benefit of the Lenders).  The foregoing shall not be deemed to be implied consent to any such issuance of Equity Interests otherwise prohibited by the terms and conditions hereof.
(d) All prepayments required pursuant to this Section 2.20 shall be applied to the Advances in such order as Agent may determine subject to Borrowers' ability to re-borrow Revolving Advances in accordance with the terms hereof.
2.21. Use of Proceeds.
(a) Borrowers shall apply the proceeds of Advances to (i) repay existing indebtedness owed to Bank of America, N.A., (ii) pay fees and expenses relating to this transaction, and (iii) provide for its working capital needs and reimburse drawings under Letters of Credit.
(b) Without limiting the generality of Section 2.21(a) above, neither Borrowers, the Guarantors, the Individual Guarantors nor any other Person which may in the future become party to this Agreement or the Other Documents as a Borrower or Guarantor, intends to use nor shall they use any portion of the proceeds of the Advances, directly or indirectly, for any purpose in violation of the Trading with the Enemy Act.
2.22. Defaulting Lender.
(a) Notwithstanding anything to the contrary contained herein, in the event any Lender (x) has refused (which refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Advance (other than a Swing Loan) or (y) notifies either Agent or Borrowing Agent that it does not intend to make available its portion of any Advance (other than a Swing Loan) (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement) (each, a "Lender Default"), all rights and obligations hereunder of such Lender (a "Defaulting Lender") as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.22 while such Lender Default remains in effect.

(b) Advances (other than Swing Loans) shall be incurred pro rata from Lenders (the "Non-Defaulting Lenders") which are not Defaulting Lenders based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Advances (other than Swing Loans) required to be advanced by any Lender shall be increased as a result of such Lender Default.  Amounts received in respect of principal of any type of Advances (other than Swing Loans) shall be applied to reduce the applicable Advances (other than Swing Loans) of each Lender (other than any Defaulting Lender) pro rata based on the aggregate of the outstanding Advances (other than Swing Loans) of that type of all Lenders at the time of such application; provided, that, Agent shall not be obligated to transfer to a Defaulting Lender any payments received by Agent for the Defaulting Lender's benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees).  Amounts payable to a Defaulting Lender shall instead be paid to or retained by Agent.  Agent may hold and, in its discretion, re-lend to a Borrower the amount of such payments received or retained by it for the account of such Defaulting Lender.  Notwithstanding any of the foregoing, each borrowing, payment or prepayment by any Borrower of principal, interest, fees or other amounts from any Borrower with respect to Swing Loans shall be made by or to PNC according to Section 2.25 hereof.
(c) A Defaulting Lender shall not be entitled to give instructions to Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the Other Documents.  All amendments, waivers and other modifications of this Agreement and the Other Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of "Required Lenders", a Defaulting Lender shall be deemed not to be a Lender and not to have either Advances outstanding or a Commitment Percentage.
(d) Other than as expressly set forth in this Section 2.22, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent) and the other parties hereto shall remain unchanged.  Nothing in this Section 2.22 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which any Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e) In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender under this Agreement.
2.23. Swing Loans.
(a) Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate advances and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") (which shall be Domestic Rate Loans only) to Borrowers at any time or from time to time after the date hereof to, but not including, the last day of the Term, in an aggregate principal amount up to but not in excess of Eight Million Five Hundred Thousand and 00/100 Dollars ($8,500,000.00) (the "Swing Loan Commitment"), provided that the aggregate principal amount of PNC's Swing Loans and the

Revolving Advances of all the Lenders shall not exceed the lesser of (x) the Maximum Revolving Advance Amount less the aggregate Maximum Undrawn Amount of outstanding Letters of Credit or (y) the Formula Amount.  Within such limits of time and amount and subject to the other provisions of this Agreement, Borrowers may borrow, repay and re-borrow pursuant to this Section 2.23.
(b) Except as otherwise provided herein, Borrowers may from time to time prior to the last day of the Term request PNC to make Swing Loans by delivery to PNC not later than 1:00 p.m., on the proposed borrowing date of a duly completed request therefor in writing or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed borrowing date and the principal amount of such Swing Loan.
(c) So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.22(b) hereof, fund such Swing Loan to Borrowers in Dollars and immediately available funds at the Payment Office or other place that PNC may designate from time to time prior to 2:00 p.m., on the borrowing date.
(d) The obligation of Borrowers to repay the aggregate unpaid principal amount of the Swing Loans made to Borrowers by PNC, together with interest thereon, shall be evidenced by a Swing Note in substantially the form attached hereto as Exhibit 2.23(d), dated the Closing Date payable to the order of PNC in a face amount equal to the Swing Loan Commitment.
(e) PNC may, at its option, exercisable at any time for any reason whatsoever but not less frequently than on each Settlement Date, request repayment of the Swing Loans from the Lenders, and each Lender shall make a Revolving Advance in an amount equal to such Lender's Revolving Advance Commitment Percentage of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Lender shall be obligated in any event to make Advances in excess of its commitment to make Advances.  Revolving Advances made pursuant to the preceding sentence shall bear interest at the Revolving Interest Rate for Domestic Rate Loans and shall be deemed to have been properly requested in accordance with Section 2.2 hereof without regard to any of the requirements of that provision.  PNC shall provide notice to the Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Advances are to be made under this Section 2.23(e) and of the apportionment among the Lenders, and the Lenders shall be unconditionally obligated to fund such Revolving Advances (whether or not (i) the conditions specified in Section 8.2 hereof are then satisfied or (ii) a Default or an Event of Default has occurred and is continuing unless, prior to the time such Swing Loans were made, the Required Lenders shall have directed Agent not to make Advances to Borrowers) by the time PNC so requests, which shall not be earlier than 3:00 p.m. on the next Business Day after the date the Lenders receive such notice from PNC.

III. INTEREST AND FEES.
3.1. Interest.
Interest on Advances shall be payable in arrears on the first day of each month with respect to Domestic Rate Loans and, with respect to Eurodollar Rate Loans, at the end of each Interest Period.  Interest charges shall be computed on the actual principal amount of Advances outstanding during the month at a rate per annum equal to the applicable Revolving Interest Rate.  Whenever, subsequent to the date of this Agreement, the Alternate Base Rate is increased or decreased, the Revolving Interest Rate for Domestic Rate Loans shall be similarly changed without notice or demand of any kind by an amount equal to the amount of such change in the Alternate Base Rate during the time such change or changes remain in effect.  The Eurodollar Rate shall be adjusted with respect to Eurodollar Rate Loans without notice or demand of any kind on the effective date of any change in the Reserve Percentage as of such effective date.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Obligations shall bear interest at the applicable Revolving Interest Rate plus two percent (2.0%) per annum (the "Default Rate").
3.2. Letter of Credit Fees.
(a) Borrowers shall pay (x) to Agent, for the ratable benefit of Lenders, fees for each Letter of Credit for the period from and excluding the date of issuance of same to and including the date of expiration or termination, equal to the average daily face amount of each outstanding Letter of Credit multiplied by three and three quarters of one percent (3.75%), such fees to be calculated on the basis of a three hundred sixty (360) day year for the actual number of days elapsed and to be payable quarterly in arrears on the first day of each quarter and on the last day of the Term, and (y) to the Issuer, a fronting fee of one quarter of one percent (0.25%) per annum, together with any and all administrative, issuance, amendment, payment and negotiation charges with respect to Letters of Credit and all fees and expenses as agreed upon by Issuer and Borrowing Agent in connection with any Letter of Credit, including in connection with the opening, amendment or renewal of any such Letter of Credit and any acceptances created thereunder and shall reimburse Agent for any and all fees and expenses, if any, paid by Agent to the Issuer (all of the foregoing fees, the "Letter of Credit Fees").  All such charges shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Any such charge in effect at the time of a particular transaction shall be the charge for that transaction, notwithstanding any subsequent change in the Issuer's prevailing charges for that type of transaction.  All Letter of Credit Fees payable hereunder shall be deemed earned in full on the date when the same are due and payable hereunder and shall not be subject to rebate or pro-ration upon the termination of this Agreement for any reason.  Upon and after the occurrence of an Event of Default, and during the continuation thereof, at the option of Agent or at the direction of Required Lenders, the Letter of Credit Fees described in clause (x) of this Section 3.2(a) shall be increased by an additional two percent (2.0%) per annum.
On demand upon the occurrence and during the continuance of an Event of Default, Borrowers will cause cash to be deposited and maintained in an account with Agent, as cash collateral, in an amount equal to one hundred five percent (105%) of the Maximum Undrawn Amount of all outstanding Letters of Credit, and each Borrower hereby irrevocably authorizes Agent, in its discretion, on such Borrower's behalf and in such Borrower's name, to open such an account and to make and maintain deposits therein, or in an account opened by such Borrower, in the amounts required to be made by such Borrower, out of the proceeds of Receivables or other Collateral or out of any other funds of such Borrower coming into any Lender's possession at any time.  Agent will invest such cash collateral (less applicable reserves) in such short-term money-market items as to which Agent and such Borrower mutually agree and the net return on such investments shall be credited to such account and constitute additional cash collateral.  No Borrower may withdraw amounts credited to any such account except upon the occurrence of all of the following: (x) payment and performance in full of all Obligations, (y) expiration of all Letters of Credit and (z) termination of this Agreement.
3.3. Facility Fee.
If, for any quarter during the Term, the average daily unpaid balance of the Revolving Advances and undrawn amount of any outstanding Letters of Credit for each day of such quarter does not equal the Maximum Revolving Advance Amount (for purposes of this computation, PNC's Swing Loans shall be deemed to be borrowed amounts under its commitment to make Revolving Advances), then Borrowers shall pay to Agent for the ratable benefit of Lenders a fee at a rate equal to one half of one percent (0.50%) per annum on the amount by which the Maximum Revolving Advance Amount exceeds such average daily unpaid balance.  Such fee shall be payable to Agent in arrears on the first day of each quarter with respect to the previous quarter.
3.4. Fee Letter.
Borrowers shall pay the amounts required to be paid in the Fee Letter in the manner and at the times required by the Fee Letter.
3.5. Computation of Interest and Fees.
Interest and fees hereunder shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed.  If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Revolving Interest Rate for Domestic Rate Loans during such extension.
3.6. Maximum Charges.
In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by Borrowers, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to Borrowers and the provisions hereof shall be deemed amended to provide for such permissible rate.

3.7. Increased Costs.
In the event that any Applicable Law, or any change therein or in the interpretation or application thereof, or compliance by any Lender (for purposes of this Section 3.7, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:
(a) subject Agent or any Lender to any tax of any kind whatsoever with respect to this Agreement or any Other Document or change the basis of taxation of payments to Agent or any Lender of principal, fees, interest or any other amount payable hereunder or under any Other Documents (except for changes in the rate of tax on the overall net income of Agent or any Lender by the jurisdiction in which it maintains its principal office);
(b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of Agent or any Lender, including pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c) impose on Agent or any Lender or the London interbank Eurodollar market any other condition with respect to this Agreement or any Other Document;
and the result of any of the foregoing is to increase the cost to Agent or any Lender of making, renewing or maintaining its Advances hereunder by an amount that Agent or such Lender deems to be material or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Advances by an amount that Agent or such Lender deems to be material, then, in any case Borrowers shall promptly pay Agent or such Lender, upon its demand, such additional amount as will compensate Agent or such Lender for such additional cost or such reduction, as the case may be, provided that the foregoing shall not apply to increased costs which are reflected in the Eurodollar Rate, as the case may be.  Agent or such Lender shall certify the amount of such additional cost or reduced amount to Borrowing Agent, and such certification shall be conclusive absent manifest error.
3.8. Basis For Determining Interest Rate Inadequate or Unfair.
In the event that Agent or any Lender shall have determined that:
(a) reasonable means do not exist for ascertaining the Eurodollar Rate for any Interest Period; or
(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank Eurodollar market, with respect to an outstanding Eurodollar Rate Loan, a proposed Eurodollar Rate Loan, or a proposed conversion of a Domestic Rate Loan into a Eurodollar Rate Loan, then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination.  If such notice is given, (i) any such requested Eurodollar Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 10:00 a.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of Eurodollar Rate Loan, (ii) any Domestic Rate Loan or Eurodollar Rate Loan which was to have been converted to an affected type of Eurodollar Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of Eurodollar Rate Loan, and (iii) any outstanding affected Eurodollar Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 10:00 a.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected Eurodollar Rate Loan, shall be converted into an unaffected type of Eurodollar Rate Loan, on the last Business Day of the then current Interest Period for such affected Eurodollar Rate Loans.  Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of Eurodollar Rate Loan or maintain outstanding affected Eurodollar Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of Eurodollar Rate Loan into an affected type of Eurodollar Rate Loan.
3.9. Capital Adequacy.
(a) In the event that Agent or any Lender shall have determined that any Applicable Law or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Body, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by Agent or any Lender (for purposes of this Section 3.9, the term "Lender" shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) and the office or branch where Agent or any Lender (as so defined) makes or maintains any Eurodollar Rate Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on Agent or any Lender's capital as a consequence of its obligations hereunder to a level below that which Agent or such Lender could have achieved but for such adoption, change or compliance (taking into consideration Agent's and each Lender's policies with respect to capital adequacy) by an amount deemed by Agent or any Lender to be material, then, from time to time, Borrowers shall pay upon demand to Agent or such Lender such additional amount or amounts as will compensate Agent or such Lender for such reduction.  In determining such amount or amounts, Agent or such Lender may use any reasonable averaging or attribution methods.  The protection of this Section 3.9 shall be available to Agent and each Lender regardless of any possible contention of invalidity or inapplicability with respect to the Applicable Law or condition.
(b) A certificate of Agent or such Lender setting forth such amount or amounts as shall be necessary to compensate Agent or such Lender with respect to Section 3.9(a) hereof when delivered to Borrowing Agent shall be conclusive absent manifest error.
3.10. Gross Up for Taxes.
If any Borrower shall be required by Applicable Law to withhold or deduct any taxes from or in respect of any sum payable under this Agreement or any of the Other

Documents to Agent, or any Lender, assignee of any Lender, or Participant (each, individually, a "Payee" and collectively, the "Payees"), (a) the sum payable to such Payee or Payees, as the case may be, shall be increased as may be necessary so that, after making all required withholding or deductions, the applicable Payee or Payees receives an amount equal to the sum it would have received had no such withholding or deductions been made (the "Gross-Up Payment"), (b) such Borrower shall make such withholding or deductions, and (c) such Borrower shall pay the full amount withheld or deducted to the relevant taxation authority or other authority in accordance with Applicable Law.  Notwithstanding the foregoing, no Borrower shall be obligated to make any portion of the Gross-Up Payment that is attributable to any withholding or deductions that would not have been paid or claimed had the applicable Payee or Payees properly claimed a complete exemption with respect thereto pursuant to Section 3.11 hereof.
3.11. Withholding Tax Exemption.
(a) Each Payee that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of Agent, each other Payee) agrees that it will deliver to Borrowing Agent and Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (i.e., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Code.  The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under §1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in §1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person.
(b) Each Payee required to deliver to Borrowing Agent and Agent a valid Withholding Certificate pursuant to Section 3.11(a) hereof shall deliver such valid Withholding Certificate as follows:  (A) each Payee which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by any Borrower hereunder for the account of such Payee; (B) each Payee shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless Agent in its sole discretion shall permit such Payee to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by Agent).  Each Payee which so delivers a valid Withholding Certificate further undertakes to deliver to Borrowing Agent and Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrowing Agent or Agent.
(c) Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax required under Section 3.11(b) hereof, Agent shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under §1.1441-7(b) of the Regulations.  Further, Agent is indemnified under §1.1461-1(e) of the Regulations against any claims and demands of any Payee for the amount of any tax it deducts and withholds in accordance with regulations under §1441 of the Code.
IV. COLLATERAL:  GENERAL TERMS.
4.1. Security Interest in the Collateral.
(a) To secure the prompt payment and performance to Agent and each Lender of the Obligations, each Loan Party hereby assigns, pledges and grants to Agent for its benefit and for the ratable benefit of each Lender a continuing security interest in and to and Lien on all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect Agent's security interest and shall cause its financial statements to reflect such security interest.  Each Loan Party shall promptly provide Agent with written notice of all commercial tort claims to the extent that the damages sought for all commercial tort claims of all Loan Parties exceeds Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) in the aggregate, such notice to contain the case title together with the applicable court and a brief description of the claim(s).  Upon delivery of each such notice, the applicable Loan Party shall be deemed to hereby grant to Agent a security interest and lien in and to such commercial tort claims and all proceeds thereof.
(b) Per the request of the Loan Parties, Agent hereby appoints the Trust to act as agent of Agent and Lenders in order to, among other things, more efficiently administer the Certificates of Title with respect to the Titled Assets.  In consideration of the foregoing and other valuable consideration, to secure the prompt payment and performance to Agent and each Lender of the Obligations, each Loan Party hereby assigns, pledges and grants to the Trust, for its benefit and for the ratable benefit of Agent and each Lender, a continuing security interest in and to and Lien on all of its Titled Assets, whether now owned or existing or hereafter acquired or arising and wheresoever located.  Each Loan Party shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Trust's security interest and shall cause its financial statements to reflect such security interest.
4.2. Perfection of Security Interest.
Each Loan Party shall take all action that Agent and/or the Trust at the direction of the Trust Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent's and the Trust's security interest in and Lien on the Collateral or to enable Agent and/or the Trust at the direction of the Trust Agent to protect, exercise or enforce its rights hereunder and in the Collateral, including (i) immediately discharging all Liens other than Permitted Encumbrances, (ii) obtaining Lien Waiver Agreements, (iii) delivering to Agent and/or the Trust, as applicable, endorsed or accompanied by such instruments of assignment as Agent and/or the Trust may specify, and stamping or marking, in such manner as Agent and/or the Trust may specify, any and all chattel paper, instruments, letters of credits and advices thereof and documents evidencing or forming a part of the Collateral, (iv) entering into warehousing, lockbox and other custodial arrangements satisfactory to Agent, and (v) executing and delivering financing statements, control agreements, instruments of pledge, mortgages, notices and assignments, in each case in form and substance satisfactory to Agent and/or the Trust, relating to the creation, validity, perfection, maintenance or continuation of Agent's and the Trust's security interest and Lien under the Uniform Commercial Code or other Applicable Law.  By its signature hereto, each Loan Party hereby authorizes Agent and the Trust at the direction of the Trust Agent to file against such Loan Party, one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form and substance satisfactory to Agent and/or the Trust (which statements may have a description of collateral which is broader than that set forth herein).  All charges, expenses and fees Agent and the Trust may incur in doing any of the foregoing, and any local taxes relating thereto, shall be charged to Borrowers' Account as a Revolving Advance of a Domestic Rate Loan and added to the Obligations, or, at Agent's option, shall be paid to Agent for its benefit and for the ratable benefit of Lenders immediately upon demand.
4.3. Disposition of Collateral.
Each Loan Party will safeguard and protect all Collateral for Agent's and the Trust's general account, as applicable, and make no disposition thereof whether by sale, lease or otherwise except as otherwise permitted under this Agreement.
4.4. Preservation of Collateral.
In addition to the rights and remedies set forth in Section 11.1 hereof, Agent and/or the Trust at the direction of the Trust Agent: (a) may at any time take such steps as Agent and/or the Trust at the direction of the Trust Agent deems necessary to protect Agent's and/or the Trust's interest in and to preserve the Collateral, including the hiring of such security guards or the placing of other security protection measures as Agent and/or the Trust at the direction of the Trust Agent may deem appropriate; (b) may employ and maintain at any of the Loan Parties' premises a custodian who shall have full authority to do all acts necessary to protect Agent's and/or the Trust's interests in the Collateral; (c) may lease warehouse facilities to which Agent and/or the Trust at the direction of the Trust Agent may move all or part of the Collateral; (d) may use any Loan Party's owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; and (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any of the Loan Parties' owned or leased property.  Each Loan Party shall cooperate fully with all of Agent's and/or the Trust's efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent and/or the Trust at the direction of the Trust Agent may direct.  All of Agent's and the Trust's expenses of preserving the Collateral, including any expenses relating to the bonding of a custodian, shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations.
4.5. Ownership of Collateral.
(a) With respect to the Collateral, at the time the Collateral becomes subject to Agent's and/or the Trust's security interest:  (i) the applicable Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority security interest in each and every item of the its respective Collateral to Agent and/or the Trust, as applicable; and, except for Permitted Encumbrances the Collateral shall be free and clear of all Liens and encumbrances whatsoever; (ii) each document and agreement executed by any Loan Party or delivered to Agent, the Trust or any Lender in connection with this Agreement shall be true and correct in all respects; (iii) all signatures and endorsements of any Loan Party that appear on such documents and agreements shall be genuine and such Loan Party shall have full capacity to execute same; and (iv) each Loan Party's Equipment and Inventory shall be located as set forth on Schedule 4.5 and shall not be removed from such location(s) without the prior written consent of Agent except with respect to the sale or lease of Inventory and use of Rolling Stock Equipment in the ordinary course of business and except as otherwise permitted under this Agreement.
(b) (i) There is no location at which any Loan Party has any Inventory (except for Inventory in transit and Inventory leased by any Loan Party in the ordinary course of business) other than those locations listed on Schedule 4.5; (ii) Schedule 4.5 hereto contains a correct and complete list, as of the Closing Date, of the legal names and addresses of each warehouse at which Inventory of any Loan Party is stored;  none of the receipts received by any Loan Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns;  (iii) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of (A) each place of business of each Loan Party and (B) the chief executive office of each Loan Party; and (iv) Schedule 4.5 hereto sets forth a correct and complete list as of the Closing Date of the location, by state and street address, of all Real Property owned or leased by each Loan Party, together with the names and addresses of any landlords.
4.6. Defense of Agent's, Trust's and Lenders' Interests.
Until (a) payment and performance in full of all of the Obligations and (b) termination of this Agreement, Agent's and the Trust's interests in the Collateral shall continue in full force and effect.  During such period no Loan Party shall, without Agent's prior written consent, pledge, sell (except as otherwise permitted under this Agreement), assign, transfer, create or suffer to exist a Lien upon or encumber or allow or suffer to be encumbered in any way except for Permitted Encumbrances, any part of the Collateral.  Each Loan Party shall defend Agent's and the Trust's interests in the Collateral against any and all Persons whatsoever.  At any time after a Default or an Event of Default has occurred and is continuing and following demand by Agent for payment of all Obligations, Agent and/or the Trust at the direction of the Trust Agent shall have the right to take possession of the indicia of the Collateral and the Collateral in whatever physical form contained, including:  labels, stationery, documents, instruments and advertising materials.  If Agent and/or the Trust at the direction of the Trust Agent exercises this right to take possession of the Collateral, the Loan Parties shall, upon demand, assemble it in the best manner possible and make it available to Agent and/or the Trust at a place reasonably convenient to Agent and/or the Trust.  In addition, with respect to all Collateral, Agent, the Trust at the direction of the Trust Agent and Lenders shall be entitled to all of the rights and remedies set forth herein and further provided by the Uniform Commercial Code or other Applicable Law.  Each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehousers or others receiving or holding cash, checks, Inventory, documents or instruments in which Agent holds a security interest to deliver same to Agent and/or subject to Agent's order and if they shall come into any Loan Party's possession, they, and each of them, shall be held by such Loan Party in trust as Agent's trustee, and such Loan Party will immediately deliver them to Agent in their original form together with any necessary endorsement.
4.7. Books and Records.
Each Loan Party shall (a) keep proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business.  All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied in the opinion of such independent public accountant as shall then be regularly engaged by the applicable Loan Party.
4.8. Financial Disclosure.
Each Loan Party hereby irrevocably authorizes and directs all accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent and each Lender copies of any of such Loan Party's financial statements, trial balances or other accounting records of any sort in the accountant's or auditor's possession, and to disclose to Agent and each Lender any information such accountants may have concerning such Loan Party's financial status and business operations.  Each Loan Party hereby authorizes all Governmental Bodies to furnish to Agent and each Lender copies of reports or examinations relating to such Loan Party, whether made by such Loan Party or otherwise; however, Agent and each Lender will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such accountants or Governmental Bodies.
4.9. Compliance with Laws.
Each Loan Party shall comply with all Applicable Laws with respect to the Collateral or any part thereof or to the operation of such Loan Party's business the non-compliance with which could reasonably be expected to have a Material Adverse Effect.  The assets of each Loan Party at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets of such Loan Party so that such insurance shall remain in full force and effect.
4.10. Inspection of Premises; Appraisals.
At all reasonable times Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party's books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party's business.  Agent, any Lender and their agents may enter upon any premises of any Loan Party at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party's business.  Further, at such times as Agent deems advisable or necessary and at Loan Parties' expense, Agent shall cause to be conducted an appraisal of the Inventory and/or Equipment of any Loan Party and/or a field examination of any Loan Party; provided that the Loan Parties shall be responsible for the expense of any such appraisal no more than (i) two (2) times per year with respect to Loan Parties' Inventory, and (ii) two (2) times per year with respect to Loan Parties' Rolling Stock Equipment, unless in any case an Event of Default has occurred and is continuing, in which event no such frequency limitation shall apply and the Loan Parties shall be responsible for any expenses associated with any and all appraisals conducted pursuant to this Section 4.10.
4.11. Insurance.
The assets and properties of each Loan Party at all times shall be maintained in accordance with the requirements of all insurance carriers which provide insurance with respect to the assets and properties of such Loan Party so that such insurance shall remain in full force and effect.  Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral.  At the Loan Parties' own cost and expense in amounts and with carriers acceptable to Agent, each Loan Party shall (a) keep all its insurable properties and properties in which such Loan Party has an interest insured against the hazards of fire and such other hazards, and for such amounts, as is customary in the case of companies engaged in businesses similar to such Loan Party's including business interruption insurance; (b) maintain insurance or a bond in such amounts as is customary in the case of companies engaged in businesses similar to such Loan Party insuring against larceny, embezzlement or other criminal misappropriation of insured's officers and employees who may either singly or jointly with others at any time have access to the assets or funds of such Loan Party either directly or through authority to draw upon such funds or to direct generally the disposition of such assets; (c) maintain general liability insurance against claims for personal injury, death or property damage suffered by others; (d) maintain all such worker's compensation or similar insurance as may be required under the laws of any state or jurisdiction in which such Loan Party is engaged in business; and (e) furnish Agent with (i) evidence of the maintenance of such policies by the renewal thereof at least five (5) days before any expiration date, and (ii) appropriate loss payable endorsements in form and substance satisfactory to Agent, naming Agent as a co-insured and lender loss payee as its interests may appear with respect to all insurance coverage referred to in clauses (a) and (c) above, and providing (A) that all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days' prior written notice is given to Agent.  The Loan Parties shall provide copies of all such insurance policies (including the appropriate lender loss payee and additional insured endorsements) within sixty (60) days after Agent's request, however, only certificates of insurance shall be required on the Closing Date.  In the event of any loss thereunder, the carriers named therein hereby are directed by Agent and the Loan Parties to make payment for such loss to Agent and not to any Loan Party and Agent jointly.  If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party's name thereon and do such other things as Agent may deem advisable to reduce the same to cash.  Agent is hereby authorized to adjust and compromise claims under insurance coverage referred to in clauses (a) and (b) above.  All loss recoveries received by Agent upon any such insurance may be applied to the Obligations, in such order as Agent in its sole discretion shall determine.  Any surplus shall be paid by Agent to the Loan Parties or applied as may be otherwise required by law.  Any deficiency thereon shall be paid by the Loan Parties to Agent, on demand.
4.12. Failure to Pay Insurance.
If the Loan Parties fail to obtain insurance as hereinabove provided, or to keep the same in force, Agent, if Agent so elects, may obtain such insurance and pay the premium therefor on behalf of the Loan Parties, and charge Borrowers' Account therefor as a Revolving Advance of a Domestic Rate Loan and such expenses so paid shall be part of the Obligations.
4.13. Payment of Taxes.
Each Loan Party will pay, when due, all taxes, assessments and other Charges lawfully levied or assessed upon such Loan Party or any of the Collateral including real and personal property taxes, assessments and charges and all franchise, income, employment, social security benefits, withholding, and sales taxes.  If any tax by any Governmental Body is or may be imposed on or as a result of any transaction between any Loan Party and Agent or any Lender which Agent or any Lender may be required to withhold or pay or if any taxes, assessments, or other Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent's or any Lender's opinion, may possibly create a valid Lien on the Collateral, Agent may without notice to any Loan Party pay the taxes, assessments or other Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof.  The amount of any payment by Agent under this Section 4.13 shall be charged to Borrowers' Account as a Revolving Advance maintained as a Domestic Rate Loan and added to the Obligations and, until the Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to any Loan Party' credit and Agent shall retain its security interest in and Lien on any and all Collateral held by Agent.
4.14. Payment of Leasehold Obligations.
Each Loan Party shall at all times pay, when and as due, its rental obligations under all leases under which it is a tenant unless such obligations are being Properly Contested, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent's request will provide evidence of having done so.
4.15. Receivables.
(a) Nature of Receivables.  Each of the Receivables shall be a bona fide and valid account representing a bona fide indebtedness incurred by the Customer therein named, for a fixed sum as set forth in the invoice relating thereto (provided immaterial or unintentional invoice errors shall not be deemed to be a breach hereof) with respect to an absolute sale or lease and delivery of goods upon stated terms of the applicable Loan Party, or work, labor or services theretofore rendered by the applicable Loan Party as of the date each Receivable is created.  Same shall be due and owing in accordance with the applicable Loan Party's standard terms of sale without dispute, setoff or counterclaim except as may be stated on the accounts receivable schedules delivered by the Loan Parties to Agent.

(b) Solvency of Customers.  Each Customer, to the best of each Loan Party's knowledge, as of the date each Receivable is created, is and will be solvent and able to pay all Receivables on which the Customer is obligated in full when due or with respect to such Customers of such Loan Party who are not solvent such Loan Party has set up on its books and in its financial records bad debt reserves adequate to cover such Receivables.
(c) Location of Loan Parties.  Each Loan Party's chief executive office is located at the address specified on Schedule 4.5 with respect to such Loan Party.  Until written notice is given to Agent by any Loan Party of any other office at which such Loan Party keeps its records pertaining to Receivables, all such records shall be kept at such executive office.
(d) Collection of Receivables.  Until any Loan Party's authority to do so is terminated by Agent (which notice Agent may give at any time following the occurrence of an Event of Default or a Default or when Agent in its sole discretion deems it to be in Lenders' best interest to do so), each Loan Party will, at such Loan Party's sole cost and expense, but on Agent's behalf and for Agent's account, collect as Agent's property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with such Loan Party's funds or use the same except to pay Obligations.  Each Loan Party shall deposit in the Blocked Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness.
(e) Notification of Assignment of Receivables.  Agent shall have the right to send notice of the assignment of, and Agent's security interest in and Lien on, the Receivables to any and all Customers or any third party holding or otherwise concerned with any of the Collateral.  Thereafter, Agent shall have the sole right to collect the Receivables, take possession of the Collateral, or both.  Agent's actual collection expenses, including, but not limited to, stationery and postage, telephone and telegraph, secretarial and clerical expenses and the salaries of any collection personnel used for collection, may be charged to Borrowers' Account and added to the Obligations.
(f) Power of Agent to Act on Loan Parties' Behalf.  Agent shall have the right, at any time after the occurrence of an Event of Default or Default which is continuing, to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Receivables, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed.  Each Loan Party hereby constitutes Agent or Agent's designee as such Loan Party's attorney with power at any time after the occurrence of an Event of Default or Default which is continuing (i) to endorse such Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment or Collateral; (ii) to sign such Loan Party's name on any invoice or bill of lading relating to any of the Receivables, drafts against Customers, assignments and verifications of Receivables; (iii) to send verifications of Receivables to any Customer; (iv) to sign such Loan Party's name on all financing statements or any other documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent's interest in the Collateral and to file same; (v) to demand payment of the Receivables; (vi) to enforce payment of the Receivables by legal proceedings or otherwise; (vii) to exercise all of such Loan Party's rights and remedies with respect to the collection of the

Receivables and any other Collateral; (viii) to settle, adjust, compromise, extend or renew the Receivables; (ix) to settle, adjust or compromise any legal proceedings brought to collect Receivables; (x) to prepare, file and sign such Loan Party's name on a proof of claim in bankruptcy or similar document against any Customer; (xi) to prepare, file and sign such Loan Party's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables; and (xii) to do all other acts and things necessary to carry out this Agreement.  All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence (as determined by a court of competent jurisdiction in a final non-appealable judgment); this power being coupled with an interest is irrevocable while any of the Obligations remain unpaid.  Agent shall have the right at any time to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.
(g) No Liability.  Neither Agent nor any Lender shall, under any circumstances or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Receivables or any instrument received in payment thereof, or for any damage resulting therefrom.  Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof.  Agent is authorized and empowered to accept the return of the goods represented by any of the Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party's liability hereunder.
(h) Establishment of a Lockbox Account, Dominion Account.  All proceeds of Collateral shall be deposited by each Loan Party into either (i) a lockbox account, dominion account or such other "blocked account" ("Blocked Accounts") established at a bank or banks (each such bank, a "Blocked Account Bank") pursuant to an arrangement with such Blocked Account Bank as may be selected by the applicable Loan Party and be acceptable to Agent or (ii) depository accounts ("Depository Accounts") established at Agent for the deposit of such proceeds.  The applicable Loan Party, Agent and each Blocked Account Bank shall enter into a deposit account control agreement (each, a "Deposit Account Control Agreement") in form and substance satisfactory to Agent directing such Blocked Account Bank to transfer such funds so deposited to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) of Agent.  All funds deposited in such Blocked Accounts shall immediately become the property of Agent and the applicable Loan Party shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited.  Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder.  All deposit accounts and investment accounts of the Loan Parties and their Subsidiaries are set forth on Schedule 4.15(h).
(i) Adjustments.  No Loan Party shall, without Agent's consent, compromise or adjust any Receivables (or extend the time for payment thereof) or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances as have been heretofore customary in the business of such Loan Party.
4.16. Inventory.
To the extent Inventory held for sale or lease has been produced by any Loan Party, it has been and will be produced by such Loan Party in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder.
4.17. Maintenance of Equipment.
The Equipment shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made, provided that no Loan Party shall have any obligation to maintain, replace or repair Equipment that is not reasonably deemed by such Loan Party to be necessary in the conduct of such Loan Party's business.  No Loan Party shall use or operate the Equipment in violation of any law, statute, ordinance, code, rule or regulation.
4.18. Exculpation of Liability.
Nothing herein contained shall be construed to constitute Agent, any Lender or the Trust as any Loan Party's agent for any purpose whatsoever, nor shall Agent, any Lender or the Trust be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof.  Neither Agent, any Lender nor the Trust, whether by anything herein or in any assignment or otherwise, assume any of any Loan Party's obligations under any contract or agreement assigned to Agent, such Lender or the Trust, and neither Agent, any Lender nor the Trust shall be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.
4.19. Environmental Matters.
(a) Each Loan Party shall ensure that the Real Property and all operations and businesses conducted thereon remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any Real Property except as permitted by Applicable Law or appropriate governmental authorities.
(b) Each Loan Party shall establish and maintain compliance policies and procedures to assure and monitor continued compliance with all applicable Environmental Laws.
(c) Each Loan Party shall (i) employ in connection with the use of the Real Property legally required technology necessary to maintain compliance with any applicable Environmental Laws and (ii) dispose of any and all Hazardous Waste generated at the Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws.  Each Loan Party shall use its best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by such Loan Party in connection with the transport or disposal of any Hazardous Waste generated at the Real Property.

(d) In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at the Real Property (any such event being hereinafter referred to as a "Hazardous Discharge") or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at the Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting the Real Property or such Loan Party's interest therein (any of the foregoing is referred to herein as an "Environmental Complaint") from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which the Real Property is located or the United States Environmental Protection Agency (any such person or entity hereinafter the "Authority"), then such Loan Party shall, within five (5) Business Days, give written notice of same to Agent detailing facts and circumstances of which such Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint.  Such information is to be provided to allow Agent to protect its security interest in and Lien on the Real Property and the Collateral and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
(e) Each Loan Party shall promptly forward to Agent copies of any request for information, notification of potential liability, demand letter relating to potential responsibility with respect to the investigation or cleanup of Hazardous Substances at any other site owned, operated or used by such Loan Party to dispose of Hazardous Substances and shall continue to forward copies of correspondence between such Loan Party and the Authority regarding such claims to Agent until the claim is settled.  Each Loan Party shall promptly forward to Agent copies of all documents and reports concerning a Hazardous Discharge at the Real Property that such Loan Party is required to file under any Environmental Laws.  Such information is to be provided solely to allow Agent to protect Agent's security interest in and Lien on the Real Property and the Collateral.
(f) Each Loan Party shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or Real Property to any Lien.  If any Loan Party shall fail to respond promptly to any Hazardous Discharge or Environmental Complaint or any Loan Party shall fail to comply with any of the requirements of any Environmental Laws, Agent on behalf of Lenders may, but without the obligation to do so, for the sole purpose of protecting Agent's interest in the Collateral:  (A) give such notices or (B) enter onto the Real Property (or authorize third parties to enter onto the Real Property) and take such actions as Agent (or such third parties as directed by Agent) deem reasonably necessary or advisable, to clean up, remove, mitigate or otherwise deal with any such Hazardous Discharge or Environmental Complaint.  All reasonable costs and expenses incurred by Agent and Lenders (or such third parties) in the exercise of any such rights, including any sums paid in connection with any judicial or administrative investigation or proceedings, fines and penalties, together with interest thereon from the date expended at the Default Rate for Domestic Rate Loans constituting Revolving Advances shall be paid upon demand by the Loan Parties, and until paid shall be added to and become a part of the Obligations secured by the Liens created by the terms of this Agreement or any other agreement between Agent, any Lender and any Loan Party.

(g) Promptly upon the written request of Agent from time to time, the Loan Parties shall provide Agent, at the Loan Parties' expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within the Real Property.  Any report or investigation of such Hazardous Discharge proposed and acceptable to an appropriate Authority that is charged to oversee the clean-up of such Hazardous Discharge shall be acceptable to Agent.  If such estimates, individually or in the aggregate, exceed One Million and 00/100 Dollars ($1,000,000.00), Agent shall have the right to require Loan Parties to post a bond, letter of credit or other security reasonably satisfactory to Agent to secure payment of these costs and expenses.
(h) Each Loan Party shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney's fees, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting the Real Property, whether or not the same originates or emerges from the Real Property or any contiguous real estate, including any loss of value of the Real Property as a result of the foregoing except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender.  Each Loan Party's obligations under this Section 4.19 shall arise upon the discovery of the presence of any Hazardous Substances at the Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances.  Each Loan Party's obligations and the indemnifications hereunder shall survive the termination of this Agreement.
(i) For purposes of Section 4.19 and 5.7, all references to Real Property shall be deemed to include all of each Loan Party's right, title and interest in and to its owned and leased premises.
4.20. Financing Statements.
Except as respects the financing statements filed by Agent and the financing statements described on Schedule 1.2, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.
4.21. Certificates of Title.
(a) Within ninety (90) days after the Closing Date, (i) each Loan Party shall have noted the name and other necessary details in respect of the Trust on the Certificate of Title for each Titled Asset owned by such Loan Party as of the Closing Date, subject to any motor vehicle registration statute (each a "Motor Vehicle Statute"), including, without limitation, any of those statutes described in the Uniform Commercial Code § 9-311(a)(2), as adopted in any state in which any Loan Party holds such Titled Assets, in such manner as shall indicate that a first priority security interest has been perfected in favor of the Trust in accordance with the Motor Vehicle Statutes adopted in the state where such Titled Assets are titled, and (ii) each Loan Party shall have taken or caused to be taken all such other actions necessary to perfect, maintain, protect, and enforce the Trust's first priority Liens in such Titled Assets.
(b) In respect of any Titled Asset purchased by any Loan Party after the Closing Date, (i) each Loan Party shall, within thirty (30) days after such purchase, note the name and other necessary details in respect of the Trust on the Certificate of Title for such Titled Asset in such manner as shall indicate that a first priority security interest has been perfected in favor of the Trust in accordance with the Motor Vehicle Statutes adopted in the state where such Titled Assets are titled, and (ii) each Loan Party shall, within thirty (30) days after such purchase, take or cause to be taken all other actions necessary to perfect, maintain, protect, and enforce the Trust's first priority Liens.
(c) As of the Closing Date Borrowing Agent shall, on its own behalf and on behalf of each Loan Party, segregate and maintain all Certificates of Title in respect of all Titled Assets of the Loan Parties at the office of Borrowing Agent located at 2955 South Harding Street, Indianapolis, Indiana 46225.  Such Certificates of Title shall be maintained in a fire proof safe and held in such a manner as to allow Agent and/or the Trust to examine and make copies thereof or abstracts therefrom in accordance with the inspection and examination rights otherwise granted pursuant to this Agreement and the Other Documents.  Upon (i) the value of all Titled Assets of the Loan Parties exceeding fifteen percent (15%) of the aggregate value of all Inventory and Rolling Stock Equipment of the Loan Parties at any time as determined by Agent, upon written notice from Agent, Borrowing Agent shall deliver all Certificates of Title in respect of all Titled Assets of the Loan Parties to Agent or as otherwise designated by Agent, or (ii) upon the occurrence and during the continuance of a Default or an Event of Default, Borrowing Agent shall automatically and without further action by Agent, deliver all Certificates of Title in respect of all Titled Assets of the Loan Parties to Agent or as otherwise designated by Agent.  In the event that the Certificates of Title are delivered to Agent or its designee in accordance with this Section 4.21(c), Agent or such designee shall so hold such Certificates of Title and shall, unless Agent reasonably objects to such release, release any Certificates of Title to Borrowing Agent for any Titled Asset that is subject to a pending sale in accordance with Section 7.1(b) of this Agreement; provided that no Default or Event of Default shall exist or be continuing.
(d) So long as Borrowing Agent has rights to maintain the Certificates of Title in accordance with Section 4.21(c), the Trust hereby appoints Borrowing Agent as the Trust's attorney, with limited power to sign and file any documents, as required under the Motor Vehicle Statutes in the applicable jurisdiction, to release the Trust's Lien in respect of any Titled Asset that is sold in accordance with Section 7.1(b) of this Agreement on or after the Closing Date.  Such appointment shall cease to exist at any time Borrowing Agent is required to deliver the Certificates of Title to Agent or its designee in accordance with Section 4.21(c).
(e) Each Loan Party hereby acknowledges and agrees that upon any termination of the Trust Agreement, or upon the delivery of notice by Agent to Borrowing Agent requesting that the Loan Parties note the name of Agent (rather than the Trust) on the Certificate of Title for each Titled Asset, then (i) such Loan Party shall promptly note the name and other necessary details in respect of Agent on the Certificate of Title for any Titled Asset in which the

Trust is named, in such manner as shall indicate that Agent is the lienholder of record, in accordance with the Motor Vehicle Statutes adopted in the State where such Titled Assets are titled such that a first priority security interest has been perfected in favor of Agent with respect to such Titled Assets, (ii) each Loan Party shall take or cause to be taken all other actions necessary to perfect, maintain, protect, and enforce Agent's Liens in such Titled Assets and (iii) all provisions set forth herein and in any Other Document running in favor of or for the benefit of the Trust shall be deemed to run in favor of or for the benefit of Agent in lieu thereof.
V. REPRESENTATIONS AND WARRANTIES.
Each Loan Party represents and warrants as follows:
5.1. Authority.
Each Loan Party has full power, authority and legal right to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder.  This Agreement and the Other Documents have been duly executed and delivered by each Loan Party, as applicable, and this Agreement and the Other Documents constitute the legal, valid and binding obligation of such Loan Party, as applicable, enforceable in accordance with their terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally.  The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, are not in contravention of law or the terms of such Loan Party's by-laws, certificate or articles of incorporation or other applicable documents relating to such Loan Party's formation or to the conduct of such Loan Party's business or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, (b) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (c) will not require the Consent of any Governmental Body or any other Person, except those Consents set forth on Schedule 5.1 hereto, all of which will have been duly obtained, made or compiled prior to the Closing Date and which are in full force and effect and (d) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement, charter document, instrument, by-law or other instrument to which such Loan Party is a party or by which it or its property is a party or by which it may be bound.
5.2. Formation and Qualification.
(a) Each Loan Party is duly incorporated and in good standing under the laws of the state listed on Schedule 5.2(a) and is qualified to do business and is in good standing in the states listed on Schedule 5.2(a) which constitute all states in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have a Material Adverse Effect on such Loan Party.  Each Loan Party has delivered to Agent true and complete copies of its certificate or articles of incorporation and by-laws, and will promptly notify Agent of any amendment or changes thereto.

(b) The only Subsidiaries of each Loan Party are listed on Schedule 5.2(b).
5.3. Survival of Representations and Warranties.
All representations and warranties of such Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party's execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
5.4. Tax Returns.
Each Loan Party's federal tax identification number is set forth on Schedule 5.4.  Each Loan Party has filed all federal, state and local tax returns and other reports each is required by law to file and has paid all taxes, assessments, fees and other governmental charges that are due and payable.  The provision for taxes on the books of each Loan Party is adequate for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party has any knowledge of any deficiency or additional assessment in connection therewith not provided for on its books.
5.5. Financial Statements.
(a) The pro forma balance sheet of Pac-Van (the "Pro Forma Balance Sheet") furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and the Other Documents (collectively, the "Transactions") and is complete and fairly reflects the financial condition of Pac-Van as of the Closing Date after giving effect to the Transactions, and has been prepared in accordance with GAAP, consistently applied.  The Pro Forma Balance Sheet has been certified as complete and correct in all material respects by the President and Chief Financial Officer of Borrowing Agent.  All financial statements referred to in this subsection 5.5(a), including the related schedules and notes thereto, have been prepared, in accordance with GAAP, except as may be disclosed in such financial statements.
(b) The twelve-month cash flow projections of Pac-Van and its projected balance sheets as of the Closing Date, copies of which are annexed hereto as Exhibit 5.5(b) (the "Projections") were prepared by the Chief Financial Officer of Pac-Van, are based on underlying assumptions which provide a reasonable basis for the projections contained therein and reflect Pac-Van's judgment based on present circumstances of the most likely set of conditions and course of action for the projected period.  The cash flow Projections together with the Pro Forma Balance Sheet, are referred to as the "Pro Forma Financial Statements".
(c) The balance sheet of Pac-Van as of the fiscal year ending June 30, 2009, and the related statement of income, changes in stockholder's equity, and changes in cash flow for the period ended on such date (collectively, the "Financial Statements"), all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied (except for changes in application in which such accountants concur) and present fairly the financial position of Pac-Van at such date and the results of their operations for such period.  Since June 30, 2009 there has been no change in the condition, financial or otherwise, of Pac-Van as shown on the balance sheet as of such date and no change in the aggregate value of machinery, equipment and Real Property owned by Pac-Van, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.
5.6. Entity Names.
Except as set forth on Schedule 5.6, no Loan Party has been known by any other corporate name in the past five years and no Loan Party sells Inventory under any other name, nor has any Loan Party been the surviving company of a merger or consolidation or acquired all or substantially all of the assets of any Person during the preceding five (5) years.
5.7. O.S.H.A. and Environmental Compliance.
(a) Each Loan Party has duly complied with, and its facilities, business, assets, property, leaseholds, Real Property and Equipment are in compliance in all material respects with, the provisions of the Federal Occupational Safety and Health Act, the Environmental Protection Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or relating to its business, assets, property, leaseholds or Equipment under any such laws, rules or regulations.
(b) Each Loan Party has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except to the extent the failure to obtain such licenses, certificates or permits would not reasonably be expected to have a Material Adverse Effect.
(c) (i) Except for such of the following which could not reasonably be expected to have individually, or in the aggregate, a Material Adverse Effect, there are no visible signs of releases, spills, discharges, leaks or disposal (collectively referred to as "Releases") of Hazardous Substances at, upon, under or within any Real Property or any premises leased by any Loan Party; (ii) there are no underground storage tanks or polychlorinated biphenyls on the Real Property or any premises leased by any Loan Party; (iii) neither the Real Property nor any premises leased by any Loan Party has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the Real Property or any premises leased by any Loan Party, excepting such quantities as are handled in accordance with all applicable manufacturer's instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or of its tenants.
5.8. Solvency; No Litigation, Violation, Indebtedness or Default.
(a) After giving effect to the Transactions, each Loan Party will be solvent, able to pay its debts as they mature, will have capital sufficient to carry on its business and all businesses in which it is about to engage, and (i) as of the Closing Date, the fair present saleable value of its assets, calculated on a going concern basis, is in excess of the amount of its liabilities and (ii) subsequent to the Closing Date, the fair saleable value of its assets (calculated on a going concern basis) will be in excess of the amount of its liabilities.

(b) Except as disclosed in Schedule 5.8(b), no Loan Party has (i) any pending or, to the best of such Loan Party's knowledge, threatened litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, and (ii) any liabilities or indebtedness for borrowed money other than the Obligations.
(c) No Loan Party is in violation of any applicable statute, law, rule, regulation or ordinance in any respect which could reasonably be expected to have a Material Adverse Effect, nor is any Loan Party in violation of any order of any court, Governmental Body or arbitration board or tribunal.
(d) No Loan Party nor any member of the Controlled Group maintains or contributes to any Plan other than (i) as of the Closing Date, those listed on Schedule 5.8(d) hereto and (ii) thereafter, as permitted under this Agreement.  (i) No Plan has incurred any "accumulated funding deficiency," as defined in Section 302(a)(2) of ERISA and Section 412(a) of the Code, whether or not waived, and each Loan Party and each member of the Controlled Group has met all applicable minimum funding requirements under Section 302 of ERISA in respect of each Plan; (ii) each Plan which is intended to be a qualified plan under Section 401(a) of the Code as currently in effect has been determined by the Internal Revenue Service to be qualified under Section 401(a) of the Code and the trust related thereto is exempt from federal income tax under Section 501(a) of the Code; (iii) neither any Loan Party nor any member of the Controlled Group has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due which are unpaid; (iv) no Plan has been terminated by the plan administrator thereof nor by the PBGC, and there is no occurrence which would cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan; (v) at this time, the current value of the assets of each Plan exceeds the present value of the accrued benefits and other liabilities of such Plan and neither any Loan Party nor any member of the Controlled Group knows of any facts or circumstances which would materially change the value of such assets and accrued benefits and other liabilities; (vi) neither any Loan Party nor any member of the Controlled Group has breached any of the responsibilities, obligations or duties imposed on it by ERISA with respect to any Plan; (vii) neither any Loan Party nor any member of a Controlled Group has incurred any liability for any excise tax arising under Section 4972 or 4980B of the Code, and no fact exists which could give rise to any such liability; (viii) neither any Loan Party nor any member of the Controlled Group nor any fiduciary of, nor any trustee to, any Plan, has engaged in a "prohibited transaction" described in Section 406 of the ERISA or Section 4975 of the Code nor taken any action which would constitute or result in a Termination Event with respect to any such Plan which is subject to ERISA; (ix) each Loan Party and each member of the Controlled Group has made all contributions due and payable with respect to each Plan; (x) there exists no event described in Section 4043(b) of ERISA, for which the thirty (30) day notice period has not been waived; (xi) neither any Loan Party nor any member of the Controlled Group has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than employees or former employees of any Loan Party and any member of the Controlled Group; (xii) neither any Loan Party nor any member of the Controlled Group maintains or contributes to any Plan which provides health, accident or life insurance benefits to former employees, their spouses or dependents, other than in accordance with Section 4980B of the Code; (xiii) neither any Loan Party nor any member of the Controlled Group has withdrawn, completely or partially, from any Multiemployer Plan so as to incur liability under the Multiemployer Pension Plan Amendments

Act of 1980 and there exists no fact which would reasonably be expected to result in any such liability; and (xiv) no Plan fiduciary (as defined in Section 3(21) of ERISA) has any liability for breach of fiduciary duty or for any failure in connection with the administration or investment of the assets of a Plan.
5.9. Patents, Trademarks, Copyrights and Licenses.
All patents, patent applications, trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, tradenames, assumed names, trade secrets and licenses owned or utilized by any Loan Party are set forth on Schedule 5.9, are valid and have been duly registered or filed with all appropriate Governmental Bodies and constitute all of the intellectual property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such patent, trademark, copyright, design rights, tradename, trade secret or license and no Loan Party is aware of any grounds for any challenge, except as set forth in Schedule 5.9 hereto.  Each patent, patent application, patent license, trademark, trademark application, trademark license, service mark, service mark application, service mark license, design rights, copyright, copyright application and copyright license owned or held by any Loan Party and all trade secrets used by any Loan Party consist of original material or property developed by such Loan Party or was lawfully acquired by such Loan Party from the proper and lawful owner thereof.  Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof.  With respect to all software used by any Loan Party, such Loan Party is in possession of all source and object codes related to each piece of software or is the beneficiary of a source code escrow agreement, each such source code escrow agreement being listed on Schedule 5.9 hereto.
5.10. Licenses and Permits.
Except as set forth in Schedule 5.10, each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state or local law, rule or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could have a Material Adverse Effect.
5.11. Default of Indebtedness.
No Loan Party is in default in the payment of the principal of or interest on any Indebtedness or under any instrument or agreement under or subject to which any Indebtedness has been issued and no event has occurred under the provisions of any such instrument or agreement which with or without the lapse of time or the giving of notice, or both, constitutes or would constitute an event of default thereunder.
5.12. No Default.
No Loan Party is in default in the payment or performance of any of its contractual obligations which could reasonably be expected to have a Material Adverse Effect and no Default has occurred.

5.13. No Burdensome Restrictions.
No Loan Party is party to any contract or agreement the performance of which could have a Material Adverse Effect.  Each Loan Party has heretofore delivered to Agent true and complete copies of all material contracts to which it is a party or to which it or any of its properties is subject.  No Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
5.14. No Labor Disputes.
No Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party's employees in existence or, to the best of such Loan Party's knowledge, threatened, and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.14 hereto.
5.15. Margin Regulations.
No Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Advance will be used for "purchasing" or "carrying" "margin stock" as defined in Regulation U of such Board of Governors.
5.16. Investment Company Act.
No Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
5.17. Disclosure.
No representation or warranty made by any Loan Party in this Agreement, any Other Document or in any financial statement, report, certificate or any other document furnished in connection herewith or therewith contains any untrue statement of fact or omits to state any fact necessary to make the statements herein or therein not misleading.  There is no fact known to any Loan Party or which reasonably should be known to such Loan Party which such Loan Party has not disclosed to Agent in writing with respect to the transactions contemplated by this Agreement or any Other Document which could reasonably be expected to have a Material Adverse Effect.
5.18. Swaps.
No Loan Party is a party to, nor will it be a party to, any swap agreement whereby such Loan Party has agreed or will agree to swap interest rates or currencies unless same provides that damages upon termination following an event of default thereunder are payable on an unlimited "two-way basis" without regard to fault on the part of either party.

5.19. Conflicting Agreements.
No provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained to, or would in any way prevent the execution, delivery or performance of, the terms of this Agreement or the Other Documents.
5.20. Application of Certain Laws and Regulations.
Neither any Loan Party nor any Affiliate of any Loan Party is subject to any law, statute, rule or regulation which regulates the incurrence of any Indebtedness, including laws, statutes, rules or regulations relative to common or interstate carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.
5.21. Business and Property of Loan Parties.
Upon and after the Closing Date, Loan Parties do not propose to engage in any business other than the lease and sale of mobile offices, modular buildings, portable storage containers, portable office containers, trailers and related products and services and activities necessary to conduct the foregoing.  On the Closing Date, each Loan Party will own all the property and possess all of the rights and Consents necessary for the conduct of the business of such Loan Party.
5.22. Section 20 Subsidiaries.
Loan Parties do not intend to use and shall not use any portion of the proceeds of the Advances, directly or indirectly, to purchase during the underwriting period, or for 30 days thereafter, Ineligible Securities being underwritten by a Section 20 Subsidiary.
5.23. Anti-Terrorism Laws.
(a) General.  Neither any Loan Party nor any Affiliate of any Loan Party is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction  that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
(b) Executive Order No. 13224.  Neither any Loan Party nor any Affiliate of any Loan Party or their respective agents acting or benefiting in any capacity in connection with the Advances or other transactions hereunder, is any of the following (each a "Blocked Person"):
(i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;
(ii) a Person owned or  controlled  by, or acting for or on behalf  of,  any  Person  that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

(iii) a Person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;
(v) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or
(vi) a Person who is affiliated or associated with a Person or entity listed above.
Neither any Loan Party nor to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Advances or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property  blocked  pursuant to the Executive Order No. 13224.
5.24. Trading with the Enemy.
No Loan Party has engaged, nor does it intend to engage, in any business or activity prohibited by the Trading with the Enemy Act.
5.25. Federal Securities Laws.
Neither any Loan Party nor any of its Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) has any securities registered under the Exchange Act or (iii) has filed a registration statement that has not yet become effective under the Securities Act.
5.26. Titled Assets.
All Titled Assets owned by any Loan Party on the Closing Date are set forth on Schedule 5.26 hereto, which (i) for each such Titled Asset consisting of Rolling Stock Equipment shall set forth (a) the type of such Titled Asset, (b) the State which issued the Certificate of Title for such Titled Asset, (c) the title identification number for such Titled Asset and (d) the branch office at which such Titled Asset is based, and (ii) for each such Titled Asset consisting of Inventory shall set forth (a) the type of such Titled Asset, (b) the fixed asset number of such Titled Asset assigned by such Loan Party, (c) the State which issued the Certificate of Title for such Titled Asset, (d) the title identification number for such Titled Asset and (e) the branch office at which such Titled Asset is based.  There is no State in which any Loan Party has based any Titled Assets (except for Titled Assets in transit) other than (i) those States listed on Schedule 5.26 and (ii) any other States in the continental United States, which have been given in writing to Agent as promptly as practicable and in no event more than twenty (20) Business Days after such Titled Asset has become located in such State.
5.27. GFC Debt Documents.
The Loan Parties have delivered to Agent complete and correct copies of the GFC Debt Guaranty Agreement and the other GFC Debt Documents, including all schedules and exhibits thereto.  None of such documents and agreements have been amended or supplemented, nor have any of the provisions thereof been waived, except pursuant to a written agreement or instrument which has heretofore been delivered to Agent.
VI. AFFIRMATIVE COVENANTS.
Each Loan Party shall, until payment in full of the Obligations and termination of this Agreement:
6.1. Payment of Fees.
Pay to Agent on demand all usual and customary fees and expenses which Agent incurs in connection with (a) the forwarding of Advance proceeds and (b) the establishment and maintenance of any Blocked Accounts or Depository Accounts as provided for in Section 4.15(h).  Agent may, without making demand, charge Borrowers' Account for all such fees and expenses.
6.2. Conduct of Business and Maintenance of Existence and Assets.
(a) Conduct continuously and operate actively its business according to good business practices and maintain all of its properties useful or necessary in its business in good working order and condition (reasonable wear and tear excepted and except as may be disposed of in accordance with the terms of this Agreement), including all licenses, patents, copyrights, design rights, tradenames, trade secrets and trademarks and take all actions necessary to enforce and protect the validity of any intellectual property right or other right included in the Collateral; (b) keep in full force and effect its existence and comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have a Material Adverse Effect; and (c) make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any political subdivision thereof.
6.3. Violations.
Promptly notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party which could reasonably be expected to have a Material Adverse Effect.
6.4. Government Receivables.
(a) To the extent that the aggregate amount of Receivables owing to the Loan Parties from the United States or any department, agency or instrumentality thereof, or any state contained within the United States of America, exceeds Five Hundred Thousand and 00/100 Dollars ($500,000.00) in the aggregate, take all steps necessary to protect Agent's interest in the

Collateral under the Federal Assignment of Claims Act, the Uniform Commercial Code and all other applicable state statutes or ordinances and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and the United States or any department, agency or instrumentality thereof, or any state contained within the United States of America.
(b) After the occurrence and during the continuance of any Default or Event of Default hereunder, upon Agent's request, take all steps necessary to protect Agent's interest in the Collateral under any applicable local statutes or ordinances (if any) and deliver to Agent appropriately endorsed, any instrument or chattel paper connected with any Receivable arising out of contracts between any Loan Party and any municipality or instrumentality of any state contained within the United States of America.
6.5. Financial Covenants.
(a) Fixed Charge Coverage Ratio.  Maintain a Fixed Charge Coverage Ratio of not less than 1.50 to 1.00 calculated as of (i) the last day of the fiscal quarter ending September 30, 2010 for the period equal to the fiscal quarter then ending, (ii) the last day of the fiscal quarter ending December 31, 2010 for the period equal to the two (2) consecutive fiscal quarters then ending, (iii) the last day of the fiscal quarter ending March 31, 2011 for the period equal to the three (3) consecutive fiscal quarters then ending and (iv) the last day of the fiscal quarter ending June 30, 2011 and as of the last day of each fiscal quarter thereafter for the period equal to the four (4) consecutive fiscal quarters then ending.
(b) Leverage Ratio.  Maintain a ratio of Senior Funded Debt to EBITDA of not greater than (i) 5.75 to 1.00 calculated as of the last day of the fiscal quarter ending September 30, 2010 and as of the last day of each fiscal quarter thereafter through the fiscal quarter ending September 30, 2011 for the period equal to the four (4) consecutive fiscal quarters then ending, (ii) 5.50 to 1.00 calculated as of the last day of the fiscal quarter ending December 31, 2011 and as of the last day of each fiscal quarter thereafter through the fiscal quarter ending June 30, 2012 for the period equal to the four (4) consecutive fiscal quarters then ending, and (iii) 5.25 to 1.00 calculated as of the last day of the fiscal quarter ending September 30, 2012 and as of the last day of each fiscal quarter thereafter for the period equal to the four (4) consecutive fiscal quarters then ending.
(c) Utilization.  Maintain an average Minimum Utilization Ratio of not less than 0.60 to 1.00 calculated as of September 30, 2010 and the last day of each fiscal quarter thereafter for the period equal to the fiscal quarter then ending (in each instance the average Minimum Utilization Ratio for such period shall equal (i) the sum of the Minimum Utilization Ratio calculated at the end of each calendar month during such period, divided by (ii) the number of calendar months ending during such period).
6.6. Execution of Supplemental Instruments.
Execute and deliver to Agent from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the

Collateral, and such other instruments as Agent may request, in order that the full intent of this Agreement may be carried into effect.
6.7. Payment of Indebtedness.
Pay, discharge or otherwise satisfy at or before maturity (subject, where applicable, to specified grace periods and, in the case of the trade payables, to normal payment practices) all its obligations and liabilities of whatever nature, except when the failure to do so could not reasonably be expected to have a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party shall have provided for such reserves as Agent may reasonably deem proper and necessary, subject at all times to any applicable subordination arrangement in favor of Lenders.
6.8. Standards of Financial Statements.
Cause all financial statements referred to in Sections 9.7, 9.8, 9.9, 9.12 and 9.13 as to which GAAP is applicable to be complete and correct in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments) and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein).
6.9. Federal Securities Laws.
Promptly notify Agent in writing if any Loan Party or any of its Subsidiaries (i) is required to file periodic reports under the Exchange Act, (ii) registers any securities under the Exchange Act or (iii) files a registration statement under the Securities Act.
6.10. Undrawn Availability.
Maintain Undrawn Availability of not less than One Million and 00/100 Dollars ($1,000,000.00), calculated as of the date of delivery of each Borrowing Base Certificate pursuant to Section 9.2.
6.11. Intercompany Receivables.
With respect to Receivables arising from the purchase of Inventory by any Borrower on behalf of GFN Australasia and its Subsidiaries in the ordinary course of business, cause GFN Australasia and its Subsidiaries to pay any such outstanding Receivables due and owing to the applicable Borrower within ten (10) Business Days after such Borrower has paid the applicable vendor with respect to the goods giving rise to such Receivable.
VII. NEGATIVE COVENANTS.
No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement:

7.1. Merger, Consolidation, Acquisition and Sale of Assets.
(a) Enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a substantial portion of the assets or Equity Interests of any Person or permit any other Person to consolidate with or merge with it, provided, however, that with the prior written consent of Agent and on terms and conditions (including, without limitation, in the case of Pac-Van acquiring the ownership interests of any Person, execution of a Joinder and/or any additional documentation required by Agent) satisfactory to Agent, (i) Pac-Van may purchase or acquire all or a substantial portion of the assets or Equity Interests of any Domestic Person or a business or division of another Domestic Person (a "Permitted Acquisition"), or (ii) Pac-Van may merge or consolidate with or into any Domestic Person so long as Pac-Van is the continuing and surviving entity.
(b) Sell, lease, transfer or otherwise dispose of any of its properties or assets, except (i) dispositions of Inventory in the ordinary course of business, (ii) the disposition or transfer of obsolete and worn-out Equipment or Equipment that is no longer used or useful, in each case in the ordinary course of business, during any fiscal year having an aggregate net book value of not more than Five Hundred Thousand and 00/100 Dollars ($500,000.00) and only to the extent that (i) the proceeds of any such disposition are used or allocated, and in fact are subsequently used, to acquire replacement Equipment which is subject to Agent's First-Priority Interest, or (ii) the proceeds of which are remitted to Agent to be applied pursuant to Section 2.20(a) hereof and (iii) any other sales or dispositions expressly permitted by this Agreement.
7.2. Creation of Liens.
Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.
7.3. Guarantees.
Become liable upon the obligations or liabilities of any Person by assumption, endorsement or guaranty thereof or otherwise (other than to Lenders) except (i) the endorsement of checks in the ordinary course of business, and (ii) pursuant to the GFC Debt Guaranty Agreement to the extent that it and the other GFC Debt Documents exist on the Closing Date (including any extensions, renewals or refinancings thereof as permitted pursuant to the terms of this Agreement and the GFC Subordination Agreement), provided that the principal amount of such guaranty obligation shall not be increased.
7.4. Investments.
Purchase or acquire obligations or Equity Interests of, or any other interest in, any Person, except (a) obligations issued or guaranteed by the United States of America or any agency thereof, (b) commercial paper with maturities of not more than 180 days and a published rating of not less than A-1 or P-1 (or the equivalent rating), (c) certificates of time deposit and bankers' acceptances having maturities of not more than 180 days and repurchase agreements backed by United States government securities of a commercial bank if (i) such bank has a combined capital and surplus of at least Five Hundred Million and 00/100 Dollars ($500,000,000.00), or (ii) its debt obligations, or those of a holding company of which it is a

Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency, (d) U.S. money market funds that invest solely in obligations issued or guaranteed by the United States of America or an agency thereof, and (e) investments by any Loan Party in the Equity Interests of another Loan Party.
7.5. Loans.
Make advances, loans or extensions of credit to any Person, including any Parent, Subsidiary or Affiliate, except with respect to (a) the extension of commercial trade credit in connection with the sale or lease of Inventory in the ordinary course of business, and (b) advances, loans or extensions of credit to another Loan Party.
7.6. Net Capital Expenditures.
Contract for, purchase or make any expenditure or commitments for Net Capital Expenditures in an aggregate amount for all Loan Parties in excess of (i) Six Million and 00/100 Dollars ($6,000,000.00) for the fiscal year ending June 30, 2011, (ii) Nine Million and 00/100 Dollars ($9,000,000.00) for the fiscal year ending June 30, 2012, or (iii) Six Million and 00/100 Dollars ($6,000,000.00) for the period beginning July 1, 2012 through and including December 31, 2012.
7.7. Dividends/Distributions.
Declare, pay or make any dividend or distribution on any shares of the common stock or preferred stock of any Loan Party (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock, or of any options to purchase or acquire any such shares of common or preferred stock of any Loan Party, except that so long as no Event of Default or Default shall have occurred and be continuing the Loan Parties shall be permitted to pay dividends or distributions in an aggregate amount not to exceed Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00) in any fiscal year less any management fees paid in accordance with Section 7.10(c) in such fiscal year, and further provided that after giving effect to the payment of any such dividend or distribution there shall not exist any Event of Default or Default.
7.8. Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness (exclusive of trade debt) except in respect of:
(a) Indebtedness to Agent or Lenders under or pursuant to this Agreement or the Other Documents;
(b) Indebtedness incurred for Net Capital Expenditures permitted under Section 7.6 hereof;
(c) Capitalized Lease Obligations in an aggregate amount for all Loan Parties not to exceed Ten Million and 00/100 Dollars ($10,000,000.00) at any time;

(d) Unsecured Indebtedness owing to Parent, provided that the amount and terms of such Indebtedness are satisfactory to Required Lenders and which Indebtedness has been expressly subordinated in right of payment to all Indebtedness of the applicable Loan Party under this Agreement and the Other Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to Required Lenders, and/or (ii) otherwise on terms and conditions (including subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other terms) satisfactory to Required Lenders;
(e) Indebtedness owed by one Loan Party to another Loan Party;
(f) Indebtedness represented by any unsecured hedge agreements entered into in order to protect Borrowers against fluctuations in interest rates and currency exchange rates and not for speculative purposes; and
(g) Indebtedness under the GFC Debt Guaranty Agreement to the extent that it and the other GFC Debt Documents exist on the Closing Date (including any extensions, renewals or refinancings thereof as permitted pursuant to the terms of this Agreement and the GFC Subordination Agreement), provided that the principal amount of such Indebtedness shall not be increased.
7.9. Nature of Business.
Substantially change the nature of the business in which it is presently engaged, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary for and are to be used in its business as presently conducted.
7.10. Transactions with Affiliates.
Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise enter into any transaction or deal with, any Affiliate, except (a) transactions disclosed to Agent, which are in the ordinary course of business, on an arm's-length basis on terms and conditions no less favorable than terms and conditions which would have been obtainable from a Person other than an Affiliate, (b) fees payable to the Individual Guarantors in connection with the Limited Guaranty in an aggregate amount not to exceed one and one fifth of one percent (1.2%) per annum of the Maximum Amount (as defined in the Limited Guaranty), (c) management fees payable by Pac-Van to GFC in an aggregate amount not to exceed One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in any fiscal year provided that after giving effect to the payment of any such management fee there shall not exist any Event of Default or Default and (d) transactions otherwise specifically permitted under this Agreement.
7.11. Leases.
Enter as lessee into any lease arrangement for real or personal property (unless capitalized and permitted under Section 7.6 hereof) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed Ten Million and 00/100 Dollars ($10,000,000.00) in any one fiscal year in the aggregate for all Loan Parties.

7.12. Subsidiaries.
(a) Form any Subsidiary.
(b) Enter into any partnership, joint venture or similar arrangement other than in respect of any partnership, joint venture or similar arrangement entered into by Pac-Van whereby Pac-Van enters into, as lessee, capital leases for a pool of modular buildings, mobile offices and/or storage containers and collects a management fee with respect thereto, so long as no guaranty or other obligations of Pac-Van arise in connection with such partnership, joint venture or similar arrangement.
7.13. Fiscal Year and Accounting Changes.
Change its fiscal year from the twelve-month period beginning July 1 and ending June 30 or make any change (i) in accounting treatment and reporting practices except as required by GAAP or (ii) in tax reporting treatment except as required by law.
7.14. Pledge of Credit.
Now or hereafter pledge Agent's or any Lender's credit on any purchases or for any purpose whatsoever or use any portion of any Advance in or for any business other than such Loan Party's business as conducted on the date of this Agreement.
7.15. Amendment of Organizational Documents.
Amend, modify or waive any term or provision of its Certificate or Articles of Incorporation or By-Laws in any material respect (other than amendments in form and substance satisfactory to Agent in its reasonable discretion to authorize the issuance of preferred stock that will pay dividends permitted by this Agreement) or in any way adverse to Agent or any Lender, unless required by law.
7.16. Compliance with ERISA.
(i) (x) Maintain, or permit any member of the Controlled Group to maintain, or (y) become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Plan, other than those Plans disclosed on Schedule 5.8(d) or any other Plan for which Agent has provided its prior written consent, (ii) engage, or permit any member of the Controlled Group to engage, in any non-exempt "prohibited transaction", as that term is defined in section 406 of ERISA and Section 4975 of the Code, (iii) incur, or permit any member of the Controlled Group to incur, any "accumulated funding deficiency", as that term is defined in Section 302 of ERISA or Section 412 of the Code, (iv) terminate, or permit any member of the Controlled Group to terminate, any Plan where such event could result in any liability of any Loan Party or any member of the Controlled Group or the imposition of a lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (v) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.8(d), (vi) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan; (vii) fail promptly to notify Agent of the occurrence of any Termination Event, (viii) fail to comply, or permit a member of the Controlled Group to fail to comply, with the requirements of ERISA or the Code or other Applicable Laws in respect of any Plan, (ix) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Plan.
7.17. Prepayment of Indebtedness.
At any time, directly or indirectly, prepay any Indebtedness (other than Indebtedness to Agent or Lenders pursuant to this Agreement or the Other Documents and except as expressly permitted in any subordination agreement executed in connection with the Indebtedness permitted by Section 7.8(d)), or repurchase, redeem, retire or otherwise acquire any Indebtedness of any Loan Party.
7.18. Anti-Terrorism Laws.
No Loan Party shall, until satisfaction in full of the Obligations and termination of this Agreement, nor shall it permit any Affiliate or agent to:
(a) Conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person.
(b) Deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224.
(c) Engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA PATRIOT Act or any other Anti-Terrorism Law.  Each Loan Party shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming such Loan Party's compliance with this Section 7.18.
7.19. Membership/Partnership Interests.
Elect to treat or permit any of its Subsidiaries to (x) treat its limited liability company membership interests or partnership interests, as the case may be, as securities as contemplated by the definition of "security" in Section 8-102(15) and by Section 8-103 of Article 8 of Uniform Commercial Code or (y) certificate its limited liability company membership interests or partnership interests, as the case may be.
7.20. Trading with the Enemy Act.
Engage in any business or activity in violation of the Trading with the Enemy Act.

7.21. Other Agreements.
Enter into any amendment, waiver or modification of (i) any GFC Debt Document, or (ii) any other contract, document or agreement in a manner that would be adverse to Agent or any Lender.
7.22. Double Negative Pledge.
Enter into or suffer to exist any agreement with any Person, other than in connection with this Agreement, which prohibits or limits the ability of such Loan Party to create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind, real or personal, tangible or intangible (including, but not limited to, any Equity Interests) of such Loan Party.
7.23. Rental Fleet Transfers.
Transfer and/or re-classify Rental Fleet Inventory with a net book value in excess of Seven Hundred Fifty Thousand and 00/100 Dollars ($750,000.00) in the aggregate to Other Inventory in any fiscal quarter.
7.24. Losses on Sale of Assets.
Permit, at any time for the period equal to the twelve (12) months then ended, the difference between (i) the aggregate net book value (at the time of such sale or disposition) of all assets sold or disposed of during such period by the Loan Parties, and (ii) the aggregate Net Proceeds received by the Loan Parties in connection with the sale or disposal of any assets during such period, to be greater than or equal to One Million and 00/100 Dollars ($1,000,000.00).
7.25. Nevada State Bank Account.
Maintain more than One Thousand and 00/100 Dollars ($1,000.00) at any time in Account Number 072026339 issued in the name of Pac-Van with Nevada State Bank.
VIII. CONDITIONS PRECEDENT.
8.1. Conditions to Initial Advances.
The agreement of Lenders to make the initial Advances requested to be made on the Closing Date is subject to the satisfaction, or waiver by Agent, immediately prior to or concurrently with the making of such Advances, of the following conditions precedent:
(a) Credit Agreement and Other Documents.  Agent shall have received this Agreement and each Other Document duly executed and delivered by an authorized officer of each Loan Party and any third parties, as applicable (including, without limitation, all original stock certificates or other certificates evidencing the Subsidiary Stock and appropriate transfer powers with respect thereto);

(b) Filings, Registrations and Recordings.  (i)  Each document (including any Uniform Commercial Code financing statement) required by this Agreement, any related agreement or under law or reasonably requested by Agent to be filed, registered or recorded in order to create, in favor of Agent, a perfected security interest in or lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required  or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto; and (ii) Agent shall have received the results of searches listing all effective financing statements, judgments and tax liens which name any of the Loan Parties and either of the Individual Guarantors as debtor, together with copies of such financing statements, judgment filings and tax lien filings, none of which, except for Permitted Encumbrances, shall cover any of the Collateral;
(c) Authorization Proceedings of Loan Parties.  Agent shall have received a copy of the resolutions in form and substance reasonably satisfactory to Agent, of the Board of Directors of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement, the Notes, and any other Other Document and (ii) the granting by such Loan Party of the security interests in and liens upon the Collateral certified by the Secretary or an Assistant Secretary of such Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(d) Incumbency Certificates of Loan Parties.  Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing this Agreement, the Other Documents, any certificate or other documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;
(e) Certificates.  Agent shall have received a copy of the Certificate or Articles of Incorporation of each Loan Party, and all amendments thereto, certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation together with copies of the By-Laws of each Loan Party and all agreements of each Loan Party's shareholders, in each case certified as accurate and complete by the Secretary of each Loan Party;
(f) Good Standing and Tax Lien Certificates.  Agent shall have received good standing and tax lien certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each Loan Party's jurisdiction of incorporation and each jurisdiction where the conduct of each Loan Party's business activities or the ownership of its properties necessitates qualification;
(g) Legal Opinion.  Agent shall have received the executed legal opinion of Christopher A. Wilson, Esq., counsel admitted in the State of Indiana approved by Agent, counsel admitted in the State of New York approved by Agent and counsel admitted in the State of Delaware approved by Agent, all in form and substance satisfactory to Agent which shall cover such matters incident to the transactions contemplated by this Agreement, the Notes and any other Other Document as Agent may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;
(h) No Litigation.  (i) No litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened against any Loan Party or against the respective officers or directors of any Loan Party (A) in connection with this Agreement, the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material or (B) which could, in the reasonable opinion of Agent, have a Material Adverse Effect; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its respective business or inconsistent with the due consummation of the Transactions shall have been issued by any Governmental Body;
(i) Financial Condition Certificates.  Agent shall have received an executed Financial Condition Certificate in the form of Exhibit 8.1(i);
(j) Collateral Examination.  Agent shall have completed Collateral examinations and received appraisals, the results of which shall be satisfactory in form and substance to Lenders, of the Receivables, Inventory and Equipment of Pac-Van and all books and records in connection therewith;
(k) Fees.  Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date hereunder, including pursuant to Article III hereof and the Fee Letter;
(l) Existing Indebtedness.  Agent shall have received (i) a payoff letter, in form and substance satisfactory to Agent, pursuant to which any existing Indebtedness that is to be paid by initial Advances hereunder will be paid in full, and (ii) evidence satisfactory to Agent that all necessary termination statements, satisfaction documents and any other applicable releases in connection with any existing Indebtedness and all other Liens with respect to Loan Parties that are not Permitted Encumbrances have been filed or arrangements satisfactory to Agent have been made for such filing;
(m) Financial Statements.  Agent shall have received a copy of (i) the Financial Statements, (ii) the Projections and (iii) financial statements from the Individual Guarantors, which in each case shall be satisfactory in all respects to Agent and Lenders;
(n) Insurance.  Agent shall have received in form and substance satisfactory to Agent, certified copies of Loan Parties' casualty insurance policies, together with loss payable endorsements on Agent's standard form of loss payee endorsement naming Agent as lender loss payee, and certified copies of Loan Parties' liability insurance policies, together with endorsements naming Agent as a co-insured;
(o) Payment Instructions.  Agent shall have received written instructions from Borrowing Agent directing the application of proceeds of the initial Advances made pursuant to this Agreement;

(p) Blocked Accounts.  Agent shall have received duly executed agreements establishing the Blocked Accounts or Depository Accounts with financial institutions acceptable to Agent for the collection or servicing of the Receivables and proceeds of the Collateral or, alternatively, Loan Parties shall have established with Agent all of its bank accounts with Agent, all in a manner to the satisfaction of Agent in its sole discretion;
(q) Consents.  Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the Other Documents; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;
(r) No Adverse Material Change.  (i) Since June 30, 2009, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have a Material Adverse Effect and (ii) no representations made or information supplied to Agent or Lenders shall have been proven to be inaccurate or misleading in any material respect;
(s) Waivers.  Agent shall have received fully executed copies of all Lien Waiver Agreements required by Agent to be executed on or prior to the Closing Date;
(t) Contract Review.  Agent shall have reviewed all material contracts of Loan Parties including leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to Agent;
(u) Closing Certificate.  Agent shall have received a closing certificate signed by the Chief Financial Officer of each Loan Party dated as of the date hereof, stating that (i) all representations and warranties set forth in this Agreement and the Other Documents are true and correct on and as of such date, (ii) each Loan Party is on such date in compliance with all the terms and provisions set forth in this Agreement and the Other Documents and (iii) on such date no Default or Event of Default has occurred or is continuing;
(v) Borrowing Base.  Agent shall have received evidence from Borrowers that the aggregate amount of Eligible Other Inventory, Eligible Receivables, Eligible Branch-Use Equipment, Eligible Rental Fleet Inventory, Eligible Rolling Stock Equipment, Eligible Step Inventory and Eligible Tractor Equipment is sufficient in value and amount to support Advances in the amount requested by Borrowers on the Closing Date;
(w) Undrawn Availability.  After giving effect to the initial Advances hereunder, Borrowers shall have Undrawn Availability of at least Five Million and 00/100 Dollars ($5,000,000.00);
(x) Compliance with Laws.  Agent shall be reasonably satisfied that the Loan Parties are in compliance with all pertinent federal, state, local or territorial regulations, including those with respect to the Federal Occupational Safety and Health Act, the Environmental Protection Act, ERISA and the Trading with the Enemy Act; and
(y) Equity or Other Capital Infusion.  Evidence of an equity or other capital infusion from the Individual Guarantors and other investors acceptable to Agent of not less than

Twenty Million and 00/100 Dollars ($20,000,000.00) in the aggregate in Pac-Van, in form and substance satisfactory to Agent.
(z) GFC Debt Documents.  Agent shall have received fully executed copies of all GFC Debt Documents, all in form and substance satisfactory to Agent.
(aa) RFV Tax Lien.  Discussions by Agent with accountants and attorneys of RFV with respect to the State of California income tax lien against RFV in the amount of Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00), in substance satisfactory to Agent.
(bb) Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the Transactions shall be satisfactory in form and substance to Agent and its counsel.
8.2. Conditions to Each Advance.
The agreement of Lenders to make any Advance requested to be made on any date (including the initial Advance), is subject to the satisfaction of the following conditions precedent as of the date such Advance is made:
(a) Representations and Warranties.  Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date;
(b) No Default.  No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Advances requested to be made, on such date; provided, however that Agent, in its sole discretion, may continue to make Advances notwithstanding the existence of an Event of Default or Default and that any Advances so made shall not be deemed a waiver of any such Event of Default or Default; and
(c) Maximum Advances.  In the case of any type of Advance requested to be made, after giving effect thereto, the aggregate amount of such type of Advance shall not exceed the maximum amount of such type of Advance permitted under this Agreement.
Each request for an Advance by any Borrower hereunder shall constitute a representation and warranty by each Loan Party as of the date of such Advance that the conditions contained in this subsection shall have been satisfied.
IX. INFORMATION AS TO LOAN PARTIES.
Each Loan Party shall, or (except with respect to Section 9.11) shall cause Borrowing Agent on its behalf to, until satisfaction in full of the Obligations and the termination of this Agreement:

9.1. Disclosure of Material Matters.
Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral, including any Loan Party's reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.
9.2. Schedules.
Deliver to Agent (A) on or before the twentieth (20th) day of each month as and for the prior month (a) accounts receivable ageings inclusive of reconciliations to the general ledger and including a separate schedule showing accounts receivable ageings from GFN Australasia and its Subsidiaries, (b) accounts payable schedules inclusive of reconciliations to the general ledger and including a separate schedule showing (y) accounts payable to GFN Australasia and its Subsidiaries, and (z) accounts payable to vendors with respect to Inventory being purchased by any Borrower on behalf of GFN Australasia and its Subsidiaries, (c) Inventory reports, (d) a report listing the Titled Assets of the Loan Parties that reflect the Trust's or Agent's first priority lien thereon, as applicable, in accordance with Section 4.21, (e) an updated Schedule 5.26, (f) beginning with the month ending November 30, 2010, a report reconciling any differences between the Titled Assets set forth in items (d) and (e) of this Section 9.2 and (g) a Borrowing Base Certificate in form and substance satisfactory to Agent (which shall be calculated as of the last day of the prior week and which shall not be binding upon Agent or restrictive of Agent's rights under this Agreement), and (B) on or before the Friday of each week as and for the prior week (consisting of the seven (7) days commencing on Monday of such prior week and ending on Sunday of such prior week), a sales journal.  In addition, each Loan Party will deliver to Agent at such intervals as Agent may require:  (i) confirmatory assignment schedules, (ii) copies of Customer's invoices, (iii) evidence of shipment or delivery, (iv) copies of Certificates of Title and any related documentation with respect to the Loan Parties' Titled Assets noting the Trust's or Agent's first priority lien thereon, as applicable and (v) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications.  Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder.  The items to be provided under this Section 9.2 are to be in form satisfactory to Agent and executed by each Loan Party, as applicable, and delivered to Agent from time to time solely for Agent's convenience in maintaining records of the Collateral, and any Loan Party's failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent's Lien with respect to the Collateral.
9.3. Environmental Reports.
Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, with a Compliance Certificate signed by the President of Borrowing Agent stating, to the best of his knowledge, that each Loan Party is in compliance in all material respects with all federal, state and local Environmental Laws.  To the extent any Loan Party is not in compliance with the foregoing laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party will implement in order to achieve full compliance.
9.4. Litigation.
Promptly notify Agent in writing of any claim, litigation, suit or administrative proceeding affecting any Loan Party, whether or not the claim is covered by insurance, that could reasonably be expected to result in a judgment or judgments against any such Loan Party requiring such Loan Party to expend in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) to satisfy such judgment or judgments or require all Loan Parties to expend an aggregate amount in excess of Five Hundred Thousand and 00/100 Dollars ($500,000.00) to satisfy all such judgments, and of any litigation, suit or administrative proceeding, which in any such case affects the Collateral or which could reasonably be expected to have a Material Adverse Effect.
9.5. Material Occurrences.
Promptly notify Agent in writing upon the occurrence of (a) any Event of Default or Default; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party as of the date of such statements; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party to a tax imposed by Section 4971 of the Code; (d) each and every default by any Loan Party which might result in the acceleration of the maturity of any Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness; and (e) any other development in the business or affairs of any Loan Party, which could reasonably be expected to have a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties propose to take with respect thereto.
9.6. Government Receivables.
Notify Agent immediately if any of its Receivables arise out of contracts between any Loan Party and the United States, any state, or any department, agency or instrumentality of any of them.
9.7. Annual Financial Statements.
Furnish Agent and Lenders within one hundred twenty (120) days after the end of each fiscal year of Pac-Van, financial statements of Pac-Van and its Subsidiaries on a consolidating and consolidated basis including, but not limited to, statements of income and stockholders' equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Pac-Van and satisfactory to Agent (the "Accountants").  The report of the Accountants shall be accompanied by a statement of the Accountants certifying that (i) they have caused this Agreement to be reviewed, (ii) in making the examination upon which such report was based either no information came to their attention which to their knowledge constituted an Event of Default or a Default under this Agreement or any related agreement or, if such information came to their attention, specifying any such Default or Event of Default, its nature, when it occurred and whether it is continuing, and such report shall contain or have appended thereto calculations which set forth Loan Parties' compliance with the requirements or restrictions imposed by Sections 6.5, 7.4, 7.6, and 7.11 hereof.  In addition, the reports shall be accompanied by a Compliance Certificate.
9.8. Quarterly Financial Statements.
Furnish Agent and Lenders within forty-five (45) days after the end of each fiscal quarter, an unaudited balance sheet of Pac-Van and its Subsidiaries on a consolidating and consolidated basis and unaudited statements of income and stockholders' equity and cash flow of Pac-Van and its Subsidiaries on a consolidating and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such quarter and for such quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to any Loan Party's business, and accompanied by comparative financial statements of Pac-Van and its Subsidiaries on a consolidating and consolidated basis for the same fiscal quarter and same fiscal year-to-date period in the prior fiscal year.  The reports shall be accompanied by a Compliance Certificate.
9.9. Monthly Financial Statements.
Furnish Agent and Lenders within thirty (30) days after the end of each month, an unaudited balance sheet of Pac-Van and its Subsidiaries on a consolidating and consolidated basis and unaudited statements of income and stockholders' equity and cash flow of Pac-Van and its Subsidiaries on a consolidating and consolidated basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year end adjustments that individually and in the aggregate are not material to Pac-Van or any Subsidiary's business, and accompanied by comparative financial statements of Pac-Van and its Subsidiaries on a consolidating and consolidated basis for the same month and same fiscal year-to-date period in the prior fiscal year.  The reports shall be accompanied by a Compliance Certificate.
9.10. Other Reports.
Furnish Agent as soon as available, but in any event within ten (10) days after the issuance thereof, with copies of such financial statements, reports and returns as each Loan Party shall send to its stockholders, members or partners, as applicable.
9.11. Additional Information.
Furnish Agent with such additional information as Agent shall reasonably request in order to enable Agent to determine whether the terms, covenants, provisions and conditions of this Agreement, the Notes and any other Other Document have been complied with by Loan Parties including, without the necessity of any request by Agent, (a) copies of all environmental audits and reviews, (b) at least fifteen (15) days prior thereto, notice of any Loan Party's opening of any new office or place of business or any Loan Party's closing of any existing office or place of business, and (c) promptly upon any Loan Party's learning thereof, notice of any labor dispute to which any Loan Party may become a party, any strikes or walkouts relating to any of its plants or other facilities, and the expiration of any labor contract to which any Loan Party is a party or by which any Loan Party is bound.
9.12. Projected Operating Budget.
Furnish Agent and Lenders, no later than thirty (30) days after the beginning of each fiscal year of Pac-Van during the Term a month by month projected operating budget and cash flow of Pac-Van and its Subsidiaries on a consolidating and consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by the President or Chief Financial Officer of Pac-Van to the effect that such projections have been prepared on the basis of sound financial planning practice consistent with past budgets and financial statements and that such officer has no reason to question the reasonableness of any material assumptions on which such projections were prepared.
9.13. Variances From Operating Budget.
Furnish Agent, concurrently with the delivery of the financial statements referred to in Sections 9.7 and 9.8, a written report summarizing all material variances from budgets submitted by Pac-Van pursuant to Section 9.12 and a discussion and analysis by management with respect to such variances.
9.14. Notice of Suits, Adverse Events.
Furnish Agent with prompt written notice of (i) any lapse or other termination of any Consent issued to any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party's business, (ii) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (iii) copies of any periodic or special reports filed by any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party, or if copies thereof are requested by Lender, and (iv) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party.
9.15. ERISA Notices and Requests.
Furnish Agent with immediate written notice in the event that (i) any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party or any member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, Department of Labor or PBGC with respect thereto, (ii) any

Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred together with a written statement describing such transaction and the action which such Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (iii) a funding waiver request has been filed with respect to any Plan together with all communications received by any Loan Party or any member of the Controlled Group with respect to such request, (iv) any increase in the benefits of any existing Plan or the establishment of any new Plan or the commencement of contributions to any Plan to which any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (v) any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Plan or to have a trustee appointed to administer a Plan, together with copies of each such notice, (vi) any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the Internal Revenue Service regarding the qualification of a Plan under Section 401(a) of the Code, together with copies of each such letter; (vii) any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (viii) any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or (ix) any Loan Party or any member of the Controlled Group knows that (a) a Multiemployer Plan has been terminated, (b) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (c) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.
9.16. Additional Documents.
Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, reasonably request to carry out the purposes, terms or conditions of this Agreement.
X. EVENTS OF DEFAULT.
The occurrence of any one or more of the following events shall constitute an "Event of Default":
10.1. Nonpayment.
Failure by any Borrower to pay any principal or interest on the Obligations when due, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or by notice of intention to prepay, or by required prepayment or failure by any Loan Party to pay any other liabilities or make any other payment, fee or charge provided for herein when due or in any Other Document;
10.2. Breach of Representation.
Any representation or warranty made or deemed made by any Loan Party in this Agreement, any Other Document or any related agreement or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect on the date when made or deemed to have been made;
10.3. Financial Information.
Failure by any Loan Party to (i) furnish financial information when due or when otherwise required to do so pursuant to the terms and conditions of this Agreement and any of the Other Documents, or (ii) permit the inspection of its books or records in accordance with this Agreement;
10.4. Judicial Actions.
Issuance of a notice of Lien, levy, assessment, injunction or attachment against any Loan Party's Inventory or Receivables or against a material portion of any Loan Party's other property;
10.5. Noncompliance.
Except as otherwise provided for in Sections 10.1, 10.3 and 10.5(ii), (i) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition, covenant herein contained, or contained in any Other Document or any other agreement or arrangement, now or hereafter entered into between any Loan Party and Agent or any Lender, or (ii) failure or neglect of any Loan Party to perform, keep or observe any term, provision, condition or covenant, contained in Sections 4.6, 4.7, 6.1, 6.3, 6.4 or 9.4 hereof which is not cured within ten (10) days from the occurrence of such failure or neglect;
10.6. Judgments.
Any judgment or judgments are rendered against any Loan Party for an aggregate amount in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or against all Loan Parties for an aggregate amount in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in excess of available insurance and (i) enforcement proceedings shall have been commenced by a creditor upon such judgment, (ii) there shall be any period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, shall not be in effect, or (iii) any such judgment results in the creation of a Lien upon any of the Collateral (other than a Permitted Encumbrance);
10.7. Bankruptcy.
Any Loan Party or the Trust shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws,  or (vii) take any action for the purpose of effecting any of the foregoing;
10.8. Inability to Pay.
Any Loan Party shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;
10.9. Affiliate Bankruptcy.
Any Affiliate or any Subsidiary of any Loan Party shall (i) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (iii) make a general assignment for the benefit of creditors, (iv) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (v) be adjudicated a bankrupt or insolvent, (vi) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vii) acquiesce to, or fail to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (viii) take any action for the purpose of effecting any of the foregoing;
10.10. Material Adverse Effect.
Any change in any Loan Party's results of operations or condition (financial or otherwise) which in Agent's opinion has a Material Adverse Effect;
10.11. Lien Priority.
Any Lien created hereunder or provided for hereby or under any related agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;
10.12. Cross Default - Indebtedness.
A default or event of default has occurred under any GFC Debt Document.  A default or event of default has occurred under any document (other than any GFC Debt Document) relating to any other Indebtedness of any of Loan Parties in the aggregate principal amount of One Million and 00/100 Dollars ($1,000,000.00) or greater which occurrence shall not have been cured or waived within any applicable grace period;
10.13. Cross Default – Other Agreements.
A default of the obligations of any Loan Party under any other agreement to which it is a party shall occur which materially adversely affects its condition or affairs (financial or otherwise) and which default is not cured within any applicable grace period;

10.14. Breach of Guaranty.
Termination or breach of any Guaranty or similar agreement executed and delivered to Agent in connection with the Obligations of any Loan Party, or if any Guarantor or Individual Guarantor attempts to terminate, challenges the validity of, or its liability under, any such Guaranty or similar agreement;
10.15. Change of Ownership or Management.
Any Change of Ownership or Management shall occur;
10.16. Invalidity.
Any material provision of this Agreement or any Other Document shall, for any reason, cease to be valid and binding on any Loan Party, or any Loan Party shall so claim in writing to Agent or any Lender;
10.17. Licenses.
(i) Any Governmental Body shall (A) revoke, terminate, suspend or adversely modify any license, permit, patent trademark or tradename of any Loan Party, or (B) commence proceedings to suspend, revoke, terminate or adversely modify any such license, permit, trademark, tradename or patent and such proceedings shall not be dismissed or discharged within sixty (60) days, or (C) schedule or conduct a hearing on the renewal of any license, permit, trademark, tradename or patent necessary for the continuation of any Loan Party's business and the staff of such Governmental Body issues a report recommending the termination, revocation, suspension or material, adverse modification of such license, permit, trademark, tradename or patent; (ii) any agreement which is necessary or material to the operation of any Loan Party's business shall be revoked or terminated and not replaced by a substitute acceptable to Agent within thirty (30) days after the date of such revocation or termination, and such revocation or termination and non-replacement would reasonably be expected to have a Material Adverse Effect;
10.18. Seizures.
Any portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party which is the owner of any material portion of the Collateral shall have become the subject matter of claim, litigation, suit or other proceeding which might, in the opinion of Agent, upon final determination, result in impairment or loss of the security provided by this Agreement or the Other Documents;
10.19. Operations.
The operations of any Loan Party's facility are interrupted at any time for more than five (5) consecutive days, unless such Loan Party shall be receiving for such period of interruption, proceeds of business interruption insurance sufficient to assure that its per diem cash needs during such period are met; provided, however, that notwithstanding the foregoing, an Event of Default shall be deemed to have occurred if such Loan Party shall be receiving the proceeds of business interruption insurance for a period of thirty (30) consecutive days; or
10.20. Pension Plans.
An event or condition specified in Sections 7.16 or 9.15 hereof shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur, or in the opinion of Agent be reasonably likely to incur, a liability to a Plan or the PBGC (or both) which, in the reasonable judgment of Agent, would have a Material Adverse Effect.
XI. LENDERS' RIGHTS AND REMEDIES AFTER DEFAULT.
11.1. Rights and Remedies.
(a) Upon the occurrence of (i) an Event of Default pursuant to Section 10.7 all Obligations shall be immediately due and payable and this Agreement and the obligation of Lenders to make Advances shall be deemed terminated; and, (ii) any of the other Events of Default and at any time thereafter (such default not having previously been cured), at the option of Required Lenders all Obligations shall be immediately due and payable and Lenders shall have the right to terminate this Agreement and to terminate the obligation of Lenders to make Advances and (iii) a filing of a petition against any Loan Party in any involuntary case under any state or federal bankruptcy laws, all Obligations shall be immediately due and payable and the obligation of Lenders to make Advances hereunder shall be terminated other than as may be required by an appropriate order of the bankruptcy court having jurisdiction over such Loan Party.  Upon the occurrence of any Event of Default, Agent and/or the Trust at the direction of the Trust Agent shall have the right to exercise any and all rights and remedies provided for herein, under the Other Documents, under the Uniform Commercial Code and at law or equity generally, including the right to foreclose the security interests granted herein and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process.  Agent and/or the Trust at the direction of the Trust Agent may enter any of any Loan Party's premises or other premises without legal process and without incurring liability to such Loan Party therefor, and Agent and/or the Trust at the direction of the Trust Agent may thereupon, or at any time thereafter, in its discretion without notice or demand, take the Collateral and remove the same to such place as Agent and/or the Trust at the direction of the Trust Agent may deem advisable and Agent and/or the Trust at the direction of the Trust Agent may require Loan Parties to make the Collateral available to Agent and/or the Trust at the direction of the Trust Agent at a convenient place.  With or without having the Collateral at the time or place of sale, Agent and/or the Trust at the direction of the Trust Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent and/or the Trust at the direction of the Trust Agent may elect.  Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent and/or the Trust at the direction of the Trust Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Borrowing Agent at least ten (10) days prior to such sale or sales is reasonable notification.  At any public sale Agent, the Trust at the direction of the

Trust Agent or any Lender may bid for and become the purchaser, and Agent, the Trust, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and all such claims, rights and equities are hereby expressly waived and released by Loan Parties.  In connection with the exercise of the foregoing remedies, including the sale of Inventory, each of Agent and the Trust is granted a perpetual nonrevocable, royalty free, nonexclusive license and each of Agent and the Trust is granted permission to use all of each Loan Party's (a) trademarks, trade styles, trade names, patents, patent applications, copyrights, service marks, licenses, franchises and other proprietary rights which are used or useful in connection with Inventory for the purpose of marketing, advertising for sale and selling or otherwise disposing of such Inventory and (b) Equipment for the purpose of completing the manufacture of unfinished goods.  The cash proceeds realized from the sale of any Collateral shall be applied to the Obligations in the order set forth in Section 11.5 hereof.  Noncash proceeds will only be applied to the Obligations as they are converted into cash.  If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor.
(b) To the extent that Applicable Law imposes duties on Agent and/or the Trust to exercise remedies in a commercially reasonable manner, each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent and/or the Trust (i) to fail to incur expenses reasonably deemed significant by Agent and/or the Trust at the direction of the Trust Agent to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against Customers or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against Customers and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure Agent and/or the Trust against risks of loss, collection or disposition of Collateral or to provide to Agent and/or the Trust a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Agent and/or the Trust at the direction of the Trust Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent and/or the Trust at the direction of the Trust Agent in the collection or disposition of any of the Collateral.  Each Loan Party acknowledges that the purpose of this Section 11.1(b) is to provide non-exhaustive indications of what actions or omissions by Agent and/or the Trust would not be commercially unreasonable in Agent's and/or the Trust's exercise of remedies against the Collateral and that other actions or omissions by Agent and/or the Trust shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 11.1(b).  Without limitation upon the foregoing, nothing contained in this Section 11.1(b) shall be construed to grant any rights to any Loan Party or to impose any duties on Agent and/or the Trust that would not have been granted or imposed by this Agreement or by Applicable Law in the absence of this Section 11.1(b).
11.2. Agent's/Trust's Discretion.
Agent and/or the Trust at the direction of the Trust Agent shall have the right in their sole discretion to determine which rights, Liens, security interests or remedies Agent and/or the Trust at the direction of the Trust Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent's, the Trust's or Lenders' rights hereunder.
11.3. Setoff.
Subject to Section 14.12, in addition to any other rights which Agent, the Trust or any Lender may have under Applicable Law, upon the occurrence of an Event of Default hereunder, Agent, the Trust at the direction of the Trust Agent and such Lender shall have a right, immediately and without notice of any kind, to apply any Loan Party's property held by Agent, the Trust and such Lender to reduce the Obligations.
11.4. Rights and Remedies not Exclusive.
The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any rights or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
11.5. Allocation of Payments After Event of Default.
Notwithstanding any other provisions of this Agreement to the contrary, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by Agent and/or the Trust on account of the Obligations or any other amounts outstanding under any of the Other Documents or in respect of the Collateral may, at Agent's discretion, be paid over or delivered as follows:
FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of Agent in connection with enforcing its rights and the rights of Lenders under this Agreement and the Other Documents and any protective advances made by Agent with respect to the Collateral under or pursuant to the terms of this Agreement;
SECOND, to payment of any fees owed to Agent;
THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of each of Lenders to the extent owing to such Lender pursuant to the terms of this Agreement;

FOURTH, to the payment of all of the Obligations consisting of accrued fees and interest;
FIFTH, to the payment of the outstanding principal amount of the Obligations (including the payment or cash collateralization of any outstanding Letters of Credit);
SIXTH, to all other Obligations and other obligations which shall have become due and payable under the Other Documents or otherwise and not repaid pursuant to clauses "FIRST" through "FIFTH" above; and
SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of Lenders shall receive (so long as it is not a Defaulting Lender) an amount equal to its pro rata share (based on the proportion that the then outstanding Advances held by such Lender bears to the aggregate then outstanding Advances) of amounts available to be applied pursuant to clauses "FOURTH", "FIFTH" and "SIXTH" above; and (iii) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by Agent in a cash collateral account and applied (A) first, to reimburse the Issuer from time to time for any drawings under such Letters of Credit and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIFTH" and "SIXTH" above in the manner provided in this Section 11.5.
XII. WAIVERS AND JUDICIAL PROCEEDINGS.
12.1. Waiver of Notice.
Each Loan Party hereby waives notice of non-payment of any of the Receivables, demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein.
12.2. Delay.
No delay or omission on Agent's, the Trust's or any Lender's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
12.3. Jury Waiver.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION

HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
XIII. EFFECTIVE DATE AND TERMINATION.
13.1. Term.
This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until January 16, 2013 (the "Term") unless sooner terminated as herein provided.  Borrowers may terminate this Agreement at any time upon thirty (30) days' prior written notice upon payment in full of the Obligations.
13.2. Termination.
The termination of the Agreement shall not affect any Loan Party's, Agent's or any Lender's rights, or any of the Obligations having their inception prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights or interests created or Obligations have been fully and indefeasibly paid, disposed of, concluded or liquidated.  The security interests, Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that Borrowers' Account may from time to time be temporarily in a zero or credit position, until all of the Obligations of Borrowers have been indefeasibly paid and performed in full after the termination of this Agreement or Loan Parties have furnished Agent and Lenders with an indemnification satisfactory to Agent and Lenders with respect thereto.  Accordingly, each Loan Party waives any rights which it may have under the Uniform Commercial Code to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to any Loan Party, or to file them with any filing office, unless and until this Agreement shall have been terminated in accordance with its terms and all Obligations have been indefeasibly paid in full in immediately available funds.  All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until all Obligations are indefeasibly paid and performed in full.

XIV. REGARDING AGENT.
14.1. Appointment.
Each Lender hereby designates PNC to act as Agent for such Lender under this Agreement and the Other Documents.  Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto and Agent shall hold all Collateral, payments of principal and interest, fees (except the fees set forth in the Fee Letter), charges and collections (without giving effect to any collection days) received pursuant to this Agreement, for the ratable benefit of Lenders.  Agent may perform any of its duties hereunder by or through its agents or employees.  As to any matters not expressly provided for by this Agreement (including collection of the Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or Applicable Law unless Agent is furnished with an indemnification reasonably satisfactory to Agent with respect thereto.
14.2. Nature of Duties.
Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents.  Neither Agent nor any of its officers, directors, employees or agents shall be (i) liable for any action taken or omitted by them as such hereunder or in connection herewith, unless caused by their gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment), or (ii) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, due execution, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of any Loan Party to perform its obligations hereunder.  Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect the properties, books or records of any Loan Party.  The duties of Agent as respects the Advances to Borrowers shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement except as expressly set forth herein.

14.3. Lack of Reliance on Agent and Resignation.
Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party in connection with the making and the continuance of the Advances hereunder and the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of each Loan Party.  Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Advances or at any time or times thereafter except as shall be provided by any Loan Party pursuant to the terms hereof.  Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any Other Document, or of the financial condition of any Loan Party, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, the other Other Documents or the financial condition of any Loan Party, or the existence of any Event of Default or any Default.
Agent may resign on sixty (60) days' written notice to each of Lenders and Borrowing Agent and upon such resignation, the Required Lenders will promptly designate a successor Agent reasonably satisfactory to Loan Parties.
Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent.  After any Agent's resignation as Agent, the provisions of this Article XIV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
14.4. Certain Rights of Agent.
If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining.  Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.
14.5. Reliance.
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it.  Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
14.6. Notice of Default.
Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or Borrowing Agent referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a "notice of default".  In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders.  Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of Lenders.
14.7. Indemnification.
To the extent Agent is not reimbursed and indemnified by Loan Parties, each Lender will reimburse and indemnify Agent in proportion to its respective portion of the Advances (or, if no Advances are outstanding, according to its Commitment Percentage), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder, or in any way relating to or arising out of this Agreement or any Other Document; provided that, Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross (not mere) negligence or willful misconduct (as determined by a court of competent jurisdiction in a final non-appealable judgment).
14.8. Agent in its Individual Capacity.
With respect to the obligation of Agent to lend under this Agreement, the Advances made by it shall have the same rights and powers hereunder as any other Lender and as if it were not performing the duties as Agent specified herein; and the term "Lender" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender.  Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
14.9. Delivery of Documents.
To the extent Agent receives financial statements required under Sections 9.7, 9.8, 9.9,  9.12 and 9.13 or Borrowing Base Certificates from any Borrower pursuant to the terms of this Agreement which any Borrower is not obligated to deliver to each Lender, Agent will promptly furnish such documents and information to Lenders.

14.10. Borrowers' Undertaking to Agent.
Without prejudice to its obligations to Lenders under the other provisions of this Agreement, each Borrower hereby undertakes with Agent to pay to Agent from time to time on demand all amounts from time to time due and payable by it for the account of Agent or Lenders or any of them pursuant to this Agreement to the extent not already paid.  Any payment made pursuant to any such demand shall pro tanto satisfy the relevant Borrower's obligations to make payments for the account of Lenders or the relevant one or more of them pursuant to this Agreement.
14.11. No Reliance on Agent's Customer Identification Program.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its Affiliates or its agents, this Agreement, the Other Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any record-keeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other laws.
14.12. Other Agreements.
Each Lender agrees that it shall not, without the express consent of Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the request of Agent, set off against the Obligations, any amounts owing by such Lender to any Loan Party or any deposit accounts of any Loan Party now or hereafter maintained with such Lender.  Anything in this Agreement to the contrary notwithstanding, each Lender further agrees that it shall not, unless specifically requested to do so by Agent, take any action to protect or enforce its rights arising out of this Agreement or the Other Documents, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Other Documents shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.
XV. BORROWING AGENCY.
15.1. Borrowing Agency Provisions.
(a) Each Borrower hereby irrevocably designates Borrowing Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Borrower or Borrowers, and hereby authorizes Agent to pay over or credit all loan proceeds hereunder in accordance with the request of Borrowing Agent.
(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to

Borrowers and at their request.  Neither Agent nor any Lender shall incur liability to Borrowers as a result thereof.  To induce Agent and Lenders to do so and in consideration thereof, each Borrower hereby indemnifies Agent and each Lender and holds Agent and each Lender harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Agent or any Lender by any Person arising from or incurred by reason of the handling of the financing arrangements of Borrowers as provided herein, reliance by Agent or any Lender on any request or instruction from Borrowing Agent or any other action taken by Agent or any Lender with respect to this Section 15.1 except due to willful misconduct or gross (not mere) negligence by the indemnified party (as determined by a court of competent jurisdiction in a final and non-appealable judgment).
(c) All Obligations shall be joint and several, and each Borrower shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of each Borrower shall in no way be affected by any extensions, renewals and forbearance granted to Agent or any Lender to any Borrower, failure of Agent or any Lender to give any Borrower notice of borrowing or any other notice, any failure of Agent or any Lender to pursue or preserve its rights against any Borrower, the release by Agent or any Lender of any Collateral now or thereafter acquired from any Borrower, and such agreement by each Borrower to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Agent or any Lender to the other Borrowers or any Collateral for such Borrower's Obligations or the lack thereof.  Each Borrower waives all suretyship defenses.
15.2. Waiver of Subrogation.
Each Borrower expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Borrower may now or hereafter have against the other Borrowers or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Borrowers' property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until termination of this Agreement and repayment in full of the Obligations.
XVI. MISCELLANEOUS.
16.1. Governing Law.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.  Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement, the Other Documents or any related agreement may be brought in any court of competent jurisdiction in the State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.  Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrowing Agent at its address set forth in Section 16.6 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent's option, by service upon Borrowing Agent which each Loan Party irrevocably appoints as such Loan Party's Agent for the purpose of accepting service within the State of New York.  Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction.  Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  Each Loan Party waives the right to remove any judicial proceeding brought against such Loan Party in any state court to any federal court.  Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any related agreement, shall be brought only in a federal or state court located in the County of New York, State of New York.
16.2. Entire Understanding.
(a) This Agreement and the documents executed concurrently herewith contain the entire understanding among each Loan Party, Agent, each Lender and the Trust and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.  Any promises, representations, warranties or guarantees not herein contained and hereinafter made shall have no force and effect unless in writing, signed by each Loan Party's, Agent's and each Lender's respective officers.  Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged.  Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b) The Required Lenders, Agent with the consent in writing of the Required Lenders, and Loan Parties may, subject to the provisions of this Section 16.2(b), from time to time enter into written supplemental agreements to this Agreement or the Other Documents executed by Loan Parties, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties thereunder or the conditions, provisions or terms thereof or waiving any Event of Default thereunder, but only to the extent specified in such written agreements; provided, however, that no such supplemental agreement shall:
(i) increase the Commitment Percentage or the maximum dollar commitment of any Lender without the consent of each Lender directly affected thereby.
(ii) increase the Maximum Revolving Advance Amount without the consent of each Lender.
(iii) extend the maturity of any Note or the due date for any amount payable hereunder, or decrease the rate of interest or reduce any fee payable by Loan Parties to Lenders pursuant to this Agreement without the consent of each Lender directly affected thereby.

(iv) alter the definition of the term Required Lenders or alter, amend or modify this Section 16.2(b) without the consent of each Lender.
(v) release any Collateral during any calendar year (other than actions consisting of sales, transfers and other dispositions of Collateral specifically permitted in accordance with the provisions of this Agreement) having an aggregate value in excess of Four Million and 00/100 Dollars ($4,000,000.00) without the consent of each Lender.
(vi) change the rights and duties of Agent without the consent of each Lender.
(vii) permit any Revolving Advance to be made or Letter of Credit to be issued if after giving effect thereto the total of Advances outstanding hereunder would exceed the Formula Amount for more than sixty (60) consecutive Business Days or exceed one hundred ten percent (110%) of the Formula Amount without the consent of each Lender.
(viii) increase the Advance Rates above the Advance Rates in effect on the Closing Date without the consent of each Lender.
(ix) release any Guarantor or Individual Guarantor without the consent of each Lender.
Any such supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations.  In the case of any waiver, Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Event of Default shall extend to any subsequent Event of Default (whether or not the subsequent Event of Default is the same as the Event of Default which was waived), or impair any right consequent thereon.
In the event that Agent requests the consent of a Lender pursuant to this Section 16.2 and such consent is denied, then PNC may, at its option, require such Lender to assign its interest in the Advances to PNC or to another Lender or to any other Person designated by Agent (the "Designated Lender"), for a price equal to (i) the then outstanding principal amount thereof plus (ii) accrued and unpaid interest and fees due such Lender, which interest and fees shall be paid when collected from Borrowers.  In the event PNC elects to require any Lender to assign its interest to PNC or to the Designated Lender, PNC will so notify such Lender in writing within forty five (45) days following such Lender's denial, and such Lender will assign its interest to PNC or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender, PNC or the Designated Lender, as appropriate, and Agent.
Notwithstanding (a) the existence of a Default or an Event of Default, (b) that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied or (c) any other provision of this Agreement, Agent may at its discretion unless otherwise directed by the Required Lenders, voluntarily permit the sum of the outstanding Revolving Advances, the outstanding Swing Loans and the Maximum Undrawn Amount at any time to exceed an amount equal to the difference of (i) the Formula Amount minus (ii) the amount of minimum Undrawn Availability required by Section 6.10 hereof at such time (such sum, the "Overadvance Threshold Amount") by up to five percent (5%) of the Overadvance Threshold Amount for up to sixty (60) consecutive Business Days (the "Out-of-Formula Loans"); provided, that, such outstanding Advances do not exceed the Maximum Revolving Advance Amount.  If Agent is willing in its sole and absolute discretion to make such Out-of-Formula Loans, such Out-of-Formula Loans shall be payable on demand and shall bear interest at the Default Rate for Revolving Advances consisting of Domestic Rate Loans; provided that, if Lenders do make Out-of-Formula Loans, neither Agent nor Lenders shall be deemed thereby to have changed the limits of Section 2.1(a).  For purposes of this paragraph, the discretion granted to Agent hereunder shall not preclude involuntary overadvances that may result from time to time due to the fact that the Overadvance Threshold Amount was unintentionally exceeded for any reason, including Collateral previously deemed to be "Eligible Other Inventory ", "Eligible Receivables", "Eligible Branch-Use Equipment", "Eligible Rental Fleet Inventory", "Eligible Rolling Stock Equipment", "Eligible Step Inventory" or "Eligible Tractor Equipment", as applicable, becomes ineligible, collections of Receivables applied to reduce outstanding Revolving Advances or outstanding Swing Loans are thereafter returned for insufficient funds or overadvances are made to protect or preserve the Collateral.  In the event Agent involuntarily permits the outstanding Revolving Advances, the outstanding Swing Loans and the Maximum Undrawn Amount to exceed the Overadvance Threshold Amount by more than five percent (5%), Agent shall use its efforts to have Borrowers decrease such excess in as expeditious a manner as is practicable under the circumstances and not inconsistent with the reason for such excess.  Revolving Advances made after Agent has determined the existence of involuntary overadvances shall be deemed to be involuntary overadvances and shall be decreased in accordance with the preceding sentence.
In addition to (and not in substitution of) the discretionary Revolving Advances permitted above in this Section 16.2, Agent PNC with respect to Swing Loans is hereby authorized by Loan Parties and Lenders, from time to time in Agent's sole discretion, (A) after the occurrence and during the continuation of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in Section 8.2 hereof have not been satisfied, to make Revolving Advances and/or Swing Loans to Borrowers on behalf of Lenders which Agent, in its reasonable business judgment, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Advances and other Obligations, or (c) to pay any other amount chargeable to Borrowers pursuant to the terms of this Agreement; provided, that at any time after giving effect to any such Revolving Advances and/or Swing Loans the sum of the outstanding Revolving Advances and the outstanding Swing Loans do not exceed the lesser of (i) one hundred and five percent (105%) of the Formula Amount or (ii) the Maximum Revolving Advance Amount.
16.3. Successors and Assigns; Participations; New Lenders.
(a) This Agreement shall be binding upon and inure to the benefit of Loan Parties, Agent, each Lender, the Trust, all future holders of the Obligations and their respective successors and permitted assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Agent and each Lender.

(b) Each Loan Party acknowledges that in the regular course of commercial banking business one or more Lenders may at any time and from time to time sell participating interests in the Advances (other than Swing Loans) to other financial institutions (each such transferee or purchaser of a participating interest, a "Participant").  Each Participant may exercise all rights of payment (including rights of set-off) with respect to the portion of such Advances held by it or other Obligations payable hereunder as fully as if such Participant were the direct holder thereof provided no Borrower shall be required to pay to any Participant more than the amount which it would have been required to pay to Lender which granted an interest in its Advances (other than Swing Loans) or other Obligations payable hereunder to such Participant had such Lender retained such interest in the Advances (other than Swing Loans) hereunder or other Obligations payable hereunder and in no event shall any Borrower be required to pay any such amount arising from the same circumstances and with respect to the same Advances or other Obligations payable hereunder to both such Lender and such Participant.  Each Loan Party hereby grants to any Participant a continuing security interest in any deposits, moneys or other property actually or constructively held by such Participant as security for the Participant's interest in the Advances (other than Swing Loans).
(c) Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may sell, assign or transfer all or any part of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to one or more additional banks or financial institutions (such Lender shall consult with Borrowing Agent with respect to such additional banks or financial institutions but Borrowing Agent shall not have a consent right with respect to any such additional bank or financial institution) and one or more additional banks or financial institutions may commit to make Advances (other than Swing Loans) hereunder (each a "Purchasing Lender"), in minimum amounts of not less than Two Million and 00/100 Dollars ($2,000,000.00), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording.  Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (i) Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder with a Commitment Percentage as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Agreement, the Commitment Transfer Supplement creating a novation for that purpose.  Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Each Loan Party hereby consents to the addition of such Purchasing Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Other Documents.  Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(d) Any Lender, with the consent of Agent which shall not be unreasonably withheld or delayed, may directly or indirectly sell, assign or transfer all or any portion of its rights and obligations under or relating to Revolving Advances under this Agreement and the Other Documents to an entity, whether a corporation, partnership, trust, limited liability company or other entity that (i) is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and (ii) is administered, serviced or managed by the assigning Lender or an Affiliate of such Lender (a "Purchasing CLO" and together with each Participant and Purchasing Lender, each a "Transferee" and collectively the "Transferees"), pursuant to a Commitment Transfer Supplement modified as appropriate to reflect the interest being assigned ("Modified Commitment Transfer Supplement"), executed by any intermediate purchaser, the Purchasing CLO, the transferor Lender, and Agent as appropriate and delivered to Agent for recording.  Upon such execution and delivery, from and after the transfer effective date determined pursuant to such Modified Commitment Transfer Supplement, (i) Purchasing CLO thereunder shall be a party hereto and, to the extent provided in such Modified Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and (ii) the transferor Lender thereunder shall, to the extent provided in such Modified Commitment Transfer Supplement, be released from its obligations under this Agreement, the Modified Commitment Transfer Supplement creating a novation for that purpose.  Such Modified Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing CLO.  Each Loan Party hereby consents to the addition of such Purchasing CLO.  Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing.
(e) Agent shall maintain at its address a copy of each Commitment Transfer Supplement and Modified Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of each Lender and the outstanding principal, accrued and unpaid interest and other fees due hereunder.  The entries in the Register shall be conclusive, in the absence of manifest error, and each Borrower, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Advance recorded therein for the purposes of this Agreement.  The Register shall be available for inspection by Borrowing Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.  Agent shall receive a fee in the amount of Three Thousand Five Hundred and 00/100 Dollars ($3,500.00) payable by the applicable Purchasing Lender and/or Purchasing CLO upon the effective date of each transfer or assignment (other than to an intermediate purchaser) to such Purchasing Lender and/or Purchasing CLO.
(f) Each Loan Party authorizes each Lender to disclose to any Transferee and any prospective Transferee any and all financial information in such Lender's possession concerning such Loan Party which has been delivered to such Lender by or on behalf of such Loan Party pursuant to this Agreement or in connection with such Lender's credit evaluation of such Loan Party.
16.4. Application of Payments.
Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations.  To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party's benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
16.5. Indemnity.
Each Loan Party shall indemnify Agent, each Lender, the Trust and each of their respective officers, directors, Affiliates, attorneys, employees and agents from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) which may be imposed on, incurred by, or asserted against Agent, any Lender or the Trust in any claim, litigation, proceeding or investigation instituted or conducted by any Governmental Body or instrumentality or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent, any Lender or the Trust is a party thereto, except to the extent that any of the foregoing arises out of the willful misconduct of the party being indemnified (as determined by a court of competent jurisdiction in a final and non-appealable judgment).  Without limiting the generality of the foregoing, this indemnity shall extend to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including fees and disbursements of counsel) asserted against or incurred by any of the indemnitees described above in this Section 16.5 by any Person under any Environmental Laws or similar laws by reason of any Loan Party's or any other Person's failure to comply with laws applicable to solid or hazardous waste materials, including Hazardous Substances and Hazardous Waste, or other Toxic Substances.  Additionally, if any taxes (excluding taxes imposed upon or measured solely by the net income of Agent, Lenders and the Trust, but including any intangibles taxes, stamp tax, recording tax or franchise tax) shall be payable by Agent, Lenders, the Trust or Loan Parties on account of the execution or delivery of this Agreement, or the execution, delivery, issuance or recording of any of the Other Documents, or the creation or repayment of any of the Obligations hereunder, by reason of any Applicable Law now or hereafter in effect, Loan Parties will pay (or will promptly reimburse Agent, Lenders and the Trust for payment of) all such taxes, including interest and penalties thereon, and will indemnify and hold the indemnitees described above in this Section 16.5 harmless from and against all liability in connection therewith.
16.6. Notice.
Any notice or request hereunder may be given to Borrowing Agent or any Loan Party or to Agent, any Lender or the Trust at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16.6.  Any notice, request, demand, direction or other communication (for purposes of this Section 16.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Credit Agreement shall be given or made by telephone or in writing (which includes by means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 16.6) in accordance with this Section 16.6.  Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on Section 16.6 hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 16.6.  Any Notice shall be effective:
(a) In the case of hand-delivery, when delivered;
(b) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;
(c) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or an overnight courier delivery of a confirmatory Notice (received at or before noon on such next Business Day);
(d) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number, if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;
(e) In the case of electronic transmission, when actually received;
(f) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such site) by another means set forth in this Section 16.6; and
(g) If given by any other means (including by overnight courier), when actually received.
Any Lender giving a Notice to Borrowing Agent or any Loan Party shall concurrently send a copy thereof to Agent, and Agent shall promptly notify the other Lenders of its receipt of such Notice.
(A)           If to Agent, PNC or the Trust (to PNC as Trust Agent) at:
PNC Bank, National Association
1900 East Ninth Street, 9th Floor
Mail Stop B7-YB13-09-5
Cleveland, OH 44114
Attention:                      Todd Milenius, Vice President
Telephone:                      (216) 222-9761
Facsimile:                      (216) 222-8155

with a copy to:

PNC Bank, National Association
PNC Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, Pennsylvania 15219
Attention:                      Lisa Pierce
Telephone:                      (412) 762-6442
Facsimile:                      (412) 762-8672

with an additional copy to:

Thorp Reed & Armstrong LLP
One Oxford Centre
301 Grant Street, 14th Floor
Pittsburgh, Pennsylvania  15219-1425
Attention:                      Sean M. Girdwood
Telephone:                      (412) 394-2567
Facsimile:                      (412) 394-2555
(B)           If to a Lender other than Agent, as specified on the signature pages hereof.
(C)           If to Borrowing Agent or any Loan Party:
Pac-Van, Inc.
2955 South Harding Street
Indianapolis, Indiana 46225
Attention:                      Theodore M. Mourouzis
Telephone:                      (317) 489-4778
Facsimile:                      (317) 644-3117

with a copy to:

General Finance Corporation
39 East Union Street
Pasadena, California 91103
Attention:                      Christopher A. Wilson, General Counsel
Telephone:                      (626) 584-9722 ext. 1008
Facsimile:                      (626) 795-8090
16.7. Survival.
The obligations of Loan Parties under Sections 2.2(f), 3.7, 3.8, 3.9, 4.19(h) and 16.5 and the obligations of Lenders under Section 14.7, shall survive termination of this Agreement and the Other Documents and payment in full of the Obligations.

16.8. Severability.
If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Laws, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
16.9. Expenses.
All costs and expenses including reasonable attorneys' fees and disbursements incurred by Agent on its behalf or on behalf of Lenders or by the Trust on its behalf or on behalf of Agent and/or Lenders (a) in all efforts made to enforce payment of any Obligation or effect collection of any Collateral, or (b) in connection with the entering into, modification, amendment, administration and enforcement of this Agreement and any Other Document or any consents or waivers hereunder or thereunder and all related agreements, documents and instruments, or (c) in instituting, maintaining, preserving, enforcing and foreclosing on Agent's and/or the Trust's security interest in or Lien on any of the Collateral, or maintaining, preserving or enforcing any of Agent's, any Lender's or the Trust's rights hereunder and under any Other Document and under all related agreements, documents and instruments, whether through judicial proceedings or otherwise, or (d) in defending or prosecuting any actions or proceedings arising out of or relating to Agent's, any Lender's or the Trust's transactions with any Loan Party and any third party that is a party to any Other Document or (e) in connection with any advice given to Agent, any Lender or the Trust with respect to its rights and obligations under this Agreement and any Other Document and all related agreements, documents and instruments, may be charged to Borrowers' Account and shall be part of the Obligations.
16.10. Injunctive Relief.
Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or threatens to fail to perform, observe or discharge such obligations or liabilities, any remedy at law may prove to be inadequate relief to Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
16.11. Consequential Damages.
Neither Agent, any Lender nor the Trust, nor any agent or attorney for any of them, shall be liable to any Loan Party (or any Affiliate of any such Person) for indirect, punitive, exemplary or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations or as a result of any transaction contemplated under this Agreement or any Other Document.
16.12. Captions.
The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.

16.13. Counterparts; Facsimile Signatures.
This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement.  Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.
16.14. Construction.
The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
16.15. Confidentiality; Sharing Information.
Agent, each Lender and each Transferee shall hold all non-public information obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent's, such Lender's and such Transferee's customary procedures for handling confidential information of this nature; provided, however, Agent, each Lender and each Transferee may disclose such confidential information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to Agent, any Lender or to any prospective Transferees, and (c) as required or requested by any Governmental Body or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by Applicable Law, Agent, each Lender and each Transferee shall use its reasonable best efforts prior to disclosure thereof, to notify the applicable Loan Party of the applicable request for disclosure of such non-public information (A) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of a Lender or a Transferee by such Governmental Body) or (B) pursuant to legal process and (ii) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each Loan Party hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of such Lender, it being understood that any such Subsidiary or Affiliate of any Lender receiving such information shall be bound by the provisions of this Section 16.15 as if it were a Lender hereunder.  Such authorization shall survive the repayment of the other Obligations and the termination of this Agreement.

16.16. Publicity.
Each Loan Party and each Lender hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate.
16.17. Certifications From Banks and Participants; US PATRIOT Act.
Each Lender or assignee or participant of a Lender that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA PATRIOT Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA PATRIOT Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) as such other times as are required under the USA PATRIOT Act.
16.18. Limitation of Liability of Trustee.
Notwithstanding any other provision herein or elsewhere, in no event shall Wells Fargo Delaware Trust Company, National Association or the Trustee of the Trust have any liability in respect of the representations, warranties, or obligations of the Trust hereunder or under any other document, as to all of which recourse shall be had solely to the assets of the Trust, and for all purposes of this Agreement and each other document, the Trustee of the Trust and Wells Fargo Delaware Trust Company, National Association shall be entitled to the benefits of the Trust Agreement of the Trust.
[INTENTIONALLY LEFT BLANK]

Each of the parties has signed this Agreement on the day and year first above written.
BORROWER:
Pac-Van, Inc.
By:                      /s/ Christopher A. Wilson
Name:                 Christopher A. Wilson
Title:                   Secretary
GUARANTOR:
GFN North America Corp.
By:                       /s/ Christopher A. Wilson
Name:                  Christopher A. Wilson
Title:                    Secretary

Agent and Lenders:
PNC Bank, National Association, as Administrative Agent, Collateral Agent and as Lender
By:        /s/ Todd Milenius
Name:   Todd Milenius
Title:     Vice President
Commitment Percentage:  41.176471%

Wells Fargo Bank, National Association, as Syndication Agent and as Lender
By:         /s/ James M. Stehlik
Name:    James M. Stehlik
Title:      Vice President
300 N. Meridian St., Suite 1600
Indianapolis, IN  46204
Attention:  James M. Stehlik
Telephone:                    (317) 977-1115
Facsimile:                      (317) 977-1118

Commitment Percentage:  41.176471%

Union Bank, N.A., as a Lender
By:        /s/ Erik Siegfried
Name:   Erik Siegried
Title:     Vice President
445 S. Figueroa St., 10th Floor
Los Angeles, California 90071
Attention:  Erik Sigfried
Telephone:                    (213) 236-4028
Facsimile:                      (213) 236-7637

Commitment Percentage:  17.647059%

Trust:
Pac-Van Asset Trust
By:	PNC Bank, National Association, as Trust Agent
By:        /s/ Todd Milenius
Name:   Todd Milenius
Title:     Vice President